EXHIBIT 99.6

COMPLETE APPRAISAL OF
 REAL PROPERTY

Retirement Inn of Fullerton
1621 E. Commonwealth Avenue
Fullerton, Orange County, California 92831

IN A SELF-CONTAINED
 APPRAISAL REPORT

As of 10/18/03

Prepared For:
ARV Assisted Living, Inc.
245 Fischer Avenue, D-1
Costa Mesa, CA 92626

Prepared By:
Cushman & Wakefield of California, Inc.
Senior Housing/Healthcare Industry Group
Valuation Services, Advisory Group
601 S. Figueroa Street, 47th Floor
Los Angeles, CA 90017
C&W File ID: 03-41002-9342

VALUATION SERVICES	ADVISORY GROUP

Cushman & Wakefield of California, Inc.
601 S. Figueroa Street, 47th Floor
Los Angeles, CA 90017
213-955-5130 Tel
213-627-4044 Fax
WWW.CWVAS.COM

October 31, 2003

Mr. Douglas Armstrong
Senior Vice President and General Counsel
ARV Assisted Living, Inc.
245 Fischer Avenue, D-1
Costa Mesa, CA 92626

Re:	Complete Appraisal of Real Property
In a Self-Contained Report
Retirement Inn of Fullerton
1621 E. Commonwealth Avenue
Fullerton, Orange County, California 92831

C&W File ID: 03-41002-9342

Dear Mr. Armstrong:

In fulfillment of our agreement as outlined in the Letter of Engagement, we are pleased to transmit our complete appraisal report (the “Appraisal”) on the property referenced above.

The value opinion reported below is qualified by certain assumptions, limiting conditions, certifications, and definitions, which are set forth in the Appraisal. We particularly call your attention to the following extraordinary assumptions and hypothetical conditions:

Extraordinary Assumptions:	This Appraisal assumes that the property continues to meet the licensing requirements of the State of California as a residential care facility for the elderly and continues to remain in compliance with applicable life safety codes.

This Appraisal employs no other Extraordinary Assumptions.

Hypothetical Conditions:	This Appraisal employs no Hypothetical Conditions.

This Appraisal was prepared for ARV Assisted Living, Inc. and is intended for use in connection with the proxy solicitation/tender offer filed with the SEC and distributed to the holders of limited partnership interests in American Retirement Villas Properties II (a California limited partnership) (the “Partnership”). Unless we otherwise consent in writing, the Appraisal cannot be used other than in the material related to proxy solicitation/tender offer referred to above for any purpose. If the Appraisal is submitted to a lender or investor with the prior approval of C&W, Inc., such party should consider this Appraisal as only one factor together with its independent investment considerations and underwriting criteria, in its overall investment decision. Such lender or investor is specifically cautioned to understand all Extraordinary Assumptions and Hypothetical Conditions and the Assumptions and Limiting Conditions incorporated in the Appraisal.

Mr. Douglas Armstrong
ARV Assisted Living, Inc.
October 31, 2003

This Appraisal has been prepared in accordance with our interpretation of FIRREA, the regulations of OCC, and the Uniform Standards of Professional Appraisal Practice (USPAP) including the competency provision, as promulgated by the Appraisal Institute.

The property consists of a existing 68 unit assisted living facility known as Retirement Inn of Fullerton. The facility is licensed for 99 beds. The facility contains 39,553 square feet of gross floor area and is situated on a 1.01 acre site. The facility occupancy was 82 percent at the time of inspection.

The property has been appraised as a going concern, which assumes a fair sale, which includes the transfer of a valid operating license, adequate working capital, an assembled workforce, and the transfer of all business assets necessary for the operation of a licensed assisted living facility.

The property was inspected by and the Appraisal was prepared by Sally U. Haft, MAI. This appraisal employs all three typical approaches to value: the Cost Approach, the Sales Comparison Approach and the Income Capitalization Approach. Based on our analysis and knowledge of the subject property type and relevant investor profiles, it is our opinion that all approaches would be considered meaningful and applicable in developing a credible value conclusion.

Based on our Complete Appraisal as defined by the Uniform Standards of Professional Appraisal Practice, we have developed an opinion that the going concern market value of the fee simple estate of the referenced property, subject to the assumptions and limiting conditions, certifications, Extraordinary Assumptions and Hypothetical Conditions, if any, and definitions, “as-is” on October 18, 2003 was:

TWO MILLION TWO HUNDRED THOUSAND DOLLARS

$2,200,000

The above value estimate is inclusive of $50,000 in personal property and $0 in business value as an integral part of the going concern.

Based on recent market transactions, as well as discussions with market participants, a sale of the subject property at the above-stated opinion of market value would have required an exposure time of approximately twelve (12) months. Furthermore, a marketing period of approximately twelve (12) months is currently warranted for the subject property.

VALUATION SERVICES	ADVISORY GROUP

Mr. Douglas Armstrong
ARV Assisted Living, Inc.
October 31, 2003

This letter is invalid as an opinion of value if detached from the Appraisal, which contains the text, exhibits, and Addenda.

Respectfully submitted,

CUSHMAN & WAKEFIELD OF CALIFORNIA, INC.

Sally U. Haft, MAI
Director
Senior Housing/Healthcare Industry Group
California Certified General Appraiser
License No. AG003905
sally_haft@cushwake.com
213-955-5130 Office Direct
213-477-2046 Fax

VALUATION SERVICES	ADVISORY GROUP

SUMMARY OF SALIENT FACTS

Common Property Name:	Retirement Inn of Fullerton

Location:	1621 E. Commonwealth Avenue
Fullerton, Orange County, California 92831

The subject site is located on the northwest corner of Commonwealth Avenue and Acacia Street in the city of Fullerton.

Property Description:	The property consists of a one-building, two-story assisted living facility containing 68 units on a 1.01-acre parcel of land.

Assessor’s Parcel Number:	269-103-16

Interest Appraised:	Fee Simple Estate

Date of Value:	October 18, 2003

Date of Inspection:	October 18, 2003

Ownership:	ARV Fullerton, L.P.

Occupancy:	Current physical occupancy is 82 percent.

Current Property Taxes

Total Assessment:	$2,342,790

2002 Property Taxes:	$28,519

Highest and Best Use

If Vacant:	Multi-family residential property developed to the highest density possible

As Improved:	As it is currently utilized as an assisted living facility.

Site & Improvements

Zoning:	R-3

Land Area:	1.01 acres or 43,790± square feet

Number of Units:	68

Number of Licensed Beds:	99

Number of Stories:	Two

Number of Buildings:	One

Year Built:	1974

Type of Construction:	Wood Frame

Gross Building Area:	39,553 square feet

Parking:	24 spaces (0.35 per unit)

VALUATION SERVICES	ADVISORY GROUP

SUMMARY OF SALIENT FACTS

VALUE INDICATORS

Cost Approach:

Indicated Value:	$2,600,000

Sales Comparison Approach:

Indicated Value:	$2,200,000

Income Capitalization Approach

Direct Capitalization

Net Operating Income:	$248,224

Capitalization Rate:	11.50%

Indicated Value:	$2,200,000

FINAL VALUE CONCLUSION

Going Concern Market Value As-Is	$2,200,000
Fee Simple:

Exposure Time:	Under 12 months

Marketing Time:	Under 12 months

VALUATION SERVICES	ADVISORY GROUP

SUMMARY OF SALIENT FACTS

Extraordinary Assumptions and Hypothetical Conditions

Extraordinary Assumptions

An extraordinary assumption is defined by the Uniform Standards of Professional Appraisal Practice (2001 Edition, The Appraisal Foundation, page 2) as “an assumption, directly related to a specific assignment, which, if found to be false, could alter the appraiser’s opinions or conclusions. Extraordinary assumptions presume as fact otherwise uncertain information about physical, legal or economic characteristics of the subject property; or about conditions external to the property, such as market conditions or trends; or about the integrity of data used in an analysis.”

This appraisal assumes that the property continues to meet the licensing requirements of the State of California as an assisted living facility and continues to remain in compliance with applicable life safety codes.

This Appraisal employs no other Extraordinary Assumptions.

Hypothetical Conditions

A hypothetical condition is defined by the Uniform Standards of Professional Appraisal Practice (2001 Edition, The Appraisal Foundation, page 3) as “that which is contrary to what exists but is supposed for the purpose of analysis. Hypothetical conditions assume conditions contrary to known facts about physical, legal, or economic characteristics of the subject property; or about conditions external to the property, such as market conditions or trends; or about the integrity of data used in an analysis.”

This Appraisal employs no Hypothetical Conditions.

VALUATION SERVICES	ADVISORY GROUP

PHOTOGRAPHS OF SUBJECT PROPERTY

Front View of Subject Property

West Elevation of Subject Property

PHOTOGRAPHS OF SUBJECT PROPERTY

Living Room/TV Lounge

Dining Room

PHOTOGRAPHS OF SUBJECT PROPERTY

Interior Hallway

Interior Courtyard

PHOTOGRAPHS OF SUBJECT PROPERTY

Typical Unit and Kitchenette

Rear Parking Lot

TABLE OF CONTENTS

INTRODUCTION	1
ORANGE COUNTY REGIONAL ANALYSIS	6
LOCAL AREA ANALYSIS	21
SENIOR LIVING INDUSTRY OVERVIEW	23
MANAGEMENT AND OPERATIONS OVERVIEW	31
COMPETITIVE MARKET ANALYSIS	34
SITE DESCRIPTION	50
IMPROVEMENTS DESCRIPTION	52
REAL PROPERTY TAXES AND ASSESSMENTS	56
ZONING	58
HIGHEST AND BEST USE	59
VALUATION PROCESS	61
LAND VALUATION	63
COST APPROACH	69
SALES COMPARISON APPROACH	73
INCOME CAPITALIZATION APPROACH	81
RECONCILIATION AND FINAL VALUE OPINION	101
ASSUMPTIONS AND LIMITING CONDITIONS	103
CERTIFICATION OF APPRAISAL	106
ADDENDA	107

VALUATION SERVICES	ADVISORY GROUP

INTRODUCTION

Identification of Property

Common Property Name:	Retirement Inn of Fullerton

Location:	1621 E. Commonwealth Avenue
Fullerton, Orange County, California 92831

Property Description:	The property consists of a one-building, two-story assisted living facility containing 68 units and licensed for 99 beds situated on a 1.01-acre site.

Assessor’s Parcel Number:	269-103-16

Property Ownership and Recent History

Current Ownership:	ARV Fullerton, L.P., a wholly owned subsidiary of American Retirement Villas Properties II (a California limited partnership).

Sale History:	The property has not transferred within the past three years to the best of our knowledge.

Current Disposition:	American Retirement Villas Properties II (a California limited partnership) is involved in a proxy/solicitation offer filed with the SEC that involves this property.

Intended Use and Users of the Appraisal

This Appraisal is intended to provide an opinion of the going concern market value of the fee simple interest in the property for the use of ARV Assisted Living, Inc. in connection with the proxy solicitation/tender offer filed with the SEC and distributed to the holders of the limited partnership interests in the Partnership. All other uses and users are unintended.

Dates of Inspection and Valuation

The value conclusion reported herein is as of October 18, 2003. The property was inspected on October 18, 2003 by Sally U. Haft, MAI.

Property Rights Appraised

Fee simple interest

Scope of the Appraisal

This is a Complete Appraisal presented in a self-contained report, intended to comply with the reporting requirements set forth under the Uniform Standards of Professional Appraisal Practice (USPAP) for a Self-Contained Appraisal Report. In addition, the report was also prepared to conform to the requirements of the Code of Professional Ethics of the Appraisal Institute and the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA), Title XI Regulations.

In preparation of this Appraisal, we investigated a wide array of vacant land sales in the subject’s submarket, improved sales from a local, regional or national basis, analyzed rental data, and considered the input of buyers, sellers, brokers, property developers and public

VALUATION SERVICES	1	ADVISORY GROUP

INTRODUCTION

officials. Additionally, we investigated the general regional economy as well as the specifics of the local area of the subject.

The scope of this Appraisal required collecting primary and secondary data relative to the subject property. The depth of the analysis is intended to be appropriate in relation to the significance of the appraisal issues as presented herein. The data has been analyzed and confirmed with sources believed to be reliable, whenever possible, leading to the value conclusions set forth in this report. In the context of completing this report, we have made a physical inspection of the subject property and the comparables. The valuation process involved utilizing market-derived and supported techniques and procedures considered appropriate to the assignment.

The scope of this analysis, and the analysis contained herein, is reflective of “the amount and type of information researched and the analysis applied in an assignment” (2001 USPAP, page 4). This appraisal employs all three typical approaches to value: the Cost Approach, the Sales Comparison Approach and the Income Capitalization Approach. Based on our analysis and knowledge of the subject property type and relevant investor profiles, it is our opinion that all approaches would be considered meaningful and applicable in developing a credible value conclusion.

Definitions of Value, Interest Appraised and Other Terms

The following definitions of pertinent terms are taken from the Dictionary of Real Estate Appraisal, Third Edition (1993), published by the Appraisal Institute, as well as other sources.

Market Value

Market value is one of the central concepts of the appraisal practice. Market value is differentiated from other types of value in that it is created by the collective patterns of the market. A current economic definition agreed upon by agencies that regulate federal financial institutions in the United States of America follows, taken from the glossary of the Uniform Standards of Professional Appraisal Practice of The Appraisal Foundation:

The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

1.	Buyer and seller are typically motivated;

2.	Both parties are well informed or well advised, and acting in what they consider their own best interests;

3.	A reasonable time is allowed for exposure in the open market;

4.	Payment is made in terms of cash in US dollars or in terms of financial arrangements comparable thereto; and

5.	The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

VALUATION SERVICES	2	ADVISORY GROUP

INTRODUCTION

Fee Simple Estate

Absolute ownership unencumbered by any other interest or estate, subject to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat.

Going Concern Value

The value created by a proven property operation; considered as a separate entity to be valued with a specific business establishment. Common going-concern appraisals are conducted for assisted living facilities, nursing homes, hotels and motels, restaurants, bowling alleys, industrial enterprises, retail stores, and similar property uses. For these property types, the physical real estate assets are integral parts of an ongoing business such that the market values from the land and building are difficult, if not impossible, to segregate from the total value of the ongoing business.

Market Rent

The rental income that a property would most probably command on the open market, indicated by the current rents paid and asked for comparable space as of the date of appraisal.

Cash Equivalent

A price expressed in terms of cash, as distinguished from a price expressed totally or partly in terms of the face amounts of notes or other securities that cannot be sold at their face amounts.

Market Value As Is on Appraisal Date

The value of specific ownership rights to an identified parcel of real estate as of the effective date of the appraisal; related to what physically exists and is legally permissible and excludes all assumptions concerning hypothetical market conditions or possible rezoning.

Exposure Time and Marketing Time

Exposure Time

Under Paragraph 3 of the Definition of Market Value, the value opinion presumes that “A reasonable time is allowed for exposure in the open market”. Exposure time is defined as the length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at the market value on the effective date of the appraisal. Exposure time is presumed to precede the effective date of the appraisal.

The reasonable exposure period is a function of price, time and use. It is not an isolated opinion of time alone. Exposure time is different for various types of real estate and under various market conditions. As noted above, exposure time is always presumed to precede the effective date of appraisal. It is the length of time the property would have been offered prior to a hypothetical market value sale on the effective date of appraisal. It is a retrospective opinion based on an analysis of recent past events, assuming a competitive and open market. It assumes not only adequate, sufficient and reasonable time but adequate, sufficient and a reasonable marketing effort. Exposure time and conclusion of value are therefore interrelated.

VALUATION SERVICES	3	ADVISORY GROUP

INTRODUCTION

Based on discussions with market participants and information gathered during the sales verification process, a reasonable exposure time for the subject property at the value concluded within this report would have been approximately twelve (12) months. This assumes an active and professional marketing plan would have been employed by the current owner.

Marketing Time

Marketing time is an opinion of the time that might be required to sell a real property interest at the appraised value. Marketing time is presumed to start on the effective date of the appraisal. (Marketing time is subsequent to the effective date of the appraisal and exposure time is presumed to precede the effective date of the appraisal). The opinion of marketing time uses some of the same data analyzed in the process of estimating reasonable exposure time and it is not intended to be a prediction of a date of sale.

We believe, based on the assumptions employed in our analysis, as well as our selection of investment parameters for the subject, that our value conclusion represents a price achievable within twelve (12) months.

Legal Description

The subject site is identified by the Orange County assessor as Assessor’s Parcel Number 269 - 103-16. A complete legal description is located in the Addenda to this report.

VALUATION SERVICES	4	ADVISORY GROUP

REGIONAL MAP

REGIONAL MAP

VALUATION SERVICES	5	ADVISORY GROUP

ORANGE COUNTY REGIONAL ANALYSIS

Introduction

The short- and long-term value of real estate is influenced by a variety of factors and forces that interact within a given region. Regional analysis serves to identify those forces that affect property value, and the role they play within the region. The four primary forces that influence real property value include environmental characteristics, governmental forces, social factors, and economic trends. These forces determine the supply and demand for real property, which, in turn, affect market value.

The subject property is located in Fullerton, California within Orange County, which is part of the greater Los Angeles Consolidated Metropolitan Statistical Area (CMSA).

Regional Economic and Demographic Analysis

Regional Area Overview

Of the four Primary Metropolitan Statistical Areas (PMSAs) comprising the Los Angeles Consolidated Metropolitan Statistical Area (CMSA) in Southern California, the Orange County (PMSA) is the smallest in terms of geography. The three other PMSAs are Los Angeles-Long Beach, Ventura, and Riverside-San Bernardino. The Orange County PMSA itself consists solely of Orange County and encompasses 789 square miles and 34 incorporated cities. The cities of Santa Ana and Anaheim are the largest incorporated areas within the Orange County PMSA. Orange County’s location provides excellent access to major north-south interstate highways, John Wayne International and Los Angeles International airports, and the nearby Port of Los Angeles-Long Beach.

LOS ANGELES CMSA INCLUDING ORANGE COUNTY PMSA

Source: Cushman & Wakefield Analytics

While the economies of the four PMSAs that comprise the regional CMSA are intertwined with each other, each PMSA is also distinguished by its own economic and demographic characteristics. While Los Angeles is by far the largest economy among the four PMSAs in terms of gross metro product (GMP), total employment and population, Orange County is the most productive economy with the highest per capita GMP ($43,700) in the CMSA.

VALUATION SERVICES	6	ADVISORY GROUP

ORANGE COUNTY REGIONAL ANALYSIS

Within the CMSA, Orange County is the second largest economy in terms of GMP and employment. It is also the region’s most diverse economy in terms of industry sectors, with a significant high-tech sector and potential for significant growth in the aerospace and satellite telecommunications industries. Trade is a key component of its economy, as many foreign producers have marketing and distribution centers in Orange County. The focus on international trade with Asia has resulted in Asian firms expanding into Orange County and establishing their U.S. headquarters offices within the county. Most Asian automakers, for example, have a major presence, and this is likely to expand as the Korean makers grow their U.S. operations. While Orange County’s costs of doing business and living are high, the metro area’s quality of life is often considered conducive for top-level operations.

Orange County’s primary regions are:

•	The Greater Airport Area, which serves as the county’s Central Business District (CBD) and contains the bulk of the county’s Class A office inventory. The Greater Airport Area is favored by law firms and accounting firms. Experian, the credit-reporting agency relocated here during 2002. The region’s largest office user is Connexant, with its 1.2 million square foot campus. Accessibility of the area is enhanced by both Highway 55 and I-405, as well as John Wayne Airport

•	Central County also has a large number of Class A and Class B office users. This area tends to attract insurance companies, pharmaceutical companies and Disney’s office support operations.

•	South County, which has been the fastest growing region in Orange County, has the highest concentration of “new economy” businesses, and supporting industries, including legal and accounting. South County is also the area within the county most affected by the cooling economy, but its high-tech fallout has been less severe than those of Los Angeles West or Silicon Valley in Northern California. Irvine Spectrum is becoming favored by both domestic and Asian automakers for executive offices, marketing and design centers. Ford, Jaguar, Hyundai, Kia, Mazda and Nissan have office operations in South County.

•	West County has a significant presence of Japanese firms, including, Panasonic, Kawasaki, Yamaha, Honda and Mitsubishi.

Demographic Profile

Compared to the U.S. overall, Orange County has a significantly younger population that is both more affluent and better educated. The metro area’s median age is a young 33.5 years – significantly below the median age across the nation’s top 100 largest metropolitan areas (Top 100) and the U.S. overall of 35.1 and 35.6 years, respectively. Orange County is among the most affluent metro areas in the nation, with a median household income 26 percent above that of the Top 100. Orange County’s share of households with incomes over $100,000 (29 percent) is nearly twice that of the nation overall and nearly 50 percent larger than the share within the Top 100.

Orange County’s higher incomes correlate strongly with its highly educated workforce. Over 28 percent of the population has a bachelor or graduate degree, compared to about 24 percent for the Top 100. While 54 percent of the U.S. population has only a high school education or less, that figure is significantly lower in Orange County at only 38 percent.

VALUATION SERVICES	7	ADVISORY GROUP

ORANGE COUNTY REGIONAL ANALYSIS

DEMOGRAPHIC CHARACTERISTICS
Orange County PMSA vs. Top 100 and U.S.
2002 Estimates

	Orange County	Top 100
Characteristic	PMSA	Metro Areas*	U.S.

Median Age (years)	33.5	35.1	35.6
Average Annual Household Income	$90,500	$72,700	$64,300
Median Annual Household Income	$68,900	$54,700	$47,500
Households by Annual Income Level:
<$25,000	12.7%	21.0%	25.3%
$25,000 to $49,999	21.7%	25.1%	27.3%
$50,000 to $74,999	20.7%	20.8%	20.2%
$75,000 to $99,999	16.0%	13.4%	11.8%
$100,000 plus	29.0%	19.7%	15.5%
Education Breakdown:
< High School	18.7%	21.8%	24.1%
High School Graduate	19.7%	27.8%	29.8%
College < Bachelor Degree	33.3%	26.5%	25.4%
Bachelor Degree	19.0%	15.5%	13.5%
Advanced Degree	9.4%	8.4%	7.3%

Source: Claritas, Inc., Cushman & Wakefield Analytics

*	The Top 100 Metro Areas are comprised of the 100 largest metropolitan statistical areas within the U.S. in terms of total employment as of 2002.

Population

The rate of growth in Orange County’s population, which topped 2.9 million in 2002, significantly exceeded the population growth rate across the Top 100 during the past 10 years. Prospective new residents were drawn by the county’s high-paying jobs and excellent quality of life. Between 1992 and 2002, the PMSA experienced an average annual population growth rate of 1.6 percent – 27 percent higher than the Top 100 annual rate of 1.3 percent. This trend is expected to continue through 2007, as Orange County’s population is expected to grow on average by 1.3 percent annually, compared to the projected 1.1 percent per year growth rate of the Top 100.

Net migration into Orange County remains positive. Like most California metro areas, demographic patterns are bolstered by significant flows of international migrants. This helps support residential development in the county. Given that immigration flows have been strong for the past decade, builders now find themselves focusing on the market niche of immigrants who have sufficient assets to buy homes.

VALUATION SERVICES	8	ADVISORY GROUP

ORANGE COUNTY REGIONAL ANALYSIS

POPULATION GROWTH BY YEAR
Orange County PMSA vs. Top 100
1990 – 2007

Source: Economy.com, Cushman & Wakefield Analytics

NOTE:	In this Exhibit and all subsequent time-series graphs, the shaded bars indicate the periods of a U.S. economic recession

Within the Los Angeles CMSA, Orange County outpaced the Los Angeles and Ventura PMSAs, but lagged the Riverside-San Bernardino PMSA in terms of population growth rate during the past 10 years. These relative trends are expected to change during the next four years, however, as Ventura County is expected to grow more rapidly than Orange County. Population growth in Orange County through 2007 is expected to slow to an average annual rate of 1.3 percent – lagging its pace during the last 10 years by 30 basis points. It is noteworthy that Orange County is the only PMSA among the four in the Los Angeles CMSA in which the population growth rate through 2007 is expected to be slower than during the previous 10 years.

ANNUALIZED POPULATION GROWTH BY PMSA
Los Angeles CMSA including Orange County PMSA
1992 – 2007

				Annual	Annual
			2007	Growth	Growth
Population (000s)	1992	2002	Forecast	92-02	02-07

United States	256,943.8	288,659.5	301,310.2	1.2%	0.9%
Top 100 MSAs	160,017.2	181,966.9	191,733.8	1.3%	1.1%
Los Angeles CMSA	15,057.9	17,044.2	18,430.2	1.2%	1.6%
Los Angeles PMSA	9,055.4	9,806.6	10,326.1	0.8%	1.0%
Orange County PMSA	2,497.0	2,938.5	3,129.6	1.6%	1.3%
Riverside-San Bernardino PMSA	2,821.3	3,515.2	4,126.8	2.2%	3.3%
Ventura PMSA	684.1	783.9	847.7	1.4%	1.6%

Source: Economy.com, Cushman & Wakefield Analytics

VALUATION SERVICES	9	ADVISORY GROUP

ORANGE COUNTY REGIONAL ANALYSIS

Orange County’s population is concentrated in the northwestern portion of the county, between Interstates 405 and 5, in the communities of Buena Park, Cypress, Garden Grove, Westminster, Santa Ana, Tustin, and Costa Mesa south of the 405. The southern region of the county, particularly those areas northeast of Interstate 5 is less developed, as are the coastal areas south of Costa Mesa.

POPULATION PER SQUARE MILE BY ZIP CODE
Orange County PMSA
2002

Source: Claritas, Inc., Cushman & Wakefield Analytics

Households

Unlike its population growth, which exceeded the Top 100 pace, Orange County’s household formation rate only kept pace with the Top 100 rate of household formations. Both Orange County’s household formation rate, and that of the Top 100 averaged 1.3 percent annually between 1992 and 2002. Household formations within the PMSA have lagged population growth, indicating that the average household size is increasing, and is an indicator of low housing affordability within the county. The Top 100, in contrast, has seen its population growth rate match its household formation rate over the past 10 years. Through 2007, household formation in Orange County is forecast to outpace the Top 100, however, with a 1.6 percent annual average growth rate, while the Top 100 continue to expand at 1.3 percent annually.

VALUATION SERVICES	10	ADVISORY GROUP

ORANGE COUNTY REGIONAL ANALYSIS

HOUSEHOLD GROWTH BY YEAR
Orange County PMSA vs. Top 100
1990 – 2007

Source: Economy.com, Cushman & Wakefield Analytics

Income

Orange County’s 2002 estimated median household income is $68,900, a significant 26 percent higher than the Top 100 median of $54,700. Over the past 10 years, Orange County’s 2.5 percent average annual growth in median household income significantly lagged the Top 100 average annual increase of 3.7 percent. Through 2007, however, Orange County’s median household income growth is expected to grow on average at 3.1 percent per year, significantly exceeding the projected Top 100 average of 2.7 percent.

Of the region’s four PMSAs, Orange County ranks second in median household income, just slightly behind the Ventura PMSA. Between 2002 and 2007, Ventura County’s median household income is forecast to match the aforementioned average annual growth rate of Orange County. The median household income growth for Los Angeles and Riverside PMSAs are forecast to average 2.6 and 2.5 percent annually, respectively.

The most significant concentrations in Orange County of households with high median incomes are in the more sparsely populated northeast area near Yorba Linda and Placentia, the southeast in Santa Margarita, and in the somewhat more densely populated communities of Newport Beach and Costa Mesa. The north and west portions of the county are uniformly middle income.

VALUATION SERVICES	11	ADVISORY GROUP

ORANGE COUNTY REGIONAL ANALYSIS

AVERAGE HOUSEHOLD INCOME DISTRIBUTION BY ZIP CODE
Orange County PMSA
2002

Source: Claritas, Inc., Cushman & Wakefield Analytics

Regional Economic Overview

Aside from Riverside-San Bernardino, Orange County is the most stable economy in southern California. It has pulled out of its recession, but the recovery to date is modest at best. While down from the beginning of 2003, total payroll employment remains level with one year ago and its unemployment rate is just over 4 percent.

Retailing continues to expand, an indicator that consumer confidence and household finances are stable. This is confirmed by a steady number of personal bankruptcy filings over the past two years. Thus, households have been able to continue spending on personal goods and services and housing. Rising home equity also has provided some cushion for Orange County homeowners as a source of cash to supplement income flows. Local consumer spending has been a critical factor in keeping the economy stable in recent months through leisure services, housing and other consumer services.

Orange County’s information services industry has halted its slide with employment now stabilized. This industry is small, but the improvement is significant since it includes software and data services, two industries that should respond quickly to an improved national economy.

VALUATION SERVICES	12	ADVISORY GROUP

ORANGE COUNTY REGIONAL ANALYSIS

Broad swaths of the local economy including construction, government, healthcare, education, and professional and business services remain stable. This is indicative of a generally balanced economy but one with little stimulus from broader demand nationwide and globally. Employment in Orange County’s aerospace defense industry has leveled off and could begin to rise during the latter half of 2003 as defense order begin to build. Otherwise, the remainder of the economy awaits a rebound.

The county’s relatively large manufacturing industries have barely slowed their pace of payroll cutbacks. Nearly 20 percent of Orange County’s manufacturing employment has been downsized since the peak in late 2000, a loss of 42,000 jobs. Electronics and apparel makers continue to cut costs and move production overseas, while keeping their headquarters and design units in Orange County. These jobs encompassed a wide range of skill and salary levels, most of which will not return to Orange County even when the economy rebounds, as nearly all commodities from chips to apparel can be produced overseas at much lower cost. Further cuts may be forthcoming at bellwether firms such as Ingram Micro or Microsemi this year, and no stability in manufacturing is expected until 2004. Similarly, some back-office support functions, such as call centers and telecom service centers, have left for good. Orange County’s high business and living costs are a disadvantage for these industries.

Remaining in Orange County will be the more productive aspects of manufacturing industries and their marketing, design, and headquarters functions. Electronics and pharmaceuticals are examples of such activity, and defense aerospace also has considerable potential. Also included will be the myriad of foreign firms that headquarter themselves in Orange County to be near southern California ports of entry and within the large southwestern market area. Import trade through these ports has been level and export trade has fallen for two consecutive years, limiting the near-term growth potential of global trade flows, which may not improve until 2004.

Orange County’s stable economy keeps the commercial real estate market from turning around. Commercial construction is buoyed only by a steady supply of new retail space, but office and industrial building permit issuance has fallen sharply and will not rebound for another year. Residential construction, on the other hand, remains robust. The market is nearly balanced between supply and demand, although price appreciation continues in excess of 20 percent annually, indicating some risk of an overpriced market. This will become a problem if demand suffers some downside shock. Given the deteriorating affordability in Orange County’s housing market and the prospect of higher interest rates by the end of the year, the market could experience a price correction.

With Orange County’s preponderance of regional and national headquarters and marketing operations, the economy should improve in the second half as national business and consumer conditions improve. Only weak manufacturing conditions will moderate this outlook, although by 2004, even they will see some improvement. Good quality of life factors will keep high value added industries in Orange County, keeping the economy an above average performer for the remainder of the decade.

Gross Product

In the latter 1990s during the years prior to the recent national recession, Orange County’s economic growth was impressive. The local economy benefited from the late 1990s technology boom, a well-educated population supported an expanding pool of high-tech workers, a strong national economy, increasing tourism and extensive foreign investment. Its gross metro product (GMP) growth strongly exceeded the Top 100 GMP growth between 1997 and 1999 – growing roughly 30 percent faster than the Top 100 rate over that same period. Building on its many strengths, between 2002 and 2007, the Orange County economy is expected to slightly

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outperform the Top 100 metro areas with an average annual growth in its GMP of 3.5 percent, compared to 3.0 percent for the Top 100 overall.

REAL GROSS PRODUCT GROWTH BY YEAR
Orange County PMSA vs. Top 100
1990 – 2007

Source: Economy.com, Cushman & Wakefield Analytics

Employment Trends

Orange County’s employment base is among the more diverse in the nation. Reflective of its higher average and median household incomes, Orange County is more heavily weighted in the high-paying sectors of Manufacturing, Financial Activities, and Professional and Business Services than the nation’s Top 100 metro areas. Relative to the Top 100, the Orange County employment base is significantly under-weighted in the Education and Health Services and Government sectors.

EMPLOYMENT BY SECTOR
Orange County PMSA vs. Top 100
2002

Source: Economy.com, Cushman & Wakefield Analytics

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ORANGE COUNTY REGIONAL ANALYSIS

While the previous national recession of the early 1990s resulted in negative employment growth for the Top 100 in 1991 and 1992, employment growth in Orange County did not rebound until 1994. While Orange County was late exiting that recession of the previous decade, it is expected to rebound from the 2001 U.S. recession more quickly than the Top 100 overall.

Between 1996 and 2001, Orange County was one of the main beneficiaries of the nation’s economic growth and technology boom. Foreign firms increasingly chose to locate in Orange County, drawn by its quality of life and proximity to the Ports of Los Angeles and Long Beach. During 1997 and 1998 in particular, population, household formations and GMP all surged, and Orange County experienced exceptionally strong employment growth, well in excess of the Top 100. Between 2003 and 2007, Orange County’s employment growth is projected to outpace that of the Top 100 by roughly 60 basis points, with a projected overall average annual growth rate of 2.2 percent.

TOTAL EMPLOYMENT GROWTH AND UNEMPLOYMENT RATE BY YEAR
Orange County PMSA vs. Top 100
1990 – 2007

Source: Economy.com, Cushman & Wakefield Analytics

Since 1996, Orange County has maintained a lower unemployment rate than the average across the Top 100. In 2002, Orange County’s unemployment rate was a low 4.1 percent – much lower than the Top 100 unemployment rate of 5.6 percent. While the county’s rate is expected to climb to 4.2 percent in 2003, it is forecast to decrease once again between 2004 and 2007 down to 3.4 percent – remaining roughly 1.6 percentage points below the Top 100 rate.

The Orange County PMSA is headquarters to five of the nation’s Fortune 500 corporations: Ingram Micro (rank 76), PacifiCare Health System (170), Fluor Corporation (186), The First American Corporation (351) and Pacific LifeCorp (419). The 20 largest employers in the county are listed on the following page.

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ORANGE COUNTY REGIONAL ANALYSIS

TOP NON-GOVERNMENT EMPLOYERS
Orange County PMSA
2002

Number of PMSA
Employer	Employees

Walt Disney Company	21,000
University of California Irvine	15,800
The Boeing Company	10,800
Albertsons, Inc.	8,700
St. Joseph Health System	8,600
Tenet Healthcare Corporation	8,400
Yum! Brands	6,500
SBC Communications	6,000
Target Corporation	5,400
California State University, Fullerton	5,200
BankAmerica Corporation	4,800
The Kroger Co.	4,700
Marriott International, Inc.	4,500
First American Corporation	4,400
Home Depot, Inc.	4,100
Memorial Health Services	3,800
PacifiCare Health Systems, Inc.	3,800
Edison International	3,700
Wal-Mart Stores Inc.	3,600
Hoag Memorial Hospital Presbyterian	3,600

Source: Orange County Business Journal, December 2002; Cushman & Wakefield Analytics

Office-using Employment

After lackluster growth in office-using employment during the early 1990s, Orange County’s office-using employment growth has strongly exceeded the Top 100’s average growth since 1997. Over the entire 10-year period, Orange County’s growth in office-using employment essentially matched that of the Top 100 overall. While the nation is currently recovering from an economic downturn, reflected by negative office-using employment growth for the Top 100, Orange County’s total office-using employment has continued to grow – albeit slowly. Office- using employment growth in Orange County is expected to average annual growth of 3.6 percent through 2007 – comfortably exceeding the projected Top 100 average annual growth rate of 2.1 percent.

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ORANGE COUNTY REGIONAL ANALYSIS

OFFICE USING EMPLOYMENT GROWTH BY YEAR
Orange County PMSA vs. Top 100
1990 – 2007

Source: Economy.com, Cushman & Wakefield Analytics

OFFICE-USING EMPLOYMENT PER SQUARE MILE BY ZIP CODE
Orange County PMSA
2002

Source: Claritas, Inc., Cushman & Wakefield Analytics

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ORANGE COUNTY REGIONAL ANALYSIS

Orange County’s office-using employment is concentrated in the center of the county near the division of Interstates 5 and 405. The market areas with relatively high shares of office employment include the Greater Airport Area from Irvine to Costa Mesa, South County near Lake Forest, and Central County near the cities of Orange, Santa Ana and Garden Grove.

Transportation Network

In central Orange County between Fullerton and Irvine, the Orange County Transportation Authority (OCTA) is developing a heavily debated 30.1-mile rail corridor, which is anticipated to be completed in 2008. As is the case throughout most of Southern California, however, the automobile remains the focus of Orange County’s transportation infrastructure. Much of the transportation resources are devoted to enhancing the freeway system. High-occupancy vehicle (HOV) lanes have been added to many freeways in an effort to promote carpooling. Privately owned toll roads – the first for California – have also been developed in an effort to ease congestion.

One of the challenges facing Orange County is its poor access by air. Orange County’s primary airport is John Wayne Airport in Santa Ana, which served 7.9 million passengers in 2002 – slightly above its 2000 passenger volume and a strong rebound from its 2001 volume of 7.3 million passengers. John Wayne Airport, however, lacks the capacity of Los Angeles International (LAX) to the north, which remains the dominant airport in the region. Long Beach Airport is also nearby and is an emerging west coast hub for low cost carrier JetBlue, which serves New York, Washington, D.C. and the San Francisco Bay Area (Oakland). Also within Orange County is a municipal airport in Fullerton.

Quality of Life/Amenities

Major Attractions and Amenities

Orange County has nine beaches along its 42 miles of coastline. Among them, Laguna Beach and Newport Beach are the most popular. One of the favorite leisure activities is shopping, and the county has five major shopping malls including South Coast Plaza, Fashion Island, Brea Mall, Tustin Marketplace and MainPlace.

Disneyland, along with Disney’s new “California Adventure” park that opened in 2001, are the definitive tourist attractions within Orange County. Other amusement parks include Knotts Berry Farm and LegoLand. Attractions also include Arrowhead Pond of Anaheim, Balboa Island, Crystal Cathedral, Orange County Performing Arts, Old Mission San Juan Capistrano, Old World Village and the Richard Nixon Library. Much of Orange County is within an hour’s drive to the numerous cultural arts and attractions in Los Angeles.

Orange County has but two major league sports teams – the World Champion Anaheim Angels baseball team and the Mighty Ducks hockey team, but neither an NBA nor NFL franchise. Orange County, however, is within the greater Los Angeles media market – the nation’s second largest after New York.

Education

Educational opportunities abound within the metro area with 10 public and seven private colleges/universities serving the communities, the most notable being University of California Irvine and California State University Fullerton.

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MAJOR LOS ANGELES COLLEGES/UNIVERSITIES
Orange County PMSA
2001

Full/Part Time
College/University	Enrollment

Rancho Santiago Community College	53,700
N Orange County School of Continuing Ed.	34,000
California State University Fullerton	30,400
Orange Coast College	22,000
University of California Irvine	21,600
Fullerton College	20,000
Cypress College	14,000
Golden West College	12,800
Irvine Valley College	10,500

Source: Cushman & Wakefield Analytics

Medical Facilities

Orange County boasts a substantial number of healthcare facilities. The top hospitals in the county are: Fountain Valley Regional Hospital and Medical Center (acute care facility in West County), Hoag Memorial Hospital Presbyterian (acute care), Mission Hospital Regional Medical Center (largest medical center in South County), St. Joseph Hospital Nasal and Sinus Center (Southern California’s first nasal and sinus center), St. Jude Medical Center (largest hospital serving North County), South Coast Medical Center and University of California Irvine Medical Center (the only university hospital in Orange County).

Regional Summary

Orange County’s economy will remain tepid at best in 2003 due to its links to uncertain consumer and business travel trends. Longer term, however, expectations are more positive. Research and development, from both universities and the private sector, play a major role in Orange County’s economic growth. The metro area’s rebounding aerospace defense industry is expected to benefit from increased military spending as contracts filter down to Orange County’s small, entrepreneurial defense subcontractors. The expanding biotech and its other high-value industries such as aerospace and telecommunications, and its fairly balanced commercial real estate markets will help return Orange County to above average economic growth. And, foreign investment is extensive throughout the metro area.

In addition to aerospace, technology forms a large part of the Orange County economy, creating high-value products that are sold to national and global markets. The local economy’s recent downturn has been due, to a large degree, to weak demand for these products. The current year is forecast to see improvement as defense procurements are expected to rise in both 2003 and 2004, supporting both the aerospace and instrumentation industries. Similarly, the moderate turnaround in business equipment spending will likely accelerate during 2003, supporting the local computer and electronics industries.

Orange County’s diverse economy and its links to national and international markets will support the economy over the long term. The county’s excellent quality of life, educated workforce and rising profile as a headquarters location are expected to help maintain its strong economic growth.

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LOCAL AREA MAP

LOCAL AREA MAP

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LOCAL AREA ANALYSIS

Location

The property is located in Orange County, within the city of Fullerton. Fullerton is located in northern Orange County near the southern Los Angeles County boundary. Fullerton is accessed by Interstates 5 and 605 which travels north/south and are located north of Fullerton. State Route 57 also travels north/south and is located south of Fullerton. State Routes 91 and 60 travel in an east/west direction and are located south and north of Fullerton, respectively.

The boundaries of the subject neighborhood are Chapman Avenue to the north, State College to the east, Orangethorpe and Harbor Boulevard to the west. The property is located on the northwest side of Commonwealth Avenue and Acacia Street. According to the Orange County Assessor’s records, the site is identified as tax parcel number 269-103-16.

Commonwealth Boulevard is a four-lane primary north-south arterial that travels through Fullerton. Acacia Street is a two-lane secondary connector street that runs north and south.

Secondary streets in the immediate area are neighborhood collector streets. All surface streets are in good condition and have wide medians, sidewalks and attractive landscaping. There is local bus service available in the city. Most of the streets are improved with sidewalks, curbs and gutters in the subject’s vicinity.

The immediate area surrounding the subject is characterized by primarily residential uses. Adjacent east of the subject is a high school followed by single-family residences. Single family residences are also located to the west. Multi-family residential development is located to the north and the south. The Acacia Villa assisted living facility is located two blocks north on the corner of Chapman Avenue and Acacia Street. Fullerton Gardens, an Alzheimer facility is located several blocks west of the subject on Commonwealth Avenue.

There are no detrimental uses in the local area that would impact the subject’s use. The general area is outside of the 100 and 500-year floodplains as identified on the FEMA maps. No unusual noise pollution was observed. No noxious odors were noted at or near the subject and none were reported.

The primary medical facility serving the Fullerton area is the St. Jude Medical Center located approximately 3 miles west. There are also a number of skilled nursing facilities and medical clinics in the greater immediate area.

Demographics

Population

The area’s demographic characteristics within the Fullerton region were reviewed. Claritas, Inc. provides historical, current and forecasted population estimates for the area.

The 2001 population of the City of Fullerton was 129,116 in 2002. Between 2000 and 2002, the population within Fullerton increased by an annual rate of 1.23 percent. The rate of growth is projected to increase moderately during the next five years. By the year 2007, the population of Fullerton is expected to increase to 136,992 persons, representing annual average growth of 1.19 percent between 2002 and 2007.

The 2002 population within a 5-mile radius surrounding the subject site is 485,646. Between 2000 and 2002, the population within this radius increased by an annual rate of 1.31 percent. The rate of growth is projected to increase during the next five years. By the year 2007, the population within this radius will have increased to 517,061 persons, representing annual average growth of 1.26 percent between 2002 and 2007.

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LOCAL AREA ANALYSIS

Households

A household consists of all the people occupying a single housing unit. According to Claritas, Inc., the persons per household in Fullerton averaged 2.84 people and averaged 3.19 people within a 5-mile radius in 2002. The areas average household size is similar to the county and state as a whole at 3.01 and 2.88 persons per household, respectively.

Income

Income levels, either on a per capita, per family or household basis, of the residents of the market area form an important component of this total analysis. According to Claritas, Inc., the average household within Fullerton has an average income of $76,788 per capita and $75,129 per household within a 5-mile radius. The average household income for the county and state was $90,490 and $75,364, respectively for 2002.

Conclusions

In summary, the subject site is located in an established residential and commercial area. The trends for the local area appear stable and healthy. A moderate supply of vacant land is available for development. No known land use changes were reported or observed. No demolition or closing of senior housing facilities was identified. We anticipate the neighborhood will achieve moderate growth in property values into the foreseeable future.

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SENIOR LIVING INDUSTRY OVERVIEW

Independent Living

Congregate care or independent living units are designed for seniors who pay for some congregate services (i.e. housekeeping, transportation, meals, etc.) as part of the monthly fee or rental rate, and who require little, if any, assistance with activities of daily living. Residents of congregate/independent living units may have some health care-type services provided to them by in-house staff or an outside agency. Congregate units may be part of a congregate residence, a property that provides congregate and assisted living services, or a continuing care retirement community.

The retirement housing industry overall has matured considerably over the past two decades as the elderly population has increased and seniors have come to accept and seek alternatives to remaining in their homes. Retirement housing has expanded beyond the early dominance of life care and continuing care retirement communities (CCRCs). These communities, which typically included independent living and nursing care on a single campus, typically charged residents an entrance fee and a monthly fee. Rental retirement communities represented a major area of growth in the 1980s, fueled in part by the Department of Housing and Urban Development’s 221(d)(4) Retirement Service Center mortgage insurance program. Although the program no longer exists, the rental model is still a popular option for newly developed retirement communities. In addition, a small but definite increase in the number of cooperatives and condominiums has taken place, particularly among communities targeting a more affluent segment of the elderly population.

The retirement community of today is a smaller complex consisting of 100 to 200 independent living units versus the 200 to 300 independent living units that characterized the early CCRCs. In some cases, the communities are being developed in stages to avoid some of the up front risk associated with initial lease-up and to allow the facility to be more responsive to the market needs and preferences.

The rental retirement communities of the early 1980s typically offered no nursing care or assistance with daily living. These facilities were designed to provide hospitality services such as meals, housekeeping, transportation, and activities. These facilities met with slow lease-up rates and exceedingly high turnover due to their inability to meet changing resident needs.

Independent living communities, particularly rental communities, are least heavily monitored and governed by state regulations. In some states, this has resulted in a fair degree of flexibility in providing additional services.

It has become quite clear over the past ten years that the retirement communities are attracting an older and somewhat frailer population than originally anticipated. The average age of entrance into independent living units is between the late 70’s and early 80’s, rather than the late 60’s and early 70’s originally anticipated. As a result of the change in resident profile as well as the experience gained in the 1980s, it is clear that some form of health care or supportive services for the frail elderly is a necessary component of a retirement community.

Assisted Living

The emergence of assisted living as an option in the long-term care continuum for elders in the 1990’s represented the convergence of social, political, economic and treatment trends. Prior to this, most dependent seniors had only two long-term care options: be cared for by a family member or enter a nursing home. Today, as the number of elders and their frailty increases, these options have proven inadequate for seniors, their families and society. For many elderly, nursing homes are overly intensive and expensive. Therefore, for the segment of seniors with

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SENIOR LIVING INDUSTRY OVERVIEW

moderate to intermediate care needs, assisted living has become a favored form of long-term care.

The Assisted Living Facilities Association of America (ALFAA) defines assisted living as a special combination of housing, personalized supportive services and health care designed to respond to the individual needs of those who require help in activities of daily living, but do not need the skilled medical care provided in a nursing home. Assisted living care promotes the maximum independence of dignity for each resident and encourages the involvement of a resident’s family, neighbors and friends.

Although industry proponents are clear as to the general characteristics and philosophy of an assisted living community, there is no national agreement on the details and legal definition of assisted living. As the assisted living industry becomes increasingly standardized, and as the industry expands, it can expect to acquire a defined legal status with respect to licensure, reimbursement and financing.

Some states have enacted laws using the term assisted living, however, in most jurisdictions licensure statutes combine a variety of terms and programs. In referring to residential housing and services, most state licensing laws use terms such as: rest homes, homes for the aged, supportive living facilities, residential care facilities, board and care homes, elderly group homes, congregate care housing and senior housing.

Assisted living programs are located in a variety of environments. They may be housed in newly constructed freestanding facilities, retrofitted buildings such as former hotels, units attached to nursing homes, senior apartments with services, units within CCRC developments and congregate care units. Whatever the environment, there must be private, or at a minimum companion suite residential living space.

Typically, a resident will have a compact studio or efficiency apartment. Living space will almost always include a private bathroom. The living space may or may not include a kitchen or kitchenette, washer and dryer, a living room or storage space. Economics generally dictate the size of the private living space, which can range from a small one-room efficiency of less than 300 square feet to a large one-bedroom apartment of 750 square feet.

Assisted living residences also provide for a considerable amount of common space for the residents to share. Newer assisted living facilities generally allocate from 30 percent to 40 percent of all gross square footage of the building to common area. Such space includes dining rooms, libraries, lounges, activity centers, kitchens and laundry rooms. The size of an assisted living facility depends on many variables including market forces and site constraints. Most newer freestanding facilities typically fall into the range of 40 to 80 units.

The level of service in assisted living facilities varies. However, within a broad range, there are certain basic services offered:

•	24-hour a day on-site supervision or access to an emergency call system;

•	Two or three meals and regular snacks are available;

•	Light housekeeping and laundry services are available;

•	Residents are entitled to some level of personal care each day from the facility staff;

•	A personalized health care plan delineates how health care needs may be addressed; and;

•	Activity, social service and transportation resources are made available.

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SENIOR LIVING INDUSTRY OVERVIEW

Because it is a goal of assisted living to enable residents to age- in- place, the level of personal care, food services or health care may be adjusted upwards as needed. However, arranging services to allow aging- in- place can be difficult if residents need increasing amounts of nursing care and the states limit or prohibit skilled nursing care in assisted living facilities. With this in mind, it should be noted that there is a growing trend by states to extend the scope of assisted living services far into the long-term care continuum.

The typical resident of assisted living is 83 years old, is a woman and is single or widowed. Today’s assisted living residents have care needs and characteristics that were associated with patients in intermediate care facility nursing homes in the 1970’s and 1980’s. Senior care needs are gauged by the extent to which an individual requires regular assistance with ongoing activities of daily living (ADLs) such as bathing, eating, walking, toileting and dressing. In order to determine that there is an ADL dependency, a clinician must determine that an individual cannot safely or routinely perform a specific activity unless he or she has help. Unless such help is provided, the individual is at risk of not meeting an essential daily need.

While the number of ADLs with which a person needs help is used clinically as a measure of dependency, having such dependency does not mean that medical care is required. In assisted living facilities, residents generally have at least one ADL dependency, and it is not uncommon that they have as many as three or four.

Assisted living fees are typically structured around a fixed monthly amount that covers both housing and services. The monthly amount generally includes a base level of personal care with additional personal care charged separately. There also may be entrance fees, typically equivalent to the first and last month’s rent. Assisted living facilities do not require the large endowment type entrance fees required in some CCRCs.

Occupancy Patterns

Occupancy data compiled by the American Seniors Housing Association for the various senior housing community types (congregate, assisted and CCRCs) has been summarized in the following table.

Median Occupancy Rates
For Profit Senior Housing Facilities

Property Type	1995	1996	1997	1998	1999	2000	2001	2002

Independent	95.0%	98.0%	96.0%	98.0%	95.0%	95.0%	94.5%	93.1%
Assisted Living	97.0%	95.0%	95.0%	92.0%	94.0%	90.0%	93.8%	94.2%
CCRCs	95.0%	95.0%	94.0%	95.0%	93.2%	93.2%	93.1%	92.4%
All Communities	95.0%	96.0%	95.0%	95.0%	93.7%	93.7%	94.0%	93.5%

Source: American Seniors Housing Association

As seen, assisted living facilities in 2002 exhibited the highest occupancy rate of any of the property types. This was in contrast to the other property types that saw median occupancy rates decline slightly over 2001.

The average length of stay in a senior facility also varies as to the property type. In the following table is average length of stay data compiled by the American Seniors Housing Association.

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Average Resident Length of Stay
(Stated In Months)

Property Type	1998	1999	2000	2001	2002

Independent	45.5	43.4	38.1	43.1	33.4
Assisted Living	24.8	18.5	20.5	28.0	17.7
All CCRCs
Independent	61.0	45.4	59.8	37.3	37.0
Assisted Living	16.0	18.2	16.8	12.8	12.0
Nursing	20.0	23.2	18.6	9.0	9.0

Source: American Seniors Housing Association

As shown, the average length of stay in an assisted living facility in 2002 was 17.7 months and which reflected a notable decline over the length of stay average for 2001. Both assisted and independent living facilities showed declines, while CCRCs maintained generally similar occupancies over 2001. Much of the reasoning for the decline is from increased lateral movement of residents between existing facilities caused by such factors as facility operations (management, staffing, etc.), as well as foreclosures and closings of poorly operated facilities.

Absorption Trends

Net absorption data compiled by the American Seniors Housing Association (ASHA) for senior housing facilities is summarized in the following table.

2001 National Average Net Absorption Rates
Senior Housing Facilities

	1st	Months	Months	2nd	3rd
Property Type	Month	2 - 6	7 - 12	Year	Year

Independent	25.5	6.7	3.7	2.8	2.9
Assisted Living	11.7	5.2	2.9	2.2	5.3
CCRCs	37.4	18.9	9.0	5.5	4.1
All Communities	28.4	10.3	5.2	3.5	4.1

Figures based on number of residents
Source: American Seniors Housing Association

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As seen, initial absorption of new residents for all facility types is strong in the first month, then it tapers off during the following months.

California Assisted Living Environment

The California Department of Social Services, Community Care Licensing Division, is the state agency responsible for approving, monitoring and regulating residential care facilities for the elderly, which provide temporary or long-term, 24-hour non-medical residential care services to the elderly, who are substantially unable to live independently. Resident dependence may be the result of physical or other limitations associated with age, physical or mental disabilities or other factors.

Residential facilities are group living facilities with shared bedrooms for the residents. Services provided typically include three meals daily, recreation, housekeeping, security and personal services. Personal services in general include assistance with bathing and dressing and dispensing of medications.

Regulation of residential care facilities in California is documented by the State Department of Social Services (“Department”), contained in Residential Care Facilities for the Elderly, Title 22, Division 6, Chapter 8. Included in these regulations are application procedures, license requirements, enforcement provisions, continuing requirements, physical environment and health related services. Unless a facility is exempt from licensure as specified in regulatory Section 80007, no adult, firm, partnership, association, corporation, county, city, public agency or other government entity shall operate, establish, manage, conduct or maintain a community care facility without first obtaining a valid license.

General Requirements

The following is an outline of the basic requirements for residential care facilities in the State of California:

Admission

Prior to accepting a resident for care, the facility shall conduct an interview with the applicant and responsible person, perform a pre-admission appraisal, and evaluate a recent medical assessment. The licensee is to complete and maintain individual written admission agreements with all persons admitted to the facility or their designated representatives. The agreement shall specify basic services to be made available, payment provisions, modification conditions, refund conditions, general facility policies, and that the Department or licensing agency has the authority to examine residents’ records. The agreement must also specify conditions under which the agreement may be terminated.

Medical Assessment

Prior to a person’s acceptance as a resident, the licensee shall obtain and keep on file, documentation of a medical assessment, signed by a physician, made within the last year. The medical assessment shall include a physical examination of the resident, documentation of prior medical services and history, and a current medical status. There should be a record of current prescribed medications, identification of physical limitations of the person, and a determination of the person’s ambulatory status. The licensee shall obtain an updated medical assessment when required by the Department.

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Resident Records

A separate record shall be maintained for each resident. The record shall be current and complete and be generally accessible. A current register of all residents in the facility shall be maintained and kept in a central location.

Personal Rights

Each person shall have personal rights, which include but are not limited to:

1.	To be accorded dignity in his/her personal relationships with staff, residents, and other persons.

2.	To be accorded safe, healthful and comfortable accommodations, furnishings and equipment.

3.	To be free from corporal or unusual punishment, humiliation, intimidation, mental abuse or other actions of a punitive nature, which interfere with daily living and functions.

4.	To leave or depart the facility at any time and to not be locked in any room, building, or on the premises by day or night.

All persons accepted to facilities or their responsible persons, shall be personally advised and given a copy of these rights at admissions.

Incidental Medical and Dental Care

Each facility shall have a plan for incidental medical and dental care. The plan shall encourage routine medical and dental care and provide for assistance in obtaining such care by compliance with the following:

The licensee shall arrange, or assist in arranging, for medical and dental care appropriate to the condition and needs of the residents.

The licensee shall provide assistance in meeting necessary medical and dental needs. This includes transportation to the nearest available medical or dental facility.

There shall be arrangements for separation and care of residents, whose illness requires separation from others.

When residents require prosthetic devices, vision and hearing aids, the staff shall be familiar with the use of these devices, and shall assist the resident with the utilization of them.

The licensee shall provide for assisting residents with self-administered medications as needed.

There shall be adequate privacy for first aid treatment of minor injuries and for examination by a physician if necessary.

If the facility has no medical unit, a complete first aid kit shall be maintained and readily available.

Food Service

Meals on the premises shall be served in one or more dining rooms or similar areas in which the furniture, fixtures and equipment necessary for meal service are provided. Such dining areas shall be located near the kitchen so that food may be served quickly and easily. The dining rooms are to be attractive to promote socialization among the diners. Tray service shall be provided in case of temporary need.

VALUATION SERVICES	28	ADVISORY GROUP

SENIOR LIVING INDUSTRY OVERVIEW

In facilities with 50 or more residents and providing three meals a day to these residents, a full-time employee qualified by formal training or experience shall be responsible for the operation of the food service. If this person is not a dietician, then a provision should be made for regular consultation. The food should be of a good quality.

Personal Accommodations and Services

The facility shall be safe, clean, sanitary and in good repair at all times for the safety and wellbeing of residents, employees and guests. The facility should be large enough to provide comfortable living accommodations and privacy for the residents, staff and others. There should be common rooms such as living rooms, dining rooms, dens or other activity rooms. Bedrooms shall sleep no more than two residents and be large enough to allow for easy passage and comfortable use of any required resident assistance devices. Bedrooms are not to be used as passageways and no room for any other use can double as a bedroom.

Equipment and supplies necessary for personal care and maintenance of adequate hygiene practice shall be readily available to each resident.

Each resident is to be provided with a bed in good repair, a chair, a nightstand, a lamp for reading, and adequate closets and drawer space. Clean linen and towels in good repair are to be provided weekly at a minimum, and more often if necessary. Toilets and bathrooms are to be located near the resident’s bedrooms. There is to be at least one toilet and sink for each six persons, and at least one tub or shower for each ten persons, with adequate privacy.

A comfortable temperature must be maintained at all times. All windows are to be in good repair and free of insects, dirt and other debris. There should be adequate lighting throughout the facility for the safety and comfort of all persons in the facility.

Personal Services

Licensees shall provide necessary personal assistance and care with activities of daily living including, but not limited to dressing, eating, and bathing.

Activities

The licensee shall ensure that planned recreational activities are provided for the resident. These activities include physical activities such as games, sports and exercise, as well as group interaction.

Evaluation Visits

Every licensed community care facility is periodically inspected and evaluated for quality of care. Evaluations are to be conducted at least once a year to ensure the quality of care. The Department shall notify the facility in writing of all deficiencies and shall set a reasonable timeframe for compliance by the facility. Upon a finding of noncompliance, the Department may levy a civil penalty not to exceed $50 per day for each day until the Department finds the facility in compliance. If the facility fails to comply in the allotted time, then the amount collected shall be forfeited to the Department. Reports shall be kept on file in the Department and open to public inspection. A follow up visit is required to determine if the deficiency has been corrected.

Corrective action is taken by the Department when a licensee fails to protect the health, safety and personal rights of individuals in its care, or is unwilling or unable to maintain substantial compliance with licensing regulations.

VALUATION SERVICES	29	ADVISORY GROUP

SENIOR LIVING INDUSTRY OVERVIEW

Enforcement is maintained through:

1.	Fines and civil penalties (vary according to the violation)

2.	Non-compliance office conferences

Administrative legal actions as follows:

•	Denial of applications

•	Compliance plans

•	Probationary license

•	Temporary suspension of license

•	Revocation of license

•	License and employee exclusions

The Department may suspend or revoke any license on any of the following grounds stipulated in Health and Safety Code Sections 1569.1515(c) and 1569.50:

•	The Department may revoke the license of any corporate licensee that has a member of the board of directors, the executive director or an officer who is not eligible for licensure pursuant to regulations.

•	Violations of the specifics rules and regulations.

•	Aiding, abetting or permitting the violation of the rules and regulations.

•	Conduct which is inimical to the health, morals or safety of either an individual in or receiving services from the facility or the people of the State of California.

•	The conviction of a licensee, or individuals in contact with residents at any time before or during licensure, of a crime as defined in the regulations.

•	Engaging in acts of financial malfeasance concerning the operation of a facility, including, but not limited to, improper use or embezzlement of resident monies and property or fraudulent appropriation for personal gain of facility moneys and property, or willful or negligent failure to provide services for the care of the residents.

When the Department intends to seek revocation of a license, the Department shall notify the licensee of the proposed action and at the same time shall serve such licensee with an accusation. The licensee has a right to a hearing prior to the revocation or suspension of a license, except when an “Immediate Temporary Suspension Order” is written.

The Immediate Temporary Suspension Order temporarily suspends any license prior to any hearing when in the Department’s opinion such action is necessary to protect the residents in the facility from any physical or mental abuse or any other substantial threat to health and safety. When the Department intends to temporarily suspend a license prior to a hearing, the Department shall notify the licensee of the temporary suspension and the effective date thereof and at the same time serve the licensee with an accusation.

For either a revocation or a revocation and temporary suspension action, the Department shall within 15 days of receipt of notice of defense ask the Office of Administrative Hearings to set the matter for hearing.

For a revocation and temporary suspension action, the Department shall ask the Office of Administrative Hearings to hold the hearings as soon as possible but not later than 30 days after receipt of the Notice of Defense.

VALUATION SERVICES	30	ADVISORY GROUP

MANAGEMENT AND OPERATIONS OVERVIEW

Management Overview

The subject is managed by ARV Assisted Living, Inc. (ARV). Retirement Inn of Fullerton was constructed in 1974. There have not been any recent major renovations to the facility over the past three years. Revenues have remained essentially stable over the last three years, while expenses have been increasing. Expenses have increased in annualized year-to-date 2003 figures. The facility’s occupancy increase significantly in 2001 from 2002 levels and then decreased again. At the time of our inspection, occupancy was 82 percent.

The reasoning for the lower annual occupancy has been reportedly due to the older age of the property, increased competition and the design of the facility. Management appears to be aggressively marketing the property, however, the age and design will continue to be an impediment to leasing. We believe that ARV is competent to manage the subject property.

Operations Overview

Services

Retirement Inn of Fullerton is designed for assisted living and offers all the services typical of these types of facilities. This facility has been designed as a rental community and provides most services under a fixed monthly rate. All resident contracts are for the term of stay. According to the terms of the agreement, a thirty (30) day written notice is required prior to any increase in fees for additional charges or for increases due to increased cost of operations. Included in the monthly rates are:

•	Three meals daily and snacks;

•	Base level of personal care for assisted living.

•	All utilities except for personal telephone

•	Scheduled Transportation;

•	Twenty-four (24) hour security and numerous safety features throughout the apartments;

•	Weekly housekeeping services;

•	Linen services;

•	Organized individual and group activities

In addition to the monthly fee there are optional services available at an additional charge. These services include additional personal care, guest meals, beauty shop fees and additional transportation fees. There are regularly scheduled health assessments that help determine which level of services each individual patient receives.

Regulations and Health Matters

The facility has a license for a capacity of 99 assisted living beds and is regulated by the State of California Department of Social Services. A copy of the Regulations is posted in a conspicuous place in the facility and the residents acknowledge at the time of entry that the operation of this facility is governed by these regulations. Furthermore, if the licensing entity amends these regulations, the resident and the provider must obey by the amended regulations.

VALUATION SERVICES	31	ADVISORY GROUP

MANAGEMENT AND OPERATIONS OVERVIEW

State Monitoring

The State of California conducts annual surveys of licensed assisted living facilities. The most recent survey for the subject was conducted in March 2003. The survey reported that the facility met all requirements with no serious deficiencies. A new license, dated May 2003 was issued for the facility.

Admission Policies

Retirement Inn of Fullerton requires all potential assisted living residents to undergo a health evaluation by a physician before entrance into the facility. The operator has the right to terminate the agreement at any time when they feel that the resident’s personal care needs cannot be adequately served by the facility.

There is to be a chart for each resident in assisted living. At the time of admission, a dated and signed medical evaluation, which conforms to the licensing regulations, must be on file. Thereafter, a medical evaluation, which also conforms to licensing regulations, must be made at least every twelve (12) months.

The operator may seek appropriate evaluation and assistance and may arrange for the transfer of a resident to an appropriate and safe location, prior to termination of an admission agreement and without ninety (90) days notice or court review for the following reasons:

•	When a resident fails to pay the monthly rent 30 days prior to written notice of such absence;

•	When the operator feel that the residents mental or physical needs cannot be adequately met by the facility;

•	In the event a resident’s behavior poses an imminent risk of death or serious physical injury to himself/herself or to others;

•	Breach of contract for any reason by the resident or operator;

•	Any prolonged health-related or other absence.

The Retirement Inn of Fullerton caters to the full range of needs of seniors requiring assisted living services. The administrator develops and maintains a personalized service plan, which is amended if necessary. Furthermore, the aging-in-place and out-placement policies appear to be reasonable and well implemented. Services at the facility are standard for this type of complex and are in keeping with the residential make-up at the subject.

Marketing

Retirement Inn of Fullerton has a full time marketing director. Marketing personnel are actively involved in the community, as well as with discharge planners for area hospitals. They do not do any telemarketing. Direct mailings, scheduled community events, and networking, on the other hand are a routine part of marketing efforts.

Given the history of the subject, it appears that marketing efforts have been of varied success. Compounding these problems has been the relatively high staff turnover at the facility. Occupancy of the facility was 83 percent for 2000, 95 percent in 2001, 82 percent in 2002 and the average for the first eight months of 2003 was 78 percent. Occupancy is up slightly at present with the occupancy reported at 82 percent at the time of inspection. Discussions with the Executive Director indicated that the downward trend in 2002 and into 2003 has been the combination of competition older age of the facility and the design (small units and narrow

VALUATION SERVICES	32	ADVISORY GROUP

MANAGEMENT AND OPERATIONS OVERVIEW

hallways). At the current price point of the facility, it is starting to compete with many of the small board and care home in the marketplace. Management has tried to keep rental rates consistent in order to attract residents and has had to offer concessions. Aggressive marketing will be required to maintain positive occupancy.

Conclusion

Overall, based on our inspection of the facility, discussions with some of the personnel and our review of the Policies and Procedures, it is our opinion that the facility is being operated in an inconsistent manner. Turnover of staff appears to have been a problem in the past and it appears to be ongoing. The facility has been adequately maintained, however, and the residents appear to be content.

VALUATION SERVICES	33	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Primary Market Area

The first step in analyzing the competitive market for the subject is delineating its primary market area (PMA). The primary market area is typically described as either a defined radius around the subject, zip codes, or the subject’s county. In order to delineate the subject’s primary market area, we have interviewed the subject’s Executive Director as well as the competitive properties we have used in our analysis.

Our discussions indicated that approximately 70 percent of the subject’s residents come from the primary market area. This encompasses an area of approximately seven miles. The remaining 30 percent emanate from the surrounding area. The following chart details the competitors primary market areas (PMA), as well as the estimated percentage that comes from their PMA.

		% of Residents
Name	PMA	from PMA

Acacia Villa	5.0 Miles	70%
Rosewood Court	5.0 Miles	80%
Emerald Court	5.0 Miles	75%
Villa De Palma	5.0 Miles	75%
SUBJECT	5.0 Miles	70%

In the case of the subject, we have determined the primary market area to encompass an area of approximately seven miles with approximately 70 percent of the residents emanating from this PMA. Although a project like the subject may also attract residents from outside of the area, the geographic market area within a radius of seven miles of the subject is considered to represent the primary draw for the subject. As indicated on the chart, the subject’s primary market area of seven miles is similar to the comparables.

Most of the marketing directors we interviewed also indicated that adult children in this market are the driving forces in the decision making process for their parents.

Supply/New Construction

Existing Facilities

The following charts detail the number of assisted living units in the subject’s market area that pose direct and indirect competition to the subject. We note that the table includes facilities located in both the subject’s primary and secondary market area in Fullerton.

MARKET AREA SUPPLY

	Total AL
Name	Units	PMA/SMA*

Acacia Villa	66	PMA
Rosewood Court	70	PMA
Emerald Court	194	PMA
Villa De Palma	110	PMA
SUBJECT	68
Totals	508

* PMA - Primary Market Area; SMA - Secondary Market Area

VALUATION SERVICES	34	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Acacia Villa is located two blocks of the subject and offers similar services. Rosewood Court offers studio units only but is considered inferior to the subject. Emerald Court offers independent and assisted living programs and is considered a superior facility. Villa de Palma is a sister facility of the subject and is managed by ARV.

We also note that due to the subject’s age and condition, the personal care homes in the market with less than 25 units are beginning to pose some degree of competition to the subject. As there are numerous homes in the primary and second market area, it is difficult to exactly formulate the number of these facilities that would provide competition. Our investigation indicates that their are approximately 250 board and care home beds in the primary market area.

Proposed Units

Regarding planned or pending projects in the subject’s primary market area, discussions with local providers and planning departments indicated that there are no facilities planned at this time. However, because of the large retirement draw of the market area, it would be reasonable to assume that the primary market area could possibly see some new development through the mid-term.

Occupancy Patterns

Industry Statistics

Assisted living facilities generally exhibit the lowest overall occupancy patterns of any of the senior housing community types (congregate, assisted and CCRCs). As was noted in the Senior Housing Industry Overview presented earlier, assisted living facilities indicated an average occupancy rate of 94.2 percent in 2002, which represented an increase from 93.8 percent in 2001. Assisted living facilities in 2002, according to the survey, indicated the highest occupancies of the senior housing property types (independent, assisted and CCRCs).

Competitive Market Area

The senior living facilities we surveyed for our analysis totaled approximately 440 units and the current available occupancy of those properties was from 71 to 98 percent. Retirement Inn of Fullerton is noted as having been at 82 percent occupancy at the time of inspection. The subject appears to have a average reputation in the market. A summary showing the competitive properties and their overall average occupancy levels is shown below. Please note that not all of these properties may fall within the defined market area of the subject, however, in the Elderly Demographics section we have defined the total supply in the competitive market area. This chart also does not show any board and care units and/or beds.

		Total AL
Name		Units	Occupancy Level

Acacia Villa	*	66	88%
Rosewood Court	*	70	71%
Emerald Court	*	194	98%
Villa De Palma	*	110	94%
SUBJECT		68	82%

* Denotes facilities located in subject’s primary market area.

VALUATION SERVICES	35	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Rental Rates

Current rental rates for assisted living units in the Fullerton area begin at around $1,300 per month for a studio unit at Rosewood Court and go up to $2,100 for a studio unit at Villa de Palma. For the most part, assisted living facilities provide three meals per day, weekly to biweekly housekeeping, weekly laundry, all utilities including cable TV except telephone, activities, transportation, as well as a base level of assisted living or personal care services.

Rent Increases

Most assisted living facilities in the Fullerton market area have been instigating annual rent increases over the last several years. Although no specific data was available, discussions with several providers indicated that they have been routinely increasing rents between three and five percent per year. Discussions with the subject’s Executive Director indicated that the facility has also been increasing rents annually over the last several years.

Concessions

Rent concessions, or incentives, provide a good indication of the condition, or strength of current market conditions. Rent concessions are generally found in markets exhibiting high vacancy and diminished absorption levels, as well as being used by new projects as a part of their overall marketing programs. At the time of our investigation of the Fullerton market area, no specific concessions were noted. Similar to the market, Retirement Inn of Fullerton reported that they have been offering concessions for leasing vacant units. Due to the current occupancy situation at the subject, some type of concessions, along with very aggressive marketing will be required to lease the property to a higher level. Although concessions will not likely be seen consistently in the market going forward, newer product will likely use them to stimulate any unforeseen vacancies, while older properties like the subject will likely have to use concessions more frequently.

Absorption Trends

An assisted living facility generally exhibits lower initial absorption patterns during the first year of any of the senior housing community types (independent, assisted and CCRCs). Occupancy data compiled by the American Seniors Housing Association (ASHA) was previously summarized in the Assisted Living Industry Overview. The industry data indicated that initial absorption of new residents for all facility types is strong in the first month, then it tapers off dramatically during the following months. Specifically, net absorption averaged 11.7 residents for the Month 1, 5.2 residents for Months 2 – 6, 2.9 residents for Months 7 – 12, and 2.2 residents during Year 2.

Retirement Inn of Fullerton opened in 1974. Its occupancy levels have been inconsistent over the last few years. The facility’s occupancy increase significantly in 2001 from 2002 levels and then decreased again. At the time of our inspection, occupancy was 82 percent.

Senior Demographics

We have evaluated the current and future market potential by analyzing demographic trends and the supply of elderly housing in the facility’s market area. Most market areas for assisted living are considered to comprise up to five miles for the primary area and up to 10 to 20 miles for the secondary area. As was discussed earlier, the primary market area for the subject is considered to effectively encompass a radii of approximately seven miles and a secondary area of approximately ten miles. This assumption was based on our review of the demographics of

VALUATION SERVICES	36	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

the area, trends on where most of the competition is being constructed, as well as from discussions with facility’s Executive Director regarding its primary market area.

The demographic data used in our analysis was compiled by Claritas, Inc. The data includes figures for the most recent census year in 2002 estimates and projections for the year 2007. For purposes of this analysis, we have relied upon the 2002 estimates for current demographic information. Additional state and national information has also been obtained from A Profile of Older Americans: 2001, prepared by the American Association of Retired Persons and the Administration on Aging and based on data from the U.S. Bureau of the Census.

Senior Population/Growth Rates

Population and growth statistics for the subject’s primary and secondary market area is shown in the following chart.

Population Statistics

	PMA		SMA
	5 Miles		7 Miles

	Population	%	Population	%

2000
Total *	473,180		895,672
65+	44,679	9.4%	88,189	9.8%
75+	20,401	4.3%	40,302	4.5%
85+	4,951	1.0%	9,765	1.1%
2002	Estimate
Total *	485,649		920,845
65+	45,629	9.4%	90,530	9.8%
75+	21,394	4.4%	42,566	4.6%
85+	5,531	1.1%	11,021	1.2%
2007	Projection
Total *	517,064		983,598
65+	49,013	9.5%	97,588	9.9%
75+	22,862	4.4%	45,620	4.6%
85+	6,381	1.2%	12,788	1.3%

* Total population unadjusted for age
Source: Claritas, Inc.

Growth Rates

	PMA		SMA
	5 Miles		7 Miles

	Total	Annual	Total	Annual

2000-2007
Total *	9.3%	1.3%	9.8%	1.3%
65+	9.7%	1.3%	10.7%	1.5%
75+	12.1%	1.6%	13.2%	1.8%
85+	28.9%	3.7%	31.0%	3.9%
2000-2002
Total *	2.6%	1.3%	2.8%	1.4%
65+	2.1%	1.1%	2.7%	1.3%
75+	4.9%	2.4%	5.6%	2.8%
85+	11.7%	5.7%	12.9%	6.2%
2002-2007
Total *	6.5%	1.3%	6.8%	1.3%
65+	7.4%	1.4%	7.8%	1.5%
75+	6.9%	1.3%	7.2%	1.4%
85+	15.4%	2.9%	16.0%	3.0%

* Total population unadjusted for age
Source: Claritas, Inc.

The population in the subject’s market area indicates a moderate level of demand for senior housing. As seen from the data, the elderly population is growing in terms of absolute numbers and as a percentage of total population. Comparatively, the national average of residents age 65+ constituted 13.0 percent of the total population in 2000 according to Claritas, Inc. The subject’s primary market area indicates a smaller ratio of similar aged older population to the national average.

Adult Children Population/Growth Rates

We have also analyzed population trends for what the industry refers to as “adult children”. This segment of the population generally plays a significant role in the placement of a senior in a senior housing facility. This is especially true as many seniors or elderly will relocate to be near their adult children or relatives. This fact is widely recognized by senior housing operators who indicate that market areas exhibiting a higher concentration of adults between the age of 45 and 65 can generally support a much larger supply of senior housing than would be shown through analyzing only the percentage of seniors currently residing in the market area. This situation is more prevalent with regard to higher levels of care such as assisted living and

VALUATION SERVICES	37	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

nursing. Population and growth statistics for the subject’s primary market (PMA), as well as the secondary market (SMA) areas for these age groups are shown in the following page.

Population Statistics - Adult Children

	5 PMA		7 SMA

	Population	%	Population	%

2000
Total *	473,180		895,672
45 - 54	54,393	11.5%	104,672	11.7%
55 - 59	19,360	4.1%	37,469	4.2%
60 - 64	15,161	3.2%	29,438	3.3%
2002	2002
Total *	485,649		920,845
45 - 54	58,087	12.0%	111,685	12.1%
55 - 59	21,658	4.5%	41,963	4.6%
60 - 64	16,255	3.3%	31,634	3.4%
2007	2007
Total *	517,064		983,598
45 - 54	65,410	12.7%	126,123	12.8%
55 - 59	26,512	5.1%	51,600	5.2%
60 - 64	20,793	4.0%	40,668	4.1%

* Total population unadjusted for age
Source: Claritas, Inc.

Growth Rates - Adult Children

	5 PMA		7 SMA

	Total	Annual	Total	Annual

2000-2007
Total *	9.3%	1.3%	9.8%	1.3%
45 - 54	20.3%	2.7%	20.5%	2.7%
55 - 59	36.9%	4.6%	37.7%	4.7%
60 - 64	37.1%	4.6%	38.1%	4.7%
2000-2002
Total *	2.6%	1.3%	2.8%	1.4%
45 - 54	6.8%	3.3%	6.7%	3.3%
55 - 59	11.9%	5.8%	12.0%	5.8%
60 - 64	7.2%	3.5%	7.5%	3.7%
2002-2007
Total *	6.5%	1.3%	6.8%	1.3%
45 - 54	12.6%	2.4%	12.9%	2.5%
55 - 59	22.4%	4.1%	23.0%	4.2%
60 - 64	27.9%	5.0%	28.6%	5.2%

* Total population unadjusted for age
Source: Claritas, Inc.

As shown, the 45 to 64 age group showed strong growth between 2000 and 2002 in both the primary and secondary market area. Going forward, this age group is forecast to grow at higher rates. Overall, adult children are expected to contribute positively towards living options for the subject and its market area.

Income and Households

In addition to the absolute number and growth of the elderly population, the number of households with appropriate income levels will dictate the actual population available to support the subject. Statistics on income levels are typically presented by the household. We note that in the case of the elderly, most households include at least a single adult. For comparison purposes it is therefore reasonable to utilize the household statistics. Furthermore, the housing cost and income requirements for a second person are significantly less than the primary occupant.

Compared with the local competition, the subject has monthly rates in the middle end of the range. To afford the various accommodations at the subject, it is estimated that an average annual income of $22,900 would be necessary. We have utilized the average projected revenue per resident of approximately $19,500 as calculated in the Income Capitalization Approach to value. We have assumed that a resident would spend approximately 85 percent of their income on housing, meals and utilities. The balance of the income is required for taxes, insurance, and personal needs. By dividing the $19,500 by 85 percent we arrive at an average income of $22,900, rounded.

Assuming no child subsidy, it is estimated that most residents would require an annual income of $22,900 or more to afford the majority of the accommodations at the subject. We note that this is a conservative assumption given that there are a significant number of elderly who are receiving some form of child subsidy. Furthermore, these indicators are somewhat skewed given that there are recent findings suggesting that the elderly are indeed spending down their

VALUATION SERVICES	38	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

assets other than income from their house while residing in senior living facilities. Given the relatively short term of stay anticipated in these facilities, it is reasonable to assume that there would be a greater spend-down of assets. Reference is made to the findings in the State of Seniors Housing Report, 2002 published by the Americans Senior Housing Association, which cites the average length of stay in an assisted living facility to be 18 months.

We also note that the indicated income level does not account for child subsidies or a sale of a home. According to the Claritas report, 66.3 percent of the 65+-householder population owns their own residences in the primary market area and the median housing value was reported to be $200,000 in 2002 . Given that the elderly population typically own their residence free and clear, it is reasonable to assume that there would be additional income available from the sale of a residence which could be amortized over the length of stay. Given the average price of a house and that the majority of the elderly own their houses free and clear, we have assumed that this cash would provide for additional income of say $12,000 annually or a safe rate of return of 6.0 percent of the investment (6.0 percent x $200,000).

After accounting for this ($22,900 - $12,000 = $10,900), we have considered still considered an income qualifier of $25,000 to be a reasonable threshold for entrance to the subject facility due to the rent structure at the property. Reference is made to the table below for a summary of household income for the income qualifiers in the $25,000+ range.

Income Statistics

Households With Incomes Greater Than	$25,000

	PMA		SMA
	5 Miles		7 Miles

	Total	%	Total	%

2002
* Total 65+	25,691	—	49,786	—
65+	21,653	84.3%	41,894	84.1%
75+	9,405	36.6%	18,045	36.2%
85+	1,919	7.5%	3,626	7.3%
2007
* Total 65+	26,716	—	51,870	—
65+	23,488	87.9%	45,644	88.0%
75+	10,323	38.6%	19,921	38.4%
85+	2,317	8.7%	4,421	8.5%

* Unadjusted for Income
Source: Claritas, Inc.

Income Statistics - Growth Rates

Households With Incomes Greater Than	$25,000

	PMA		SMA
	5 Miles		7 Miles

	Total	Annual	Total	Annual

2002-2007
* Total 65+	4.0%	0.8%	4.2%	0.8%
65+	8.5%	1.6%	9.0%	1.7%
75+	9.8%	1.9%	10.4%	2.0%
85+	20.7%	3.8%	21.9%	4.0%

* Unadjusted for Income
Source: Claritas, Inc.

We have found that for households over $25,000 within our primary market area in 2002 (7-mile radius), there were 21,256 for the 65+ age group, 9,405 for the 75+ age group and 1,919 for the 85+ age group. The number of households earning $25,000 or more in the primary market area is anticipated to increase over the next five years at an annual average rate of 1.64 percent for age 65+ households, 1.88 percent per year for age 75+ and 3.84 percent for the age 85+ households. Overall, these figures appear to be consistent with the population trends.

Penetration Rates

A market penetration analysis provides insight into project feasibility. It indicates the ability of a project to lease-up or maintain stabilized operation based on a ratio analysis of other geographic areas (units to population) applied to the subject’s market area. The applicability of the penetration analysis is dependent on the similarities of the area analysis to the subject area. Other factors may cause variations in the penetration rates in an individual market such as

VALUATION SERVICES	39	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

competition from similar property types (assisted versus independent living) and unique market demand characteristics (urban versus rural). Given the relatively small number of units and population in an individual area, some divergence from the macro ratio is not unlikely.

In this analysis we have defined the penetration rate to be the percentage of primary market assisted living units to age and income-qualified residents. The 2002 penetration rate is compared to that projected for 2007 based on a supply increase of 25 percent. While there are no firm industry standards for penetration rates, studies across the country suggest that assisted living penetration rates up to 7.0 percent reflect good markets or markets in equilibrium. These percentages have been provided by the MDS Research Company, Inc., who specializes in the market and feasibility analysis of senior housing facilities. Furthermore, a Cushman & Wakefield survey of over 120 senior housing markets across the nation supports acceptable penetration rates of 7.0 percent or below.

Through a review of senior demographics, industry surveys noted above and local market characteristics; we have utilized the following criteria to determine the subject’s market area characteristics.

MARKET CLASSIFICATIONS

	Market Wide	Market Penetration	Rent
Type of Market	Occupancy	Rate	Concessions

Good	90%+	Up to 3.9%	None
Equilibrium	80 – 89%	4.0% - 6.9%	Nominal
Saturation	70 – 79%	7.0% - 9.9%	Moderate
Saturated (Over Built)	69% and Below	10% and Above	Substantial

Nationally, it is generally anticipated that 60 to 70 percent of residents will come from the primary market area and an additional 15 to 20 percent will be from the secondary market area. The remainder of the residents will generally be from other areas and have relocated to be closer to family members. Primary market residents lost to other market areas generally offset residents coming from the secondary market.

The demand for elderly housing is determined by analyzing the relationship between the supply of senior housing units and the number of qualified residents with adequate income to afford the units. In general, a higher ratio of qualified residents, coupled with a high overall occupancy in the area indicates a strong demand for senior housing. At the same time, a low ratio of units to available households coupled with a high occupancy also indicates a high demand. A low occupancy for the area always indicates a low demand. In other words, the ratio of qualified residents is only one component.

We have calculated the market wide occupancy as of the date of inspection for the subject’s primary market area. The primary competing facilities in the PMA, including the subject, are shown in the following table. We acknowledge that the following summary of properties may not represent all of the facilities in the market area, but are what we believe to be the most competitive to the subject.

VALUATION SERVICES	40	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

MARKET OCCUPANCY CHARACTERISTICS
Primary Market Area

Name	No. Units	Occupancy	Occupied Units

Acacia Villa	66	88%	58
Rosewood Court	70	71%	50
Emerald Court	194	98%	190
Villa De Palma	110	94%	103
SUBJECT	68	82%	56

Totals	508	90%	457

These, along with the previous factors shown will be used in our age and income qualified penetration analysis that follows.

Age and Income Qualified Penetration Analysis

In our analysis we have assumed that 70 percent of the residents will come from the primary market area. We note that the population in the area is moderate and that the general population is increasing and the elderly population is on the rise. This suggests that the subject facility will have to place greater weight on attracting residents to move to be close to family members. We note that areas where the younger population is expanding would be more apt to attract residents from outside the community to move to be closer to their children.

Based on the population and income data presented earlier, the following chart shows our market penetration analysis for the subject.

Market Penetration Analysis
Primary Market Area
5 Miles

	2002	2007

65+ Income Qualified Households	21,653	23,488
Average Household Size*	1.78	1.83

Available Persons	38,457	43,091
Total Supply**	508	635
Required Resident % From PMA	70%	70%

Required Residents	356	445
Available Persons	38,457	43,091
Indicated Penetration Rate***	0.92%	1.03%

* Total 65+ Population Divided by Total 65+ Households

** No. of assisted living units (includes dementia) in primary market area.
     2007 figure accounts for 25 percent new or forecast competition

*** Required Residents divided by Available Persons

Source: Claritas, Inc.

Based on the data, the indicated penetration rate for the subject in 2002 is  .92 percent. The projected growth of 25 percent in the unit supply in the next five years indicates a penetration rate of 1.03 percent in 2007 .

VALUATION SERVICES	41	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Based on the market classification chart presented earlier, penetration rates of up to 3.9 percent were classified for good markets, 4.0 to 6.9 percent signifies the market is at equilibrium, 7.0 to 9.9 percent indicates a market is nearing saturation and rates above 10 percent signify the market is saturated.

The subject’s indicated penetration rate for 2002 signifies that there is good demand in the primary market area. Even assuming a 25 percent increase in supply over the next five years indicates good demand in the primary market area.

Conclusion

Overall, these findings suggest that there appears to be good demand for the assisted living units in the primary market area from both the general population base and the project specific targeting. Based on the current inventory, the subject’s primary market area is not close to reaching a saturation point. Older properties like the subject whose interiors are dated and not consistent with modern assisted living facilities will begin to compete with both assisted living facilities and the numerous board and care homes in the marketplace. In spite of the demographic data appearing positive, properties such as the subject will likely be required to utilize concessions in order to maintain similar pricing levels.

Market Rate Comparisons

On the following pages are data sheets of the facilities we have compared with the subject. A map showing their location follows these pages. Exclusive of Villa Colima, all of the facilities are noted as being located in the subject’s primary market area (PMA). Villa Colima is located within the secondary market area (SMA).

VALUATION SERVICES	42	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Senior Housing Rent No.     1

Acacia Villa
1620 Chapman Avenue
Fullerton, CA

Property Type:	ALF

Verification:	Marketing Director 714-879—0920 10/18/03

No. Units	Unit Types	Occupancy

66	Assisted Living Units	88%
0	Alzheimer Units/Beds	0%

66	Total Units/Beds	88%

Rent Schedule

	Assisted Living			Unit Size			Dementia			Unit Size
Unit Description	Monthly Rent Range			Range			Monthly Rent Range			Range
Semi-Private	—	to	—	—	to	—	—	to	—	—	to	—
Studio	$1,580	to	$1,980	300	to	300	—	to	—	—	to	—
Studio Alcove	—	to	—	—	to	—	—	to	—	—	to	—
One-Bedroom	$2,080	to	$2,500	500	to	500	—	to	—	—	to	—
Two-Bedroom	—	to	—	—	to	—	—	to	—	—	to	—
Cottage/Villa	—	to	—	—	to	—	—	to	—	—	to	—
2nd Occcupant Rent	—	to	—				—	to	—
Additional Personal Care	—	to	—				—	to	—
Community Fee	—	to	—

Basic Service Care Package: Meals:	3		Additional Care: Care Hours Included in Base Rate:
Utilities:	Water/Sewer	X	Additional Personal Care Charges	Points
	Electricity	X
	Cable TV	X
	Telephone		Incontinence Care:	Yes
Housekeeping:	Weekly	X	Dressing Assistance:	Yes
Activities:	Daily	X	Bathing Assistance:	Yes
Transportation:	Bus Van Limo	X	Medication Assistance:	Yes
Security (Hrs):	24	X	Alzheimer Dementia Area:	No
Nursing Staff:	CNA RN	X

Improvement Description

Year Opened	N/A	Common Area	Lobby	X	Dining Room	X
Construction Type	Wood Frame		Activity	X	Salon	X
Floors	2		Library	X	Laundry	X
Site Suitability	Good
Construction Quality	Average	Unit Amenities	Call System	X	Fire Detectors	X
Exterior Siding	Wood		Pvt Bath	X	Shared Bath	No
Roofing	Shingles		Kitchenettes	No
Building Area (Sq.Ft.)	N/A
Condition	Average	HVAC System	Central/Wall Units
Effective Age (Yrs):	N/A	Covered Parki	No

Remarks:	Facility is located two blocks north of the subject on Chapman Avenue. Visibility and access is considered good.

VALUATION SERVICES	43	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Senior Housing Rent No. 2

Rosewood Court
411 E. Commonwealth Ave.
Fullerton, CA

Property Type:	ALF

Verification:	Sales Manager 714-441-0644 10/18/03

No. Units	Unit Types	Occupancy

70	Assisted Living Units	71%
0	Alzheimer Units/Beds	0%

70	Total Units/Beds	71%

Rent Schedule

	Assisted Living			Unit Size			Dementia			Unit Size
Unit Description	Monthly Rent Range			Range			Monthly Rent Range			Range
Semi-Private	—	to	—	—	to	—	N/A	to	N/A	N/A	to	N/A
Studio	$1,300	to	$2,000	300	to	300	—	to	—	—	to	—
Studio Alcove	—	to	—	—	to	—	—	to	—	—	to	—
One-Bedroom	—	to	—	—	to	—	—	to	—	—	to	—
Two-Bedroom	—	to	—	—	to	—	—	to	—	—	to	—
Cottage/Villa	—	to	—	—	to	—	—	to	—	—	to	—
2nd Occupant Rent	—	to	—				—	to	—
Additional Personal Care	—	to	—				—	to	—
Community Fee	—	to	—

Basic Service Care Package:			Additional Care:
Meals:	3		Care Hours Included in Base Rate:
Utilities:	Water/Sewer	X	Additional Personal Care Charges	Points
	Electricity	X
Cable TV
	Telephone		Incontinence Care:	Yes
Housekeeping:	Weekly	X	Dressing Assistance:	Yes
Activities:	Daily	X	Bathing Assistance:	Yes
Transportation:	Bus Van Limo	X	Medication Assistance:	Yes
Security (Hrs): Nursing Staff:	24 CNA RN LPN	X X	Alzheimer Dementia Area:	No

Improvement Description

Year Opened	N/A	Common Area	Lobby	X	Dining Room	X
Construction Type	Wood Frame		Activity	X	Salon	X
Floors	2		Library		Laundry	X
Site Suitability	Good
Construction Quality	Average	Unit Amenities	Call System	X	Fire Detectors	X
Exterior Siding	Wood		Pvt Bath	X	Shared Bath	No
Roofing	Shingles		Kitchenettes	No
Building Area (Sq.Ft.)	N/A
Condition	Average	HVAC System	Wall Units
Effective Age (Yrs):	N/A	Covered Parki	No

Remarks:	Facility is located one mile west of the subject and contains all studio units. The property has 20 studios available for lease. The site is suitable for senior housing development. Visibility is good and access is fair. Adjacent development is complimentary.

VALUATION SERVICES	44	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Senior Housing Rent No. 3

Emerald Court
1731 Medical Center Drive
Anaheim, CA 92801

Property Type:	IL/ALF

Verification:	Elena Cuevas Assistant Marketing Director 714-778-5100 18-Oct-03

No. Units	Unit Types	Occupancy

46	Assisted Living Units	91%
148	Independent Units/Bed	100%

194	Total Units/Beds	98%

Rent Schedule

	Assisted Living			Unit Size			Dementia			Unit Size
Unit Description	Monthly Rent Range			Range			Monthly Rent Range			Range
Semi-Private	—	to	—	—	to	—	N/A	to	N/A	N/A	to	N/A
Studio	$1,950	to	$1,950	400	to	400	—	to	—	—	to	—
Studio Alcove	—	to	—	—	to	—	—	to	—	—	to	—
One-Bedroom	—	to	—	—	to	—	—	to	—	—	to	—
Two-Bedroom	—	to	—	—	to	—	—	to	—	—	to	—
Cottage/Villa	—	to	—	—	to	—	—	to	—	—	to	—
2nd Occcupant Rent	$500	to	$500				—	to	—
Additional Personal Care	$600	to	$1,400				—	to	—
Community Fee	—	to	—

Basic Service Care Package:			Additional Care:
Meals:	3		Care Hours Included in Base Rate:
Utilities:	Water/Sewer	X	Additional Personal Care Charges	Levels
	Electricity	X
Cable TV
	Telephone	X	Incontinence Care:	Yes
Housekeeping:	Weekly	X	Dressing Assistance:	Yes
Activities:	Daily	X	Bathing Assistance:	Yes
Transportation:	Bus Van Limo	X	Medication Assistance:	Yes
Security (Hrs):	24	X	Alzheimer Dementia Area:	No
Nursing Staff:	CNA RN LPN	X

Improvement Description

Year Opened	1989	Common Area	Lobby	X	Dining Room	X
Construction Type	Wood Frame		Activity	X	Salon	X
Floors	3		Library	X	Laundry	X
Site Suitability	Good
Construction Quality	Average	Unit Amenities	Call System	X	Fire Detectors	X
Exterior Siding	Wood		Pvt Bath	X	Shared Bath	No
Roofing	Shingles		Kitchenettes	Yes
Building Area (Sq.Ft.)	N/A
Condition	Average	HVAC System	Central/Wall Units
Effective Age (Yrs):	N/A	Covered Parki	No

Remarks:	This facility is located four miles southwest of the subject and contains independent and assisted living units. The site is suitable for senior housing development. Visibility and access is fair. Adjacent development is complimentary.

VALUATION SERVICES	45	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Senior Housing Rent No. 4

Villa De Palma
351 E. Palm Drive
Placentia, CA 92870

Property Type:	ALF

Verification:	Mona Bridge Marketing Director 714-528-4990 18-Oct-03

No. Units	Unit Types	Occupancy

110	Assisted Living Units	94%
0	Alzheimer Units/Beds	0%

110	Total Units/Beds	94%

Rent Schedule

	Assisted Living				Unit Size		Dementia				Unit Size
Unit Description	Monthly Rent Range				Range		Monthly Rent Range				Range
Semi-Private	—	to	—	—	to	—	N/A	to	N/A	N/A	to	N/A
Studio	$1,700	to	$2,100	380	to	380	—	to	—	—	to	—
Studio Alcove	—	to	—	—	to	—	—	to	—	—	to	—
One-Bedroom	—	to	—	—	to	—	—	to	—	—	to	—
Two-Bedroom	—	to	—	—	to	—	—	to	—	—	to	—
Cottage/Villa	—	to	—	—	to	—	—	to	—	—	to	—
2nd Occcupant Rent	$750	to	$750				—	to	—
Additional Personal Care	$225	to	$1,425				—	to	—
Community Fee	—	to	—

Basic Service Care Package:			Additional Care:
Meals:	3		Care Hours Included in Base Rate
Utilities:	Water/Sewer	X	Additional Personal Care Charges	Points and Levels
	Electricity	X
Cable TV
	Telephone	X	Incontinence Care:	Yes
Housekeeping:	Weekly	X	Dressing Assistance	Yes
Activities:	Daily	X	Bathing Assistance:	Yes
Transportation:	Bus Van Limo	X	Medication Assistance:	Yes
Security (Hrs):	24	X	Alzheimer Dementia Area	No
Nursing Staff:	CNA RN LPN	X

Improvement Description

Year Opened	1984	Common Area	Lobby	X	Dining Room	X
Construction Type	Wood Frame		Activity	X	Salon	X
Floors	2		Library	X	Laundry	X
Site Suitability	Good
Construction Quality	Average	Unit Amenities	Call System	X	Fire Detectors	X
Exterior Siding	Wood		Pvt Bath	X	Shared Bath	No
Roofing	Shingles		Kitchenettes	No
Building Area (Sq.Ft.)	N/A
Condition	Average	HVAC System	Central/Wall Units
Effective Age (Yrs):	N/A	Covered Parki	No

Remarks:	Facility is owned and operated by ARV. The site is suitable for senior housing development. Visibility is good and access is fair. Adjacent development is complimentary.

VALUATION SERVICES	46	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

RENT COMPARABLE MAP

VALUATION SERVICES	47	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Direct Comparisons

As a basis for comparing the subject’s asking rental rates to the comparables shown in the previous summary, we have classified each comparable in relation to the subject as either similar, inferior, or superior. The overall classification was based on the five primary factors (aside from pricing) used by potential residents in choosing an assisted living facility. These factors are based on our discussions with hundreds of marketing directors and administrators across the nation. The five main factors in order of importance are as follows: reputation for quality care or social status of the facility; age and condition of the building; unit sizes; amenities and planned activities; and location.

Based on our physical inspection of the comparables and the subject, discussion with local market participants, and interviews with marketing directors, we have classified the comparables as follows:

Rental No.	Comparison To Subject

1	Similar
2	Similar
3	Superior
4	Superior

Rental Rate Analysis

The assisted living rates at Retirement Inn of Fullerton include three meals per day, weekly housekeeping/laundry, utilities (except for telephone), activities and scheduled transportation.

A summary of the asking or street rents for the subject, as well as the rates for the competitive properties are shown below.

Studio Units – Assisted Living

The following chart indicates the asking rates for assisted living studio units at the subject, as well as the comparables:

Studio Units - AL

Facility Name	Unit Size (SF)			Rental Range

Acacia Villa	300	—	300	$1,580	—	$1,980
Rosewood Court	300	—	300	$1,300	—	$2,000
Emerald Court	400	—	400	$1,950	—	$1,950
Villa De Palma	380	—	380	$1,700	—	$2,100
SUBJECT	380	—	380	$1,380	—	$1,950

Range (Excluding Subject)	300	—	400	$1,300	—	$2,100

The comparables indicate a range of asking rents from $1,300 to $2,100 per month, with the subject’s asking rent of $1,380 to $1,950 per month falling within the indicated range. According to the rent roll, actual rents being paid for a studio apartment at the subject range from $1,000 to $1,975 with an average rate of $1,503 per month. The current average asking rent at the subject is $1,621 per month. Based on the subject’s historical performance as well local market conditions, a monthly rent of $1,625 per month has been used in our analysis for the studio

VALUATION SERVICES	48	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

units. This price believed reasonable and likely will be required to allow the property to remain competitive within the marketplace due to its older age and dated design.

Summary/Conclusion

The subject is one of several competing facilities in the marketplace and offers assisted living units. The subject’s occupancy level over the last several years has been inconsistent. The subject rates are generally at the lower end of the range indicated by the competition although they appear to be reflective of market rates. Concessions are not prevalent in the marketplace.

VALUATION SERVICES	49	ADVISORY GROUP

SITE DESCRIPTION

Location:	1621 E. Commonwealth Avenue Fullerton, Orange County, California 92831

The site is located at southwest corner of Commonwealth Avenue and Acacia Street.

Shape:	Rectangular

Topography:	Level

Land Area:	1.0100 gross acres (1.0100 net acres) 43,790 gross square feet (43,790 net square feet)

Frontage, Access, Visibility:	The subject site has 262 feet of front along the north side of Commonwealth Avenue and 189 feet along the west side of Acacia Street. Access is provided via an alley located off of Acacia and a curb cut on the north side of Commonwealth Avenue. An alley running north off of Commonwealth Avenue also provides access to the parking lot. Visibility and access are considered to be good.

Soil Conditions:	We did not receive nor review a soil report. However, we assume that the soil’s load-bearing capacity is sufficient to support existing and/or proposed structure(s). We did not observe any evidence to the contrary during our physical inspection of the property. Drainage appears to be adequate.

Utilities

Water:	City of Fullerton

Sewer:	City of Fullerton

Electricity:	Edison

Gas:	The Gas Company

Telephone:	PacBell

Site Improvements:	The site improvements include asphalt paved parking areas, concrete walkways, landscaping, yard lighting and drainage.

Land Use Restrictions:	We were not given a title report to review. We do not know of any easements, encroachments, or restrictions that would adversely affect the site’s use. However, we recommend a title search to determine whether any adverse conditions exist.

Flood Map:	National Flood Insurance Rate Map Community Map 060219 0007E, September 15, 1989.

Flood Zone:	Flood Zone X-Areas outside of the 100-and 500-year floodplains

Wetlands:	We were not given a Wetlands survey. If subsequent engineering data reveal the presence of regulated wetlands, it could materially affect property value. We did not note any presence of wetlands during our inspection We recommend a wetlands survey by a competent engineering firm.

Seismic Hazard:	The site is not located in a Special Study Zone as established by California’s Alquist-Priolo Geological Hazards Act.

VALUATION SERVICES	50	ADVISORY GROUP

SITE DESCRIPTION

Hazardous Substances:	We observed no evidence of toxic or hazardous substances during our inspection of the site. However, we are not trained to perform technical environmental inspections and recommend the services of a professional engineer for this purpose.

Overall Functionality:	The subject site is functional for the current use.

VALUATION SERVICES	51	ADVISORY GROUP

IMPROVEMENTS DESCRIPTION

The following description of improvements is based upon our physical inspection of the improvements along with our discussions with the Executive Director. Please refer to the development plan and floor plans in the Addenda.

The facility was constructed in 1974 and contains 39,553 square feet of gross building area within one, two-story building. The facility contains 68 units and is licensed for 99 beds. The unit mix for the development is as follows.

Retirement Inn of Fullerton

	No.	Unit	Total
Description	Units	Sq.Ft.	Sq.Ft.

Assisted Living
Studio	68	380	25,840
Total	68	380	25,840

The first level of the subject improvements contain the lobby, living room, dining room, private dining room, kitchen, employee lounge, administrative offices, two public restrooms and resident units. All the units on the first floor have access to the outdoors. None of the units on the second floor has this access. The second floor contains a beauty shop, library, activity room, administrative office, maintenance office, two public restrooms and resident units. Access to the floors is provided by one elevator and three stairwells.

General Description

Year Built:	1974

Number of Buildings:	One

Number of Stories:	Two

Gross Building Area:	39,553 square feet

Number of Units:	68

Number of Licensed Beds:	99

Design and Functionality:	The building is an assisted living property of wood frame construction. The improvements have good appeal to prospective assisted living residents.

Amenities:	Dining Room, Private Dining Room, Living Room, Wellness Center, Sitting Areas, Administrative Offices, Activity Rooms, Resident Laundry, Commercial Laundry, Kitchen, Beauty Salon, Library, Enclosed Courtyard.

Construction Detail

Basic Construction:	Wood frame

Foundation:	Poured concrete slab

VALUATION SERVICES	52	ADVISORY GROUP

IMPROVEMENTS DESCRIPTION

Framing:	Wood frame construction.

Floors:	Reinforced concrete poured over gravel. The upper floor is bridged by wood stud floor beams.

Exterior Walls:	The exterior facade of the building consists of stucco.

Roof Cover:	Wood truss roofing system covered with a composition shingle cover.

Windows:	Units have thermal windows in aluminum frames. The windows are single pane with sliders.

Mechanical Detail

Heating:	The common areas of the building is heated and cooled by common gas fired HVAC systems. All of the units have “through wall” HVAC units.

Plumbing:	The plumbing system is assumed to be adequate for existing use and in compliance with local law and building codes. The plumbing system is typical of other assisted living properties in the area with a combination of copper supply lines and plastic or cast iron waste and vent lines throughout the improvements.

Electrical Service:	Electricity for the building is obtained through low voltage underground power lines. Electrical service appears adequate.

Emergency Power:	The building’s electrical system is backed by one emergency natural gas generator serving all building safety and support systems.

Elevator Service:	The building contains one elevator.

Fire Protection:	The building is fire sprinklered. Each apartment has electric smoke detectors in compliance with local code.

Security:	Resident call systems in all of the resident living areas and bathrooms, as well as emergency battery back-up lighting system and corridor handrails on both sides.

Interior Detail

Layout:	The building is designed in a rectangular shape. The resident living units are all studios. Some of the studios have kitchenettes. Those that contain a kitchenette include an oven and range, small refrigerator, sink with hood, countertops and cabinets. All units have baths with a sink, toilet and prefabricated shower stalls. Overall, the unit sizes and layouts are small for assisted living. Reference is made to the unit and floor plans in the Addenda.

Floor Covering:	Carpet in the unit with sheet vinyl tile in the bathroom.

Walls:	Painted and textured gypsum board.

Ceilings:	Acoustical tile.

VALUATION SERVICES	53	ADVISORY GROUP

IMPROVEMENTS DESCRIPTION

Bathrooms:	Each resident unit is equipped with a full bathroom. All bathrooms consist of a walk-in shower with wall-mounted showerhead, toilet and sink and sheet vinyl floor covering, and a combination wall papered gypsum board walls.

Kitchen Facilities:	All meals for the residents are prepared in a central kitchen. Equipment includes a gas range, steel hood with fire suppression system, dishwashers, stainless steel preparation tables, walk-in coolers and walk-in freezers.

Site Improvements

Parking:	24 spaces (0.35: Unit).

Onsite Landscaping:	A variety of trees, shrubbery and grass.

Other:	Other site improvements include paved asphalt parking areas, concrete walkways, landscaping, yard lighting and drainage as well as fencing.

Summary

Condition:	The subject improvements are considered to be in average condition. The improvements, because of their age, however, are considered dated relative to most of the competing properties and newer assisted living product in the marketplace.

We did not inspect the roof of the building or make a detailed inspection of the mechanical systems. The appraisers, however, are not qualified to render an opinion as to the adequacy or condition of these components. The client is urged to retain an expert in this field if detailed information is needed about the adequacy and condition of mechanical systems.

Quality:	The overall quality of the improvements is rated as average and is consistent with the competition in the market area.

Layout & Functional Plan:	Average. The facility is considered to be functional for its intended use. There are adequate common areas, however, the units are small, the facility is dated and the corridors are narrower than newer competing facilities. The furnishings and fixtures appear to be of average quality. The living area of the facility equates to around 65 percent of the total area. This equates to around 35 percent of the facility being designated common area, somewhat similar to today’s design of around 40 percent to 60 percent common area.

Year Built:	1974

Effective Age:	29 years

Expected Economic Life:	50 years

Remaining Economic Life:	21 years

VALUATION SERVICES	54	ADVISORY GROUP

IMPROVEMENTS DESCRIPTION

Americans With Disabilities Act

The Americans With Disabilities Act (ADA) became effective January 26, 1992. We have not made, nor are we qualified by training to make, a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey and a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since we have not been provided with the results of a survey, we did not analyze the results of possible non-compliance.

Hazardous Substances

We are not aware of any potentially hazardous materials (such as formaldehyde foam insulation, asbestos insulation, radon gas emitting materials, or other potentially hazardous materials), which may have been used in the construction of the improvements. However, we are not qualified to detect such materials and urge the client to employ an expert in the field to determine if such hazardous materials are thought to exist.

VALUATION SERVICES	55	ADVISORY GROUP

REAL PROPERTY TAXES AND ASSESSMENTS

Taxes are levied against all real property in this locale for the purpose of providing funding for the various municipalities. The amount of ad valorem taxes is determined by the current assessed value for the property in conjunction with the total combined tax rate for the municipalities. The property is subject to the taxing jurisdiction of Orange County. The assessors’ parcel identification number is 269-103-16.

Under the provisions of Article XIIIA of the California Tax and Revenue Code, properties are assessed their market value as of March 1, 1975, the base year lien date. This value may be increased only 2.0 percent per year, with few exceptions. Events such as a transfer of ownership, or significant new construction will trigger a reassessment of the property. The county assessor usually accepts the sale price, or the cost of improvements, in calculating assessed value. Assessed values are usually poor indicators of actual market value and are useful only to estimate effective tax rates.

The 2002 calendar fiscal tax year is the most recent year for both assessed value and tax information for the subject. This data is shown below.

The definition of market value used in this report assumes a sale of the property. If the property were sold, it would be reassessed according to the county assessor’s opinion of its market value, which is typically the sale price. The current assessment of the property of $2,339,037 is considered low based on our market value estimates determined herein.

PROPERTY ASSESSMENT/TAX DATA

Tax Year	2002-2003

Improvement Assessed Value	$1,571,047
Plus Land	$771,743

R.P. Assessed Value	$2,342,790
Assessment Ratio	100%
Tax Rate	1.2173272
Per	$100
R.P. Taxes	$28,519
Personal Property Assessed	$614,053
Tax Rate	1.0076997
Per	$100
P.P. taxes	$6,188
Total Assessed Value	$2,956,843
Estimated Taxes	$34,707
Taxes per Bed	$598

The definition of market value used in this report assumes a sale of the property. If the property were sold, it would be reassessed according to the county assessor’s opinion of its market value, which is typically the sale price. The current assessment of the property of $2,956,843 is considered high based on our market value estimates determined herein.

VALUATION SERVICES	56	ADVISORY GROUP

REAL PROPERTY TAXES AND ASSESSMENTS

Assuming that the real estate new has a value of around $2,000,000 based on the Cost Approach (after deducting for any going concern value), the indicated base taxes for the facility would be approximately $23,000. In order to provide adequately for property taxes, a tax liability of $24,000 rounded will be reflected in our proforma model in the Income Capitalization Approach. The above calculations are presented in the following table.

VALUATION SERVICES	57	ADVISORY GROUP

ZONING

The property is zoned R-3 (Multi-Family Residential) by the City of Fullerton. Permitted uses within this single and family residential use. A conditional use permit is required for senior housing or assisted living care for over six residents. Therefore the subject development is a legal, non-conforming use.

We are not experts in the interpretation of complex zoning ordinances but the property appears to be a conforming use based on our review of public information. The determination of compliance is beyond the scope of a real estate appraisal.

We know of no deed restrictions, private or public, that further limit the subject property’s use. The research required to determine whether or not such restrictions exist, however, is beyond the scope of this appraisal assignment. Deed restrictions are a legal matter and only a title examination by an attorney or title company can usually uncover such restrictive covenants. Thus, we recommend a title search to determine if any such restrictions do exist.

VALUATION SERVICES	58	ADVISORY GROUP

HIGHEST AND BEST USE

Definition Of Highest And Best Use

According to The Dictionary of Real Estate Appraisal, Third Edition (1993), a publication of the Appraisal Institute, the highest and best use is defined as:

The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value. The four criteria the highest and best use must meet are legal permissibility, physical possibility, financial feasibility, and maximum profitability.

Highest And Best Use Criteria

We evaluated the site’s highest and best use both as currently improved and as if vacant. In both cases, the property’s highest and best use must meet four criteria described above.

Legally Permissible

The first test concerns permitted uses. According to our understanding of the zoning ordinance, noted earlier in this report, the site may legally be improved with structures that accommodate multi-family uses. A senior housing facility can be developed with a conditional use permit. Aside from the site’s zoning and regulations, we are not aware of any legal restrictions that limit the potential uses of the subject.

Physically Possible

The second test is what is physically possible. As discussed in the “Property Description,” the site’s size, soil, topography, etc. do not physically limit its use. The subject site is of adequate shape and size to accommodate almost all urban land uses.

Financial Feasibility and Maximal Productivity

The third and fourth tests are, respectively, what is feasible and what will produce the highest net return. After analyzing the physically possible and legally permissible uses of the property, the highest and best use must be considered in light of financial feasibility and maximum productivity. For a potential use to be seriously considered, it must have the potential to provide a sufficient return to attract investment capital over alternative forms of investment. A positive net income or acceptable rate of return would indicate that a use is financially feasible.

As stated in the Competitive Market Analysis section, population, income and age statistics would indicate that demand for senior living options in the subject area is considered fair moderate good. This relates to the economic feasibility of developing a property similar to the subject. The stabilized facilities in the subject’s market area are exhibiting occupancies above 90 percent. As such, market conditions for senior living in the subject’s primary market area is considered adequate .

Highest and Best Use of Site As Though Vacant

Considering the subject site’s size, configuration and topography, location among other assisted living properties and state of the local assisted living market, it is our opinion that the Highest and Best Use of the subject site as though vacant is multi-family residential property developed to the highest density possible.

VALUATION SERVICES	59	ADVISORY GROUP

HIGHEST AND BEST USE

Highest and Best Use of Property As Improved

According to the Dictionary of Real Estate Appraisal, highest and best use of the property as improved is defined as:

The use that should be made of a property as it exists. An existing property should be renovated or retained as is so long as it continues to contribute to the total market value of the property, or until the return from a new improvement would more than offset the cost of demolishing the existing building and constructing a new one.

As discussed, an assisted living facility exists on the site. The design, layout, as well as average unit size of the facility is dated and some functional obsolescence in the improvements could be considered applicable. As will be demonstrated in the Sales Comparison Approach and the Income Capitalization Approach, the operating characteristics of an assisted living facility represents a viable facility from a revenue-producing standpoint.

Alternative uses for the existing improvements, however, would be limited due to the overall design (smaller rooms and no individual cooking facilities). As a result, any conversion to an alternative use would be costly.

It is our opinion that the existing complex adds value to the site as if vacant, and rent levels of existing leases encumbering the subject property would dictate a continuation of the current use. Therefore, it is our opinion that the Highest and Best Use of the subject property as improved is as it is currently utilized as an assisted living facility.

VALUATION SERVICES	60	ADVISORY GROUP

VALUATION PROCESS

Methodology

There are three generally accepted approaches available in developing an opinion of value: the Cost, Sales Comparison and Income Capitalization approaches. We have considered and analyzed each in this appraisal to develop an opinion of the market value of the subject property, because this is a complete appraisal. In appraisal practice, an approach to value is included or eliminated based on its applicability to the property type being valued and the quality of information available. Each approach is discussed below, and applicability to the subject property is briefly addressed in the following summary.

Land Value

Developing an opinion of land value is typically accomplished via the Sales Comparison Approach by analyzing sites of comparable utility adjusted for differences, to indicate a value for the subject parcel. Valuation is typically accomplished using a unit of comparison such as price per square foot or acre. Adjustments are applied to the units of comparison from an analysis of comparable sales, and the adjusted unit of comparison is then used to derive a total value.

The reliability of this approach is dependent upon (a) the availability of comparable sales data; (b) the verification of the sales data; (c) the degree of comparability; (d) the absence of nontypical conditions affecting the sales price.

Cost Approach

The Cost Approach is based upon the proposition that an informed purchaser would pay no more for the subject than the cost to produce a substitute property with equivalent utility. This approach is particularly applicable when the property being appraised involves relatively new improvements, which represent the highest and best use of the land; or when relatively unique or specialized improvements are located on the site, for which there exist few sales or leases of comparable properties.

In the Cost Approach, the appraiser forms an opinion of the cost of all improvements, depreciating them to reflect value loss from physical, functional and external causes. Land value, entrepreneurial profit and depreciated improvement costs are then added for a total value.

Sales Comparison Approach

The Sales Comparison Approach utilizes sales of comparable properties, adjusted for differences, to indicate a value for the subject property. Valuation is typically accomplished using a unit of comparison such as price per square foot, effective gross income multiplier or net income multiplier. Adjustments are applied to the units of comparison from an analysis of comparable sales, and the adjusted unit of comparison is then used to derive a total value.

The reliability of this approach is dependent upon (a) the availability of comparable sales data; (b) the verification of the sales data; (c) the degree of comparability; (d) the absence of non-typical conditions affecting the sales price.

Income Capitalization Approach

This approach first determines the income-producing capacity of a property by utilizing contract rents on leases in place and by estimating market rent from rental activity at competing properties. Deductions then are made for vacancy and collection loss and operating expenses. The resulting net operating income is capitalized at an overall capitalization rate to derive an

VALUATION SERVICES	61	ADVISORY GROUP

VALUATION PROCESS

opinion of value. The capitalization rate represents the relationship between net operating income and value.

Related to the Direct Capitalization Method is the Discounted Cash Flow Method. In this method, periodic cash flows (which consist of net operating income less capital costs) and a reversionary value are developed and discounted to a present value using an internal rate of return that is determined by analyzing current investor yield requirements for similar investments.

The reliability of the Income Capitalization Approach depends upon whether investors actively purchase the subject property type for income potential, as well as the quality and quantity of available income and expense data from comparable investments.

Summary

This appraisal employs all three typical approaches to value: the Cost Approach, the Sales Comparison Approach and the Income Capitalization Approach. Based on our analysis and knowledge of the subject property type and relevant investor profiles, it is our opinion that all approaches would be considered meaningful and applicable in developing a credible value conclusion.

The valuation process is concluded by analyzing each approach to value used in the appraisal. When more than one approach is used, each approach is judged based on its applicability, reliability, and the quantity and quality of its data. A final value opinion is chosen that either corresponds to one of the approaches to value, or is a correlation of all the approaches used in the appraisal.

VALUATION SERVICES	62	ADVISORY GROUP

LAND VALUATION

We used the Sales Comparison Approach to develop an opinion of land value. In this method, we analyzed prices buyers have recently paid for similar sites in this area, as well as examined current offerings. In making comparisons, we adjusted the sale prices for differences between this site and the comparable sites. We present on the following pages a summary of pertinent details of sites recently sold that we compared to the site appraised.

In the valuation of the subject’s fee simple interest, the Sales Comparison Approach has been used to establish prices being paid for comparably zoned land. The most widely used and market oriented unit of comparison for properties with characteristics similar to those of the subject is the sale price per square foot of land area. All transactions utilized in this analysis are computed on this basis.

Real estate developers make qualitative and quantitative judgments in the acquisition of a site with development potential such as the subject property. Subjectively, a developer considers the nature of surrounding land uses and proximity to complimentary services to a potential project. Objectively, the physical and functional attributes of the site, and the cost of preparing it for construction must be calculated. Lying between these two considerations are the many aesthetic and economic factors, which come to influence the final product.

The major elements of comparison for analysis of this type include the property rights conveyed, the financial terms incorporated into a particular transaction, the conditions or motivations surrounding the sale, changes in market conditions since the sale, the location of the real estate, its utility and the physical characteristics of the property.

VALUATION SERVICES	63	ADVISORY GROUP

LAND VALUATION

LAND SALES MAP

VALUATION SERVICES	64	ADVISORY GROUP

LAND VALUATION

SUMMARY OF LAND SALES

		Grantor	Price	Site SqFt	Zoning

No.	Location	Grantee	Date	Site Acres	Utility*	$/SqFt	COMMENTS

		Century Life Church	$5,000,000	239,580 SF	R-3	$20.87	Intended use to construct a multi-family complex.
1	13201 Century Boulevard
Garden Grove, CA
		La Quinta Development	1/03	5.5000 Ac	Good
		Kay Kunitake, et al	$3,500,000	191,664 SF	R	$18.26	Intended use to construct a multi-family complex.
2	4091 Prospect Avenue
Yorba Linda, CA
		AHP Parkwood LP	1/03	4.4000 Ac	Good
		K & P Partnership	$1,400,000	56,980 SF	HCSP	$24.57	Intended use to construct a multi-family complex.
3	12811 Garden Grove Boulevard
Garden Grove, CA
Garden Grove Affordable Housing
		Investors LP	10/01	1.3081 Ac	Good

	Price	Site SqFt	Zoning

	Date	Site Acres	Utility*	$/SqFt

Survey Low	$1,400,000	56,980 SF	N/A	$18.26
Survey High	$5,000,000	239,580 SF	N/A	$24.57
Average	$3,300,000	162,741 SF	N/A	$21.23
Survey Low	10/01	1.3081 Ac	N/A
Survey High	1/03	5.5000 Ac	N/A
Average	8/02	3.7360 Ac	N/A
Subject Property		43,790	R-3	N/A
		1.0053	Good	N/A

*Utility includes shape, access, frontage and visibility.

VALUATION SERVICES	65	ADVISORY GROUP

LAND VALUATION

Adjustment Process

Property Rights Conveyed

All of the sales utilized in this analysis involved the transfer of the fee simple interest. No adjustments were required.

Financial Terms

To the best of our knowledge, all of the sales utilized in this analysis were accomplished with cash and/or cash and market-oriented financing. Therefore, no adjustment for financial terms is required for the comparables.

Conditions of Sale

Adjustments for conditions of sale usually reflect the motivations of the buyer and the seller. In many situations the conditions of sale may significantly affect transaction prices. However, all sales used in this analysis are considered to be “arms-length” market transactions between both knowledgeable buyers and sellers on the open market. Therefore, no adjustments for conditions of sale are required for the comparables.

Market Conditions

The sales included in this analysis date between October 19, 2001 and January 22, 2003. The market has changed over this time period. The appropriate adjustment was made to each comparable.

Location

An adjustment for location is required when the locational characteristics of a comparable property are different from those of the subject property. A senior housing location is dependent on its visibility and access, as well as proximity to transportation and support services. The subject property is considered to exhibit a good location and visibility and it has average access. We have made a negative adjustment to those comparables considered superior in location versus the subject. Conversely, a positive adjustment was made to those comparables considered inferior. Each comparable was adjusted accordingly.

Size

The size adjustment generally reflects the inverse relationship expressed between unit price and lot size. Smaller lots tend to sell for higher unit prices than larger lots, and vice versa. Hence, positive adjustments were made to larger land parcels, and negative adjustments were made to smaller land parcels. Each comparable was adjusted accordingly.

Public Utilities

All of the sales, like the subject, had full access to public utilities at the time of sale; therefore, no adjustments for this characteristic were required.

Utility

The subject property has good utility. The parcel is adequately shaped to accommodate a typical building, and it has good access, frontage and visibility. When a comparable is considered to have superior or inferior utility, an adjustment was made.

VALUATION SERVICES	66	ADVISORY GROUP

LAND VALUATION

Other

In some cases, other variables will impact the price of a transaction. Some examples would include soil or slope conditions, restrictive zoning, easements, wetlands or external influences. In our analysis of the comparables we found that no unusual conditions existed at the time of sale. As a result, no adjustments were required.

Discussion of Comparable Sales

Comparable Sale No. 1

This is the May 2003 sale of a commercial site located in Garden Grove, California. The parcel contains 5.50 acres. At the time of sale, this comparable was considered similar to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable is of a similar size to the subject. The comparable has similar utility in relation to the subject. No adjustments were warranted for location, size, utilities, utility, and other characteristics.

Comparable Sale No. 2

This is the January 2003 sale of a multi-family site located in Yorba Linda, California. The parcel contains 4.40 acres. At the time of sale, this comparable was considered slightly inferior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable is of a similar size to the subject. The comparable has similar utility in relation to the subject. A positive adjustment was warranted for location. Negative adjustments were not warranted.

Comparable Sale No. 3

This is the October 2001 sale of a multi-family site located in Garden Grove, California. The parcel contains 1.308 acres. At the time of sale, this comparable was considered slightly superior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable is of a similar size to the subject. The comparable has similar utility in relation to the subject. A negative adjustment was warranted for location. Positive adjustments were not warranted.

No adjustments were warranted for location, size, utilities, utility, and other characteristics.

VALUATION SERVICES	67	ADVISORY GROUP

LAND VALUATION

A summary of our land sale adjustments is presented below.

LAND SALE ADJUSTMENT GRID

		Economic Adjustments (Cumulative)					Property Characteristic Adjustments (Additive)

		Property	Financing &
	$/SqFt	Rights	Conditions	Exp. After	Market*				Public			Adj.
No.	Date	Conveyed	of Sale	Purchase	Conditions	Subtotal	Location	Size	Utilities	Utility**	Other	$/SqFt	Overall

1	$20.87	Fee Simple/Mkt.	Arms-Length	None	Similar	$20.87	Similar	Similar	Similar	Similar	Similar	$20.87	Similar
	1/03	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
2	$18.26	Fee Simple/Mkt.	Arms-Length	None	Similar	$18.26	Inferior	Similar	Similar	Similar	Similar	$19.17	Inferior
	1/03	0.0%	0.0%	0.0%	0.0%	0.0%	5.0%	0.0%	0.0%	0.0%	0.0%	5.0%
3	$24.57	Fee Simple/Mkt.	Arms-Length	None	Similar	$24.57	Superior	Similar	Similar	Similar	Similar	$23.34	Superior
	10/01	0.0%	0.0%	0.0%	0.0%	0.0%	-5.0%	0.0%	0.0%	0.0%	0.0%	-5.0%

SUMMARY

	Unadjusted	Adjusted

	$/SF Land	$/SF Land

Price Range	$18.26	$19.17
Low	$18.26	$19.17
High	$24.57	$23.34
Average	$21.23	$21.13
Net Adjustment Range (Additive Property Characteristics)
Low	-5.0%
High	5.0%
Average	0.0%

Summary of Sales and Opinion of Site Value

After considering the differences between each comparable and the subject, the adjusted sales price range is $19.17 to $23.34 per square foot of site area. We have elected to conclude within this range and our opinion of land value indicated by the Sales Comparison Approach is:

	Sq.Ft.
Sq.Ft.:		43,790
Opinion of Value:	× $	20.00

Indicated Land Value:		$875,800
Rounded Land Value:		$900,000

VALUATION SERVICES	68	ADVISORY GROUP

COST APPROACH

Methodology

The Cost Approach is based on the principle of substitution, which states that no prudent person will pay more for a property than the cost of acquiring a site and constructing, without undue delay, an equally desirable and useful property. The steps have been outlined under the Valuation Process section of this report. We have previously developed an opinion of land value at $900,000.

Replacement Cost New (RCN)

In this section, we will estimate the replacement cost of the existing improvements. Generally, there are three methods of estimating replacement cost; 1) review of the actual/proposed costs of the subject, 2) review of construction costs of other similar type properties, and 3) estimating costs from published cost data sources. In the case of the subject, we were not not provided with actual construction costs for the improvements.

Marshall Valuation Service

As a check towards the above comparisons, we have estimated the replacement cost for the improvements from the Calculator Section in the Marshall Valuation Service, a nationally recognized publication containing construction costs for all types of improvements. Base costs in the Marshall Valuation Service are revised monthly and adjustment factors are provided to reflect regional and local cost variations.

Base Building Costs

The published costs include all direct costs for the base structure and tenant improvements, and the following indirect costs:

1.	Plans, specifications, and building permits, including engineer’s and architect’s fees;

2.	Interest on construction funds during the construction period;

3.	Sales taxes on materials; and

4.	Contractor’s overhead and profit, including worker’s compensation, fire and liability insurance, unemployment insurance, etc.

These base building costs, adjusted for any unique building characteristics and cost multipliers, are presented in the cost summary chart following this section.

Base Construction Costs

In referencing the Marshall Valuation Service cost manual, we have used base costs for a average quality Class D Multiple Residence – Elderly Assisted Living in Section 12/Page 16. The indicated base cost for the improvements is $ 56.84 per square. Based on the construction quality of the subject, we have concluded to a cost of $56.84 per square foot. Adjustments include $2.00 per square foot for sprinklers. Multiplier adjustments include 1.03 for current conditions, 1.14 for location, 1.00 for story height and .94 for perimeter.

Personal Property (Furniture, Fixtures and Equipment)

Based on the Marshall Valuation Service cost manual, the cost of furnishings, fixtures and equipment is estimated to be $3,500 per unit/bed or $238,000 for the 68 units.

VALUATION SERVICES	69	ADVISORY GROUP

COST APPROACH

Site Improvement Costs

Site improvement costs are not included in our Base Building Cost opinion. These include landscaping, asphalt paving, walkways, etc. Site improvement costs are estimated to be $87,580.

Other Indirect Costs

Other indirect costs not included in the RCN of building and site improvements are developer overhead, property taxes, permanent loan fees, legal costs, developer fees, contingencies, and lease-up and marketing costs.

Research into these costs leads to the conclusion that an average property requires an allowance for other indirect costs of between 8.00 percent and 12.00 percent of RCN of building improvements plus site improvements. We have chosen to use 10.0 percent in our analysis.

Pre-Marketing/Stabilization Costs

Total costs to bring the property into production to a stabilized occupancy level include marketing and pre-marketing expenses, operating losses incurred during fill-up, promotional and public relations expenses, marketing consultants, and professional advertising through the various media. Based upon our knowledge of these expenses for similar facilities, and discussions with marketing specialists and consultants, we estimated the total costs to bring the property into production at stabilized occupancy to be approximately $374,000 or $5,500 per unit. We note that this estimate presumes a healthy market and a competent marketing/management team.

Entrepreneurial Profit

Entrepreneurial profit represents the return to the developer for taking the construction and lease-up risk. Market conditions can influence entrepreneurial profit. Based upon our discussions with developers in the local market, this figure tends to range between 10.00 percent to 20.00 percent of total direct and indirect costs. We chose to use 15.0 percent.

VALUATION SERVICES	70	ADVISORY GROUP

COST APPROACH

Accrued Depreciation

There are three sources of accrued depreciation:

Physical Deterioration:	The subject improvements were built in 1974. We have used the economic age-life method to develop an opinion of physical deterioration. In the Improvements Description section of this report, we developed an opinion that the effective age of the subject to be 29 years and the economic life to be 50 years. This results in a physical deterioration of 58.00 percent (effective age divided by economic life).

The furniture, fixtures and equipment (FF&E). We have concluded that the effective age of the FF&E to be 29 years and the economic life to be 10 years. This results in a physical deterioration of 80.00 percent (effective age divided by economic life).

Functional Obsolescence:	Due to the fact that our RCN opinion considers the construction of the subject improvements utilizing modern materials and current standards, design and layout, functional obsolescence is not applicable. Therefore, functional obsolescence is zero percent. We do acknowledge that the improvements are older, dated and that the unit sizes are smaller than newer, competitive properties in the marketplace.

External Obsolescence:	Based upon a review of the specific location of the subject as well as the local assisted living market, external obsolescence is zero percent.

Total Depreciation:	The sum of these elements of accrued depreciation is 58.00 percent for the improvements and 80.00 percent for the FF&E.

Conclusion

Please refer to the following page for our Cost Approach summary that concludes to a market value opinion as follows:

Value
Cost Approach Conclusion	$2,553,830
Rounded	$2,600,000
Per Unit	$38,235

VALUATION SERVICES	71	ADVISORY GROUP

COST APPROACH

COST APPROACH SUMMARY

				Total
	SqFt	$/SqFt	Total	Cost

REPLACEMENT COST NEW (RCN)
Building Base Cost	39,553	$56.84	$2,248,193
Sprinklers	39,553	$2.00	79,106

Subtotal (GBA)	39,553	$58.84	$2,327,299

Subtotal of Building Costs			$2,327,299
Multipliers
Current Cost		1.030
Local Area		1.140
Perimeter (approximate; blended)		0.937
Building Height		1.000
Product of Multipliers			x 1.100

Adjusted Base Cost			$2,560,553
Furnishings, Fixtures & Equipment
FF&E	$3,500	$/Unit	$238,000

Total Furnishings, Fixtures & Equipment			$238,000
Site Improvements	$2.00	$/SqFt	$87,580

Total Direct Costs			$2,886,133
Plus: Indirect Costs (% of Direct Costs)	10.0%		$288,613

Subtotal Replacement Cost New ( RCN )				$3,174,746
Pre-Marketing/Stabilization Costs	$5,500	$/Unit	$374,000

Subtotal				$3,548,746
Plus: Entrepreneurial Profit (% of RCN)	15.0%			532,312

Total Replacement Cost New ( RCN )				$4,081,058
Per Square Foot				$39,553.00
Per Unit				$60,016

	Improvements		FF&E

ACCRUED DEPRECIATION
Physical Deterioration
Effective Age (Years):	29 Years		8 Years
Total Expected Economic Life	50 Years		10 Years

Total Physical Depreciation:	58.0%	$2,208,268	80.0%	$218,960
Functional Obsolescence	0.0%	0
External Obsolescence	0.0%	0

Total	58.0%	$2,208,268	80.0%	$218,960	$2,427,228

Depreciated Value of the Improvements					$1,653,830
Per Square Foot GBA					$91.16
Per Unit					$108,746
Plus Land Value					$900,000

Indicated Value					$2,553,830
Rounded to nearest $100,000					$2,600,000
Per Unit					$38,235
Per Square Foot					$65.73

Source: Marshall Valuation Service	Section: 12	Quality:	Average
	Section: 16	Class:	D
	Date: 8/02	Type:	Multiple Residences - Elderly Assisted Living

VALUATION SERVICES	72	ADVISORY GROUP

SALES COMPARISON APPROACH

Methodology

In the Sales Comparison Approach, we developed an opinion of value by comparing this property with similar, recently sold properties in the surrounding or competing area. Inherent in this approach is the principle of substitution, which states that when a property is replaceable in the market, its value tends to be set at the cost of acquiring an equally desirable substitute property, assuming that no costly delay is encountered in making the substitution.

By analyzing sales that qualify as arm’s-length transactions between willing and knowledgeable buyers and sellers, we can identify value and price trends. The basic steps of this approach are:

1.	Research recent, relevant property sales and current offerings throughout the competitive area;

2.	Select and analyze properties that are similar to the property appraised, analyzing changes in economic conditions that may have occurred between the sale date and the date of value, and other physical, functional, or locational factors;

3.	Identify sales that include favorable financing and calculate the cash equivalent price;

4.	Reduce the sale prices to a common unit of comparison such as price per square foot, price per unit or effective gross income multiplier;

5.	Make appropriate comparative adjustments to the prices of the comparable properties to relate them to the property being appraised; and

6.	Interpret the adjusted sales data and draw a logical value conclusion.

The most widely used and market-oriented unit of comparison for properties such as the subject is the sales price per unit basis. All comparable sales were analyzed on this basis.

On the following pages we present a summary of the improved properties that we compared to the subject property, a map showing their locations, and an adjustment grid. Detail sheets describing these sales can be found in the Addenda.

Due to the nature of the subject property and the level of detail available for the comparable data, we have elected to analyze the comparables through application of:

•	A cash flow multiplier (CFM) analysis

•	An effective gross income multiplier (EGIM) analysis

•	A traditional adjustment grid utilizing percentage adjustments

VALUATION SERVICES	73	ADVISORY GROUP

SALES COMPARISON APPROACH

SENIOR HOUSING SALES

				No. of
		Sale	Year	Units		Size	Sale		Net
No.	Facility Name/Location	Date	Built	(SF/Unit)	Occ.	(SF)	Price	Revenues	Income

1	Carmel Village	01/03	1986	189	97%	117,666	$23,125,000	$5,450,000	$2,575,000
	17077 San Mateo Street			623				$28,836	$13,624
	Fountain Valley, CA
2	Emerald Hills	09/02	1999	89	100%	61,677	$8,800,000	$2,475,000	$985,000
	11550 Education Street			693				$27,809	$11,067
	Auburn, CA
3	Woodmark at Summit	02/02	1998	92	60%	77,445	$9,500,000	$3,300,000	$1,200,000
	5165 Summit Ridge Court			842				$35,870	$13,043
	Reno, NV
4	Mapleridge of Laguna Creek	01/02	1999	84	76%	50,476	$8,055,600	$2,550,000	$850,000
	6727 Laguna Park Drive			601				$30,357	$10,119
	Elk Grove, CA
5	Atria Redding	07/01	1997	60	95%	44,328	$5,000,000	$1,950,000	$625,000
	101 Quartz Hill Road			739				$32,500	$10,417
	Redding, CA
6	Aegis of Napa	06/01	1999	43	N/A	34,030	$7,200,000	$2,100,000	$775,000
	2100 Redwood Road			791				$48,837	$18,023
	Napa, CA
Subj	Retirement Inn of Fullerton		1974	68	87%	39,553		$1,452,656	$248,224
	1621 E. Commonwealth Ave.			582				$24,555	$4,196
	Fullerton, CA
Data Range		Low	1997	43	60%	44,328	$5,000,000	$14,789	$10,417
		High	1999	96	100%	77,445	$9,500,000	$48,547	$20,390
		Mean	1998	82	83%	58,482	$7,838,900	$503,420	$162,278
[Additional columns below]

[Continued from above table, first column(s) repeated]

				Units of Comparison

		Expense	Price	Price			Cap
No.	Facility Name/Location	Ratio	Per Unit	Per SF	EGIM	CFM	Rate

1	Carmel Village	52.8%	$122,354	$196.53	4.24	8.98	11.14%
	17077 San Mateo Street
	Fountain Valley, CA
2	Emerald Hills	60.2%	$98,876	$142.68	3.56	8.93	11.19%
	11550 Education Street
	Auburn, CA
3	Woodmark at Summit	63.6%	$103,261	$122.67	2.88	7.92	12.63%
	5165 Summit Ridge Court
	Reno, NV
4	Mapleridge of Laguna Creek	66.7%	$95,900	$159.59	3.16	9.48	10.55%
	6727 Laguna Park Drive
	Elk Grove, CA
5	Atria Redding	67.9%	$83,333	$112.80	2.56	8.00	12.50%
	101 Quartz Hill Road
	Redding, CA
6	Aegis of Napa	63.1%	$167,442	$211.58	3.43	9.29	10.76%
	2100 Redwood Road
	Napa, CA
Subj	Retirement Inn of Fullerton	82.9%
	1621 E. Commonwealth Ave.
	Fullerton, CA
Data Range		63.6%	$83,333	$112.80	2.56	7.92	10.55%
		67.9%	$103,261	$159.59	3.56	9.48	12.63%
		62.8%	$95,343	$134.43	3.04	8.58	11.72%

VALUATION SERVICES	74	ADVISORY GROUP

SALES COMPARISON APPROACH

IMPROVED SALES COMPARABLE MAP

VALUATION SERVICES	75	ADVISORY GROUP

SALES COMPARISON APPROACH

Cash Flow Multiplier

The cash flow multiple (CFM) is considered a reliable indicator of value. This is because the CFM considers both the income and the expenses of a facility, whereas the EGIM and the price per unit do not. The CFMs of the comparables range from 7.92x to 9.48x cash flow, with an average of 8.66x. The properties are newer facilities in good condition. The financial indicators are all based on stabilized operating levels.

The subject is an assisted living facility of average quality that is located in a good senior demographic market area in California. We note that the forecast subject expense ratio, inclusive of management fees and replacement reserves, is 82.91 percent, which falls at the upper portion of the range of the comparables. In addition, the subject’s cash flow is low relative to the comparables. We have utilized a cash flow multiplier in the middle portion of the range of 9.00x, which when applied to the subject’s projected stabilized cash flow (net operating income) arrives at a market value for the subject as follows:

		Subject	Indicated
Range	CFM	NOI	Value	$/Unit

Low	7.92	$248,224	$1,965,103	$28,899
High	9.48	$248,224	$2,352,459	$34,595
Median	8.93	$248,224	$2,217,632	$32,612
Average	8.66	$248,224	$2,150,035	$31,618

CONCLUSIONS

Indicated CFM		9.00
Net Operating Income	x $	248,224

Indicated Stabilized Value		$2,234,012
Rounded to nearest $100,000		$2,200,000
Per Unit		$32,353
Per Square Foot		$55.62

Therefore, the indicated value for the subject the CFM analysis is $2,200,000.

Effective Gross Income Multiplier

The effective gross income multiplier serves as an indicator of market value as expressed by the relationship between the sales price of a property and its effective gross income. This unit of comparison is commonly utilized by participants active in the real estate market. A significant strength of this analytical technique is that it represents a direct factor of income as reflected by the market and, therefore, requires no adjustment. Furthermore, the effective gross income is more easily verified and more reliable than net operating income since the figure is not distorted by management fees, capital costs or accounting conventions.

The effective gross income multipliers for the comparable sales indicate a range of 2.56x to 4.24x effective gross income with an average of 3.28x. In The Senior Care Acquisition Report, 2003, published by Irving Levin Associates, EGlMs for 2002 were analyzed. In general, the average EGIM for assisted living facilities in 2002 was 2.4x. This represented a strong decline over the EGIM of 3.2x reported in 2001. The decline was reported as being reflective of the excessive development in the 1990s, as well as several corporate bankruptcies during 2001.

VALUATION SERVICES	76	ADVISORY GROUP

SALES COMPARISON APPROACH

Furthermore, our findings are that multipliers decline as the age of the facility increases. We have utilized an EGIM of 1.50x for the subject, which below the range for the comparables, however, this rate is considered reasonable for the subject given the subject’s projected expense ratio. This is applied to the subject’s projected effective gross income as follows:

		Subject	Indicated
Range	EGIM	EGI	Value	$/Unit

Low	2.56	$1,452,656	$3,724,760	$54,776
High	4.24	$1,452,656	$6,163,794	$90,644
Median	3.16	$1,452,656	$4,589,027	$67,486
Average	3.28	$1,452,656	$4,764,894	$70,072

CONCLUSIONS

Indicated EGIM		1.50
Effective Gross Income	x $	1,452,656

Indicated Stabilized Value		$2,178,985
Rounded to nearest $100,000		$2,200,000
Per Unit		$32,353
Per Square Foot		$55.62

Therefore, the indicated value for the subject by the EGIM analysis is $2,200,000.

Price Per Unit

The price per unit is the most frequently quoted unit of comparison. This is despite the fact he fact that the calculation ignores variations in rates or operating margins and, therefore, is indifferent to the income generating potential of an investment property. Nonetheless, the price per unit provides some indication of prices. Although our income estimates maybe based on a per resident basis due to the possible inclusion of shared units, the basis of the comparables has been analyzed on a per unit situation. We believe that comparing the subject on a per unit basis is the most reasonable method and would not provide a misleading value estimate for the property.

The following is a discussion of the sales that have been compared with the subject. Again, the sales have been analyzed on a price per unit basis with all necessary adjustments. Reference is made to sales summary shown previously.

Percentage Adjustment Method

Adjustment Process

The sales that we have utilized represent the best available information that could be compared to the subject property. The major elements of comparison for an analysis of this type include the property rights conveyed, the financial terms incorporated into a particular transaction, the conditions or motivations surrounding the sale, changes in market conditions since the sale, the location of the real estate, its physical traits and the economic characteristics of the property.

The first adjustment made to the market data takes into account differences between the subject property and the comparable property sales with regard to the legal interest transferred. Advantageous financing terms or peculiar conditions of sale are then adjusted to reflect a

VALUATION SERVICES	77	ADVISORY GROUP

SALES COMPARISON APPROACH

normal market transaction. Next, changes in market condition must be accounted for, thereby creating a time adjusted normal unit of comparison. Lastly, adjustments for location, the physical traits and the economic characteristics of the market data are made in order to generate the final adjusted unit rate, which is appropriate for the subject property.

Property Rights Conveyed

All of the sales utilized in this analysis involved the transfer of the fee simple interest. Since we are appraising the fee simple interest of the subject property, no adjustments were required.

Financial Terms

To the best of our knowledge, all of the sales utilized in this analysis were accomplished with cash and/or cash and market-oriented financing. Therefore, no adjustment for financial terms is required for the comparables.

Conditions of Sale

Adjustments for conditions of sale usually reflect the motivations of the buyer and the seller. In many situations the conditions of sale may significantly affect transaction prices. However, all sales used in this analysis are considered to be “arms-length” market transactions between both knowledgeable buyers and sellers on the open market. Therefore, no adjustments for conditions of sale are required for the comparables.

Market Conditions

The sales included in this analysis date between January 1, 2002 and January 1, 2003. The market has not changed over this time period. The appropriate adjustment was made to each comparable.

Location

An adjustment for location is required when the locational characteristics of a comparable property are different from those of the subject property. The subject property is considered to exhibit good location and has good access and visibility. We have made a negative adjustment to those comparables considered superior in location versus the subject. Conversely, a positive adjustment was made to those comparables considered inferior. Each comparable was adjusted accordingly.

Physical Traits

Various physical factors were analyzed including size, age, condition, quality, amenities, unit mix, utility, etc. When an item was determined to be inferior to the subject, a positive adjustment was applied. When an item was determined to be superior to the subject, a negative adjustment was applied.

Economic Characteristics

This adjustment is used to reflect differences in rent levels, operating expense ratios, occupancy levels, and other items that would have an economic impact on the transaction. Each comparable was adjusted accordingly.

VALUATION SERVICES	78	ADVISORY GROUP

SALES COMPARISON APPROACH

Discussion of Comparable Sales

In our analysis of the market for comparable assisted living properties, we have compared the subject to assisted living properties from throughout the regional area. These are discussed below.

Comparable Sale No. 1

At the time of sale, this comparable was considered superior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable is of a superior age and condition to the subject. Revenue characteristics were superior. Negative adjustments were given for age/condition and revenue characteristics. Positive adjustments were not warranted.

Comparable Sale No. 2

At the time of sale, this comparable was considered superior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable is of a superior age and condition to the subject. Revenue characteristics were superior. Negative adjustments were given for age/condition and revenue characteristics. Positive adjustments were not warranted.

Comparable Sale No.

At the time of sale, this comparable was considered superior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable is of a superior age and condition to the subject. Revenue characteristics were superior. Negative adjustments were given for age/condition and revenue characteristics. Positive adjustments were not warranted.

Comparable Sale No. 4

At the time of sale, this comparable was considered superior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable is of a superior age and condition to the subject. Revenue characteristics were superior. Negative adjustments were given for age/condition and revenue characteristics. Positive adjustments were not warranted.

Comparable Sale No. 5

At the time of sale, this comparable was considered superior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable is of a superior age and condition to the subject. Revenue characteristics were superior. Negative adjustments were given for age/condition and revenue characteristics. Positive adjustments were not warranted.

Comparable Sale No. 6

At the time of sale, this comparable was considered superior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable is of a superior age and condition to the subject. Revenue characteristics were superior. Negative adjustments were given for age/condition and revenue characteristics. Positive adjustments were not warranted.

VALUATION SERVICES	79	ADVISORY GROUP

SALES COMPARISON APPROACH

A summary of our adjustments is shown in the following table.

IMPROVED COMPARABLE SALE ADJUSTMENT GRID

Comp.		Sale	Year	No .of			Price/
No.	Facility/Location	Date	Built	Units	Occup.	SF/Unit	Unit	Time

1	Carmel Village	01/03	1986	189	97%	623	$122,354	1.00
	Fountain Valley, CA
2	Emerald Hills	09/02	1999	89	0.6	693	$98,876	1.00
	Auburn, CA
3	Woodmark at Summit	02/02	1998	92	0.76	842	$103,261	1.00
	Reno, NV
4	Mapleridge of Laguna Creek	01/02	1999	84	76%	601	$95,900	1.00
	Elk Grove, CA
5	Atria Redding	07/01	1997	60	95%	739	$83,333	1.00
	Redding, CA
6	Aegis of Napa	06/01	1999	43	N/A	791	$167,442	1.00
	Napa, CA
Subj.	Retirement Inn of Fullerton		1974	68	87%	588
	Los Angeles, CA
	Averages		1996	93	81%	715	$111,861

[Additional columns below]

[Continued from above table, first column(s) repeated]

			Building
Comp.		Time	Unit Size/	Income			Total
No.	Facility/Location	Adjusted	Age/Design	Characteristics	Occ.	Location	Adjust.

1	Carmel Village	$122,354	-5%	-69%	0%	0%	-74%
	Fountain Valley, CA
2	Emerald Hills	$98,876	-5%	-62%	0%	0%	-67%
	Auburn, CA
3	Woodmark at Summit	$103,261	-5%	-68%	0%	0%	-73%
	Reno, NV
4	Mapleridge of Laguna Creek	$95,900	-5%	-59%	0%	0%	-64%
	Elk Grove, CA
5	Atria Redding	$83,333	-5%	-60%	0%	0%	-65%
	Redding, CA
6	Aegis of Napa	$167,442	-5%	-77%	0%	0%	-82%
	Napa, CA
Subj.	Retirement Inn of Fullerton
	Los Angeles, CA
	Averages

Summary of Price Per Unit Analysis

     After adjusting each comparable sale for differences with the subject property, the adjusted sale price range is $28,054 to $34,969 per unit. Based on the data, we believe that due to the subject’s level of construction quality, resident targeting and location, a price per unit towards the middle portion of the adjusted range is warranted. From this, we have correlated to a price of $31,000 per unit.

Price Per Unit Conclusion

Number of Units		Price Per Unit		Indicated Value

68	X	$31,000	=	$2,108,000
		Rounded To:		$2,100,000

The Sales Comparison Approach results in a range of values for the subject property of $2,100,000 to $2,200,000 This value range equates to a price per square foot of building area of $35.39 to $40.45, which falls below the range of the unadjusted comparables, yet is considered reasonable based on the lower economic and older physical characteristics of the subject.

Based on our analysis of competitive transactions, we conclude that the indicated value by the Sales Comparison Approach on October 18, 2003 was:

Units	Indicated Value

68	$2,200,000

VALUATION SERVICES	80	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Methodology

The Income Capitalization Approach is a method of converting the anticipated economic benefits of owning property into a value through the capitalization process. The principle of “anticipation” underlies this approach in that investors recognize the relationship between an asset’s income and its value. In order to value the anticipated economic benefits of a particular property, potential income and expenses must be projected, and the most appropriate capitalization method must be selected.

The two most common methods of converting net income into value are Direct Capitalization and Discounted Cash Flow. In direct capitalization, net operating income is divided by an overall capitalization rate to indicate an opinion of market value. In the discounted cash flow method, anticipated future cash flows and a reversionary value are discounted to an opinion of net present value at a chosen yield rate (internal rate of return).

In our opinion, the discounted cash flow analysis method is most the direct capitalization analysis method is most both the discounted cash flow and direct cap methods are appropriate to value the subject property.

Historical Financial Performance of the Subject Property

The subject is an existing assisted living facility. We were provided with financial statements for 2000, 2001, 2002, and year-to-date 2003. The financial statements have been summarized on a following chart.

Potential Gross Income

There is only one type of payment source at the subject for assisted living services; private pay residents. This type of payor is generally considered the most desirable since private pay rates allow for greater profitability than any fixed government rate plans. Therefore, revenue for the subject is received from the monthly rentals of the living units, as well as from other sources such as second person (double occupancy) fees, move-in or processing fees, as well as other miscellaneous revenue.

VALUATION SERVICES	81	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Retirement Inn of Fullerton

INCOME AND OPERATING EXPENSE SUMMARY

	2000				2001
	(January - December)				(January - December)
	Amount	$/Resident	PRD	% of EGI	Amount	$/Resident	PRD	% of EGI

REVENUES
Rental Income	$1,084,560	$19,212	$52.63	79.41%	$1,012,835	$15,666	$42.92	78.64%
Additional Personal Care	$269,204	$4,769	$13.06	19.71%	$263,758	$4,080	$11.18	20.48%
Second Occupant	$—	$—	$—	0.00%	$—	$—	$—	0.00%
New Resident Fees	$—	$—	$—	0.00%	$—	$—	$—	0.00%
Other Income	$12,047	$213	$0.58	0.88%	$11,325	$175	$0.48	0.88%

GROSS POTENTIAL REV.	$1,365,811	$24,194	$66.28	100.00%	$1,287,918	$19,921	$54.58	100.00%
Vacancy/Collection Loss	Inc. Above				Inc. Above

TOTAL NET REVENUE	$1,365,811	$24,194	$66.28	100.00%	$1,287,918	$19,921	$54.58	100.00%
OPERATING EXPENSES
Departmental
General/Administrative	$38,767	$687	$1.88	2.84%	$35,141	$544	$1.49	2.73%
Payroll (Wages)	$444,999	$7,883	$21.60	32.58%	$493,608	$7,635	$20.92	38.33%
Payroll Taxes & Benefits	$145,718	$2,581	$7.07	10.67%	$155,874	$2,411	$6.61	12.10%
Resident Care	$1,629	$29	$0.08	0.12%	$2,008	$31	$0.09	0.16%
Food Services	$106,515	$1,887	$5.17	7.80%	$96,870	$1,498	$4.11	7.52%
Activities	$5,728	$101	$0.28	0.42%	$5,975	$92	$0.25	0.46%
Housekeeping/Laundry	$15,805	$280	$0.77	1.16%	$13,472	$208	$0.57	1.05%
Plant Operations	$65,553	$1,161	$3.18	4.80%	$64,909	$1,004	$2.75	5.04%
Utilities	$62,319	$1,104	$3.02	4.56%	$72,524	$1,122	$3.07	5.63%
Marketing/Promotions	$26,189	$464	$1.27	1.92%	$36,979	$572	$1.57	2.87%
Non-Departmental
Real Estate Taxes	$33,704	$597	$1.64	2.47%	$39,431	$610	$1.67	3.06%
Insurance	$12,352	$219	$0.60	0.90%	$18,433	$285	$0.78	1.43%
Management Fees (5% of EGI)	$68,291	$1,210	$3.31	5.00%	$64,396	$996	$2.73	5.00%
Replacement Reserves ($/Unit)	$23,800	$422	$1.16	1.74%	$23,800	$368	$1.01	1.85%

TOTAL ALL EXPENSES	$1,051,369	$18,624	$51.02	76.98%	$1,123,420	$17,377	$47.61	87.23%
EXPENSE RATIO	77.0%				87.2%
NET OPERATING INCOME	$314,442	$5,570	$15.26	23.02%	$164,498	$2,544	$6.97	12.77%
OCCUPANCY	83.0%				95.1%

[Additional columns below]

[Continued from above table, first column(s) repeated]

	2002				Annualized 2003
	(January - December)				(January - August)
	Amount	$/Resident	PRD	% of EGI	Amount	$/Resident	PRD	% of EGI

REVENUES
Rental Income	$957,234	$17,239	$47.23	78.88%	$903,422	$17,099	$46.85	75.52%
Additional Personal Care	$234,668	$4,226	$11.58	19.34%	$239,943	$4,541	$12.44	20.06%
Second Occupant	$—	$—	$—	0.00%	$—	$—	$—	0.00%
New Resident Fees	$—	$—	$—	0.00%	$—	$—	$—	0.00%
Other Income	$21,555	$388	$1.06	1.78%	$52,925	$1,002	$2.74	4.42%

GROSS POTENTIAL REV.	$1,213,457	$21,853	$59.87	100.00%	$1,196,289	$22,642	$62.03	100.00%
Vacancy/Collection Loss	Inc. Above				Inc. Above

TOTAL NET REVENUE	$1,213,457	$21,853	$59.87	100.00%	$1,196,289	$22,642	$62.03	100.00%
OPERATING EXPENSES
Departmental
General/Administrative	$32,101	$578	$1.58	37.40%	$40,791	$772	$2.12	3.41%
Payroll (Wages)	$453,885	$8,174	$22.39	13.90%	$483,428	$9,150	$25.07	40.41%
Payroll Taxes & Benefits	$168,626	$3,037	$8.32	13.90%	$172,196	$3,259	$8.93	14.39%
Resident Care	$3,151	$57	$0.16	0.26%	$1,100	$21	$0.06	0.09%
Food Services	$88,402	$1,592	$4.36	7.29%	$90,723	$1,717	$4.70	7.58%
Activities	$4,742	$85	$0.23	0.39%	$4,890	$93	$0.25	0.41%
Housekeeping/Laundry	$15,213	$274	$0.75	1.25%	$14,072	$266	$0.73	1.18%
Plant Operations	$64,214	$1,156	$3.17	5.29%	$70,694	$1,338	$3.67	5.91%
Utilities	$78,117	$1,407	$3.85	6.44%	$80,145	$1,517	$4.16	6.70%
Marketing/Promotions	$31,279	$563	$1.54	2.58%	$26,306	$498	$1.36	2.20%
Non-Departmental
Real Estate Taxes	$23,925	$431	$1.18	1.97%	$20,108	$381	$1.04	1.68%
Insurance	$99,904	$1,799	$4.93	8.23%	$65,555	$1,241	$3.40	5.48%
Management Fees (5% of EGI)	$60,673	$1,093	$2.99	5.00%	$59,814	$1,132	$3.10	5.00%
Replacement Reserves ($/Unit)	$23,800	$429	$1.17	1.96%	$23,800	$450	$1.23	1.99%

TOTAL ALL EXPENSES	$1,115,931	$20,096	$55.06	91.96%	$1,153,618	$21,834	$59.82	96.43%
EXPENSE RATIO	92.0%				96.4%
NET OPERATING INCOME	$97,526	$1,756	$4.81	8.04%	$42,671	$808	$2.21	3.57%
OCCUPANCY	81.7%				77.7%

[Additional columns below]

[Continued from above table, first column(s) repeated]

	C&W Forecast
	Stabilized Year
	Amount	$/Resident	PRD	% of EGI

REVENUES
Rental Income	$1,326,000	$19,500	$59.88
Additional Personal Care	$301,920	$4,440	$13.63
Second Occupant	$18,000	$265	$0.81
New Resident Fees	$23,800	$350	$1.07
Other Income	$—	$—	$—

GROSS POTENTIAL REV.	$1,669,720	$24,555	$86.58
Vacancy/Collection Loss	$(217,064)

TOTAL NET REVENUE	$1,452,656	$23,942	$65.59
OPERATING EXPENSES
Departmental
General/Administrative	$35,000	$577	$1.58	2.41%
Payroll (Wages)	$490,000	$8,076	$22.13	33.73%
Payroll Taxes & Benefits	$180,000	$2,967	$8.13	12.39%
Resident Care	$16,000	$264	$0.72	1.10%
Food Services	$95,000	$1,566	$4.29	6.54%
Activities	$5,000	$82	$0.23	0.34%
Housekeeping/Laundry	$15,000	$247	$0.68	1.03%
Plant Operations	$65,000	$1,071	$2.94	4.47%
Utilities	$75,000	$1,236	$3.39	5.16%
Marketing/Promotions	$40,000	$659	$1.81	2.75%
Non-Departmental
Real Estate Taxes	$24,000	$396	$1.08	1.65%
Insurance	$68,000	$1,121	$3.07	4.68%
Management Fees (5% of EGI)	$72,633	$1,197	$3.28	5.00%
Replacement Reserves ($/Unit)	$23,800	$392	$1.07	1.64%

TOTAL ALL EXPENSES	$1,204,433	$19,851	$54.39	82.91%
EXPENSE RATIO	82.9%
NET OPERATING INCOME	$248,224	$4,091	$11.21	17.09%
OCCUPANCY	87.0%

VALUATION SERVICES	82	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Assisted Living Rate Analysis

The subject contains 68 studio units. The facility is of average quality construction with a layout and design typical to its vintage. The age and layout may make marketing the building a challenge relative to the competition. The following is a description of the types of accommodations that are available at the subject.

All of the residents are provided with three daily meals, weekly housekeeping, utilities (except telephone), activities, and scheduled transportation included in their monthly rent.

The subject’s actual rental rates (rent roll) were tested for reasonableness against similar facilities in the subject’s market area. In the Competitive Market Analysis section, we identified several existing facilities considered to provide competition for the subject. Data sheets were provided in the Competitive Market Analysis section presented previously. The complexes we surveyed are all considered comparable given that they all provide assisted living units. We note that the facilities are all adequately maintained and they all have a similar amenity package. All of the competing facilities have been discussed in detail in the Competitive Market Analysis section of the report.

The table below summarizes the subject’s unit types and the actual and asking monthly rents.

Retirement Inn of Fullerton

			In House Rents		Asking Rents

	No.	Occ.	Monthly	$/Unit	Monthly	$/Unit
Unit	Units	Units	Revenue	Per Mo.	Revenue	Per Mo.

Assisted Living
Studio	68	56	$84,182	$1,503	$110,228	$1,621

Assisted Total	68	56	$84,182	$1,503	$110,228	$1,621

The current in-house average rates generally falls below the asking rates at the subject. This is because the rents of the existing tenants have not increased as rapidly as the asking rates. Overall, the average actual rate is $1,503 per month, which is approximately 7.9 percent below the average asking rate of $1,621. In the Market Analysis section of this report, we concluded on a market rate of $1,625 per month for the subject studio units.

VALUATION SERVICES	83	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Base Rental Rates

The following chart details our reconciled base rental rates for the subject units at the subject. These rates were concluded to in the Competitive Market Analysis section of the report.

Retirement Inn of Fullerton
Reconciled Market Rental Rates

	Resident	No.	No.	Market
Unit Type	Type	Units	Beds	Rent

Studio	AL	68	68	$1,625

Totals		68	68

Other Revenues

In addition to room revenues, the subject receives additional income from additional personal care, new resident fees (entrance fees), second person fees, as well as miscellaneous revenue from such items as barber/beauty income, laundry services, cable TV revenue, meal and guest fees, food catering, health supplies, etc.

Additional Personal Care

This relates to the additional costs for personal care to those residents who require additional care. The historical, current and forecast revenue from this source is shown below.

Year	Total	$/Resident	PRD

2000	$269,204	$4,769	$13.06
2001	$263,758	$4,080	$11.18
2002	$234,668	$4,226	$11.58
Annualized 2003	$239,943	$4,541	$12.44
C&W Forecast	$301,920	$4,440	$13.63

According to the rent roll, additional care revenue resulted in $21,705 per month. Dividing this sum by the number of actual residents (60) results in an average additional care charge of $362 per resident. Assuming similar acuity going into the future, a charge of $350 per month per resident has been used in our analysis. We have forecast Year 1 revenue at $301,920.

New Resident Fees

The historical revenue data for the subject did not include any line item breakdown for this category. New resident fees at the subject are $1,800 per resident, which is at the upper end of the range indicated by the comparables ($1,000 to $1,800). This amount is considered high in relationship to its market rates.

VALUATION SERVICES	84	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

The typical turnover in an assisted living facility is between 20 and 28 months with a midrange of two years. This is equivalent to 35 to 50 percent of the census turning over each year. For the subject, we are estimating that 35 percent of the residents will pay entry or new resident fees of $1,000. Based on the data, we have forecast Year 1 new resident fees at $23,800.

Second Person Fees

The subject charges a fee of $750 per month for a double occupant in the same unit. This would be applicable to a spouse or sibling. The historical revenue data for the subject did not include any line item breakdown for this category. At the time of inspection, there were 2 double occupancies at the subject. We have forecast Year 1 second person occupancy of 2 residents at $750 per month. This equates to $18,000 on an annual basis.

Other Income

The historical revenue for Other Income includes Second Person Fees and New Resident Fees as well as revenue received from the subject’s barber/beauty income, cable TV revenue, meal and guest fees. No revenue has been attributed to this category as the revenue was considered in the categories above.

Concessions/Rental Allowances

At the time of inspection, the subject was offering rent concessions. The facility had also been using concessions in the latter part of 2002 and into 2003 in attempt to strengthen the relatively low occupancy. Due to the current occupancy situation at the subject, some type of concessions, along with very aggressive marketing will be required to lease the property to a stabilized condition. Although concessions will not likely be seen consistently in the market going forward, newer product will likely use them to stimulate any unforeseen vacancies, while older properties like the subject may use concessions more frequently. Nonetheless, no allowance for rent concessions will be applied to the subject as we have accounted for this potential through a lower stabilized occupancy rate and rental rate forecast.

Vacancy and Collection Loss

Both the investor and the appraiser are primarily interested in the annual revenue an income property is likely to produce over a specified period of time, rather than the income it could produce if it were always 100 percent occupied and all tenants were paying their rent in full and on time. A normally prudent practice is to expect some income loss as tenants vacate, fail to pay rent, or pay their rent late. Model units or other rent loss, if necessary, is addressed separately.

The subject, as of the most current rent roll provided, was 82 percent occupied. This is similar to lower than current average occupancy levels for the market area overall.

Rent comparable occupancies range from 71 to 98 percent with an average of 90 percent. Historical occupancy at the subject is presented below:

Historical Occupancy

					Current
				Annualized	Rent Roll
Year	2000	2001	2002	2003	Annualized

Occupancy	83.0%	95.1%	81.7%	77.7%	82.4%

VALUATION SERVICES	85	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Historical occupancy declined 2002 after seeing a notably increase in 2001 to 95.1 percent over the 83 percent average seen in 2000. For annualized 2003, occupancy declined slightly to around 78 percent with the current rent roll indicating 82 percent occupancy. Based on the subject’s recent and historical occupancy pattern, as well as the somewhat soft market conditions in the market area, we have forecast a stabilized vacancy and collection loss of 13.00 percent for the subject.

Effective Gross Income

The following table summarizes the projected estimate of stabilized income based on the above findings. The stabilized revenues reflect what we believe would be anticipated by a purchaser of the subject and are based on current market rents and trends.

Retirement Inn of Fullerton
STABILIZED OPERATING INCOME

						PER
	RESIDENT	NO.	NO.	MONTHLY		ACTUAL
UNIT TYPE	TYPE	UNITS	BEDS	RATE	INCOME	RESIDENT

Studio	AL	68	68	$1,625	$1,326,000

Total		68	68		$1,326,000	$19,500
Additional Personal Care			100%	$370	$301,920	$4,440
Second Person			2	$750	$18,000	$265
New Resident Fees			35%	$1,000	$23,800	$350
Other					$—	$—

TOTAL POTENTIAL GROSS INCOME					$1,669,720	$24,555
LESS: VACANCY @			13.0%		$(217,064)

EFFECTIVE GROSS INCOME					$1,452,656	$24,555

VALUATION SERVICES	86	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Opinion of Expenses

We have developed an opinion of the property’s annual operating expenses after reviewing its historical performance and reviewing the operating statements of similar senior living properties. We were provided with operating statements for 2000, 2001, 2002, and six months 2003. This information was previously summarized.

We were not also provided with the staffing requirements for the facility and we were not able to analyze the expenses on this basis. Furthermore, we have supported our estimate of projected expenses with other senior living facilities in the region, as well as from overall industry statistics. We also note that the reader is cautioned when reviewing the comparable expenses for individual facilities, in that the reporting of expenses varies by property and that different congregate living facilities offer different services. All comparisons will be made on an actual resident basis.

Expense Comparables

The expense comparables have been summarized on the following page.

VALUATION SERVICES	87	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

SUMMARY OF COMPARABLE OPERATING EXPENSES
ASSISTED LIVING FACILITIES

										ASHA		ASHA
										Lower	ASHA	Upper
Facility	Confidential			Confidential			Confidential			Quartile	Median	Quartile

Reporting Period	2002		2002			2002			2002		2002	2002
Year Built	1999		2001			1990			N/A		N/A	N/A
No. of IL Units	0		42			176			N/A		N/A	N/A
No. of AL Units	89		72			11			N/A		N/A	N/A
No. of ALZ Units	13		0			0			N/A		N/A	N/A
									N/A		N/A	N/A
Total Units	102		114			187			N/A		N/A	N/A
Occupancy	83%		85%			98%			N/A		N/A	N/A
Resident Days	30,901		35,493			66,890

	Per		% of	Per		% of	Per		% of
	Resident	$/RD	EGI	Resident	$/RD	EGI	Resident	$/RD	EGI

TOTAL NET REVENUES	$37,505	$102.75		$25,443	$69.71		$34,768	$95.26		$29,046	$34,264	$38,878
EXPENSES
General & Administrative	$756	$2.07	2.02%	$1,110	$3.04	3.25%	$1,129	$3.09	3.25%	$1,115	$1,433	$1,889
Payroll (Wages/Salaries)	$11,593	$31.76	30.91%	$8,553	$23.43	23.52%	$8,179	$22.41	23.52%	N/A	N/A	N/A
Payroll Taxes & Benefits	$3,815	$10.45	10.17%	$2,144	$5.88	8.62%	$2,996	$8.21	8.62%	$1,575	$2,068	$3,003
Resident Care	$219	$0.60	0.59%	$609	$1.67	0.82%	$286	$0.78	0.82%	$4,253	$6,123	$7,259
Food Services	$1,786	$4.89	4.76%	$1,207	$3.31	6.32%	$2,196	$6.02	6.32%	$2,704	$3,529	$4,892
Activities	$58	$0.16	0.16%	$58	$0.16	0.53%	$184	$0.50	0.53%	N/A	N/A	N/A
Housekeeping	$119	$0.32	0.32%	$101	$0.28	0.86%	$299	$0.82	0.86%	$532	$815	$1,130
Plant Operations	$644	$1.77	1.72%	$510	$1.40	4.05%	$1,409	$3.86	4.05%	$580	$916	$1,356
Utilities	$1,536	$4.21	4.09%	$1,180	$3.23	5.19%	$1,805	$4.94	5.19%	$1,086	$1,306	$1,526
Marketing/Promotions	$527	$1.44	1.41%	$439	$1.20	1.57%	$546	$1.49	1.57%	$858	$1,349	$2,008
Real Estate Taxes	$705	$1.93	1.88%	$520	$1.43	3.62%	$1,257	$3.45	3.62%	$648	$1,011	$1,597
Insurance	$611	$1.67	1.63%	$400	$1.10	3.32%	$1,154	$3.16	3.32%	$278	$463	$726
ADJUSTED OPERATING EXPENSES	$22,369	$73.84	59.64%	$16,832	$55.56	61.66%	$21,439	$70.77	61.66%	$20,959	$24,058	$29,438
Management Fee	$1,875	$5.14	5.00%	$1,272	$3.49	5.00%	$1,738	$0.00	5.00%	$1,249	$1,713	$2,082
Expense Ratio Before Reserves	65%			71%			67%			76%	75%	81%
Reserves	—	—	—	—	—	—	—	—	—	$181	$326	$525

Source: The State of Seniors Housing, 2002, ASHA. (Data is for Assisted Living Facilities)

Note: Each line expense for ASHA derived from seperately sorted data columns and may not add up under totals.

* All comparable categories based on Actual Unit (Per Resident)

VALUATION SERVICES	88	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

General & Administrative

These costs, for the basis of the subject analysis, include office supplies, licenses/permits, dues/subscriptions, travel/meals, communications/telephone, resident activities, transportation, as well as the payroll costs for the administrative staff. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$38,767	$687	$1.88	2.84%
2001	$35,141	$544	$1.49	2.73%
2002	$32,101	$578	$1.58	37.40%
Annualized 2003	$40,791	$772	$2.12	3.41%
C&W Forecast	$35,000	$577	$1.58	2.41%

The expense comparables showed expenses for this category from $ 756 to $1,129 per resident (average of $ 999 per resident), while the industry data showed a range from $1,115 to $1,889 per resident (median of $1,433 per resident). The subject’s actual expenses are less than that of the comparable properties. This is because the subject’s accounting format posts payroll and benefits in a separate expense category. Our projection is consistent with historical trends. We have forecast Year 1 general and administrative costs at $35,000 or $ 577 per resident.

Payroll (Wages and Salaries)

These costs, for the basis of the subject analysis, include all wage and salary costs for the employees. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$444,999	$7,883	$21.60	32.58%
2001	$493,608	$7,635	$20.92	38.33%
2002	$453,885	$8,174	$22.39	13.90%
Annualized 2003	$483,428	$9,150	$25.07	40.41%
C&W Forecast	$490,000	$8,076	$22.13	33.73%

The expense comparables showed expenses for this category from $8,179 to $11,593 per resident (average of $9,442 per resident), while no data was available from ASHA industry data. The subject’s actual expenses are greater than that of the comparable properties. This is because the subject’s accounting format posts payroll and benefits in a separate expense category. Our projection is consistent with historical trends. We have forecast Year 1 wages and salary costs at $490,000 or $8,076 per resident.

VALUATION SERVICES	89	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Payroll Taxes and Benefits

These costs, for the basis of the subject analysis, include cost for the employee pension plan, employee incentives, vacation pay, employee benefits and payroll taxes. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$145,718	$2,581	$7.07	10.67%
2001	$155,874	$2,411	$6.61	12.10%
2002	$168,626	$3,037	$8.32	13.90%
Annualized 2003	$172,196	$3,259	$8.93	14.39%
C&W Forecast	$180,000	$2,967	$8.13	12.39%

The expense comparables showed expenses for this category from $2,144 to $3,815 per resident (average of $2,985 per resident), while the industry data showed a range from $1,575 to $3,003 per resident (median of $2,068 per resident). The subject’s actual expenses fall within the middle portion of the range by the comparable properties. We note that most of these expenses are reflective of non-stabilized conditions. We have forecast stabilized Year 1 payroll taxes and benefits costs at $180,000 or $2,967 per resident.

Resident Care

This expense is for the costs associated with the personal or assisted living services for the assisted living residents. These include all health care and special needs supplies and related activities, as well as payroll. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$1,629	$29	$0.08	0.12%
2001	$2,008	$31	$0.09	0.16%
2002	$3,151	$57	$0.16	0.26%
Annualized 2003	$1,100	$21	$0.06	0.09%
C&W Forecast	$16,000	$264	$0.72	1.10%

The expense comparables showed expenses for this category from $ 219 to $ 609 per resident (average of $ 371 per resident), while the industry data showed a range from $4,253 to $7,259 per resident (median of $6,123 per resident). Our projection is consistent with historical trends. We have forecast Year 1 resident care costs at $16,000 or $ 264 per resident.

VALUATION SERVICES	90	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Food Services

These costs include raw food costs, as well as kitchen supplies and all payroll costs for the food service staff. The residents at the subject are provided with one two three complete meals per day. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$106,515	$1,887	$5.17	7.80%
2001	$96,870	$1,498	$4.11	7.52%
2002	$88,402	$1,592	$4.36	7.29%
Annualized 2003	$90,723	$1,717	$4.70	7.58%
C&W Forecast	$95,000	$1,566	$4.29	6.54%

The expense comparables showed expenses for this category from $1,207 to $2,196 per resident (average of $1,729 per resident), while the industry data showed a range from $2,704 to $4,892 per resident (median of $3,529 per resident). Our projection is consistent with historical trends. We have forecast Year 1 food services costs at $95,000 or $1,566 per resident.

Activities

This category is for the activities and recreation costs, as well as transportation costs and the payroll costs for the activities staff. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$5,728	$101	$0.28	0.42%
2001	$5,975	$92	$0.25	0.46%
2002	$4,742	$274	$0.75	1.25%
Annualized 2003	$4,890	$93	$0.25	0.41%
C&W Forecast	$5,000	$82	$0.23	0.34%

The expense comparables showed expenses for this category from $ 58 to $ 184 per resident (average of $ 100 per resident), while no data was provided by the ASHA industry data. Our projection is consistent with historical trends. We have forecast Year 1 activities costs at $5,000 or $ 82 per resident.

VALUATION SERVICES	91	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Housekeeping/Laundry

This category is for all housekeeping costs, including all supplies requisite to housekeeping and laundry services, as well as the payroll costs for the housekeeping/laundry staff. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$15,805	$280	$0.77	1.16%
2001	$13,472	$208	$0.57	1.05%
2002	$15,213	$274	$0.75	1.25%
Annualized 2003	$14,072	$266	$0.73	1.18%
C&W Forecast	$15,000	$247	$0.68	1.03%

The expense comparables showed expenses for this category from $ 101 to $ 299 per resident (average of $ 173 per resident), while the industry data showed a range from $ 532 to $1,130 per resident (median of $ 815 per resident). Our projection is consistent with historical trends. We have forecast Year 1 housekeeping costs at $15,000 or $ 247 per resident.

Plant Operations

These costs include general repairs and maintenance, elevator contracts, supplies and equipment purchases for the facility, as well as the payroll costs for the maintenance staff. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$65,553	$1,161	$3.18	4.80%
2001	$64,909	$1,004	$2.75	5.04%
2002	$64,214	$1,156	$3.17	5.29%
Annualized 2003	$70,694	$1,338	$3.67	5.91%
C&W Forecast	$65,000	$1,071	$2.94	4.47%

The expense comparables showed expenses for this category from $ 510 to $1,409 per resident (average of $ 854 per resident), while the industry data showed a range from $ 580 to $1,356 per resident (median of $ 916 per resident). The subject’s actual expenses are supported by the comparable properties. We have forecast Year 1 plant operations costs at $65,000 or $1,071 per resident.

VALUATION SERVICES	92	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Utilities

This expense is for the annual cost for natural gas, electricity, water/sewer, cable TV and trash removal. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$62,319	$1,104	$3.02	4.56%
2001	$72,524	$1,122	$3.07	5.63%
2002	$78,117	$1,407	$3.85	6.44%
Annualized 2003	$80,145	$1,517	$4.16	6.70%
C&W Forecast	$75,000	$1,236	$3.39	5.16%

The expense comparables showed expenses for this category from $1,180 to $1,805 per resident (average of $1,507 per resident), while the industry data showed a range from $1,086 to $1,526 per resident (median of $1,306 per resident). Our projection is consistent with historical trends. We have forecast Year 1 utility costs at $75,000 or $1,236 per resident.

Marketing/Promotions

This expense is directly connected to the advertising and marketing of the complex for such things as newspapers and brochures, resident retention, etc. These costs also include the payroll costs of the marketing staff. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$26,189	$464	$1.27	1.92%
2001	$36,979	$572	$1.57	2.87%
2002	$31,279	$563	$1.54	2.58%
Annualized 2003	$26,306	$498	$1.36	2.20%
C&W Forecast	$40,000	$659	$1.81	2.75%

The expense comparables showed expenses for this category from $ 439 to $ 546 per resident (average of $ 504 per resident), while the industry data showed a range from $ 858 to $2,008 per resident (median of $1,349 per resident). Our projection is consistent with historical trends. We have forecast Year 1 marketing costs at $40,000 or $ 659 per resident.

VALUATION SERVICES	93	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Real Estate Taxes

This cost is for the annual real and personal property tax liability for the subject. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$33,704	$597	$1.64	2.47%
2001	$39,431	$610	$1.67	3.06%
2002	$23,925	$431	$1.18	1.97%
Annualized 2003	$20,108	$381	$1.04	1.68%
C&W Forecast	$24,000	$396	$1.08	1.65%

The expense comparables showed expenses for this category from $ 520 to $1,257 per resident (average of $ 828 per resident), while the industry data showed a range from $ 648 to $1,597 per resident (median of $1,011 per resident). Please refer to the Real Estate Taxes and Assessments section of the report for a discussion on how the Year 1 taxes were estimated. We have forecast the Year 1 real estate tax expense at $24,000 or $ 396 per resident.

Insurance

This cost is for the annual liability insurance for the property. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$12,352	$219	$0.60	0.90%
2001	$18,433	$285	$0.78	1.43%
2002	$99,904	$1,799	$4.93	8.23%
Annualized 2003	$65,555	$1,241	$3.40	5.48%
C&W Forecast	$68,000	$1,121	$3.07	4.68%

The expense comparables showed expenses for this category from $ 400 to $1,154 per resident (average of $ 722 per resident), while the industry data showed a range from $ 278 to $ 726 per resident (median of $ 463 per resident). Insurance costs for senior living properties have increased significantly over the last one to two years. The subject’s actual expenses are supported by the comparable properties. We have forecast Year 1 insurance costs at $68,000 or $1,121 per resident.

VALUATION SERVICES	94	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Management Fee

The subject is managed by ARV at a rate equal to 5.0 percent of effective gross income. According to data by The 2002 State of Senior Housing Report, the median management fee for congregate living facilities is 5.0 percent, with a general range from 5.0 to 7.0 percent. We have concluded to a 5.0 percent management fee.

Replacement Reserves

Replacement reserves are necessary for replacement of roof covering, mechanical systems, furnishings, appliances, etc. For a facility such as the subject, it is reasonable to deduct one to two percent of net resident revenues for replacement reserves. The ASHA industry data shows a range of reserve unit allowances from EMPTY to EMPTY per unit with a median of EMPTY per unit. In the case of the subject and its date of construction, we have deducted an amount equal to $350 per unit and which equates to a total cost of $23,800 or $ 392 per resident, which is well supported by the industry data.

Expense Summary

Overall, the first year expenses for the subject (including management fees and reserves) are projected at $1,204,433 ($19,851 per resident) and 82.91 percent of effective gross income. The expense comparables indicated expense ratios from 67.00 to 77.00 percent (average of 70.00 percent), while the industry data showed a range from 76 to 81 percent (median of 75 percent). Additionally, the subject has operated at expense ratios ranging from 80.6 to 113 percent.

We note that, according to The Senior Care Acquisition Report 2003, that the average expense ratio for assisted living facilities was 75.8 percent in 2002 and which represented an approximately eight percent increase from 70.4 percent in 2001. The survey noted, however, that many of the properties used in the sampling were troubled which resulted in a higher reported operating expense basis.

Furthermore, operating margins for assisted living facilities were reported at 30.8 percent for the median, 18.4 percent for the lower quartile and 34.7 percent for the upper quartile according to the State of Senior Housing Report 2002.

VALUATION SERVICES	95	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Although our net operating income estimate is lower than the historical amounts, our estimate equates to a net operating income per resident of $4,091 which is above the most recent operating year of $1,756 per resident. As such, our expense and resultant net operating income estimate is considered reasonable in light of the historical data. A summary of our Year 1 proforma is presented below.

Retirement Inn of Fullerton
STABILIZED OPERATING STATEMENT

			Total	PR	PRD	% of EGI

EFFECTIVE GROSS INCOME			$1,452,656	$24,555	$65.59
EXPENSES
General/Administrative			$35,000	$577	$1.58	2.41%
Payroll (Wages)			$490,000	$8,076	$22.13	33.73%
Payroll Taxes & Benefits			$180,000	$2,967	$8.13	12.39%
Resident Care			$16,000	$264	$0.72	1.10%
Food Services			$95,000	$1,566	$4.29	6.54%
Activities			$5,000	$82	$0.23	0.34%
Housekeeping/Laundry			$15,000	$247	$0.68	1.03%
Plant Operations			$65,000	$1,071	$2.94	4.47%
Utilities			$75,000	$1,236	$3.39	5.16%
Marketing/Promotions			$40,000	$659	$1.81	2.75%
Real Estate Taxes			$24,000	$396	$1.08	1.65%
Insurance			$68,000	$1,121	$3.07	4.68%

TOTAL OPERATING EXPENSES		76.3%	$1,108,000	$18,262	$50.03	76.27%
Management Fees	5.0%		$72,633	$1,197	$3.28	5.00%
Replacement Reserves	$350		$23,800	$392	$1.07	1.64%

TOTAL EXPENSES			$1,204,433	$19,851	$54.39	82.91%
NET OPERATING INCOME			$248,224	$4,091	$11.21	17.09%

(*) Per Actual Resident

Direct Capitalization Rate Analysis

In determining an appropriate capitalization rate, the rates of return have been derived by applying three different methods: market extraction from the sales comparables, our findings reported in The Senior Care Acquisition Report, 2003, published by Irving Levin Associates, Inc., findings from the Senior Care Participants Survey completed by Cushman & Wakefield, Inc., and from Band-of-Investment.

The capitalization rate was determined by analyzing investment rates of return acceptable to buyers. The rate of return on an investment is determined by analyzing several aspects of that investment and then assigning a risk associated with those aspects. Elements usually considered are:

•	Reliability of the gross income prediction. How certain is it that the income will be forthcoming? Income is more dependable when the property is leased on a long-term basis to financially responsible tenants than when rented on a month-to-month basis to less reliable tenants.

VALUATION SERVICES	96	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

•	Reliability of the expense prediction. Is there great danger of having expenses increase materially, or is there a fair chance that they will remain about the same or even decrease?

•	Expense ratio. If the expenses are low in relation to gross income, the quality of the net income may be better, because a moderate reduction in gross income or a moderate increase in expenses does not affect the net income substantially.

•	Burden of management. Even when real estate management is employed, a property that requires constant attention, because of either maintenance or rent collection problems, is less desirable than one that needs minimal management. A long-term lease that requires a tenant to take care of all repairs and to pay taxes and insurance presents a situation that is relatively free from this burden of management.

•	Marketability of the property. An investment that has marketability and liquidity appeals to a wider group of investors than one lacking those attributes.

•	Stability of value. The value or market price of a piece of real property tends to remain within a narrower range for longer periods of time than do most other commodities.

As described previously, the gross income projected for the property is subject to such uncertainties as competition from other facilities and fluctuations in demand for the subject’s services. Moreover, the subject property has limited marketability and liquidity because a purchaser must have the appropriate operating license from the applicable state regulatory agencies, which limit the number of potential investors and would, in any potential sale of the property, create impediments and delays.

Going-In Capitalization Rate

The first method used to derive the capitalization rate was a review of comparable sales that have occurred in the subject’s regional area. The overall capitalization rates derived from the assisted living facility sales used in the Sales Comparison Approach are summarized below:

CAPITALIZATION RATE SUMMARY

		Date	Year		Capitalization
No.	Property Name	of Sale	Built	Occupancy	Rate

1	Carmel Village	01/03	1986	97%	11.14%
2	Emerald Hills	09/02	1999	100%	11.19%
3	Woodmark at Summit	02/02	1998	60%	12.63%
4	Mapleridge of Laguna Creek	01/02	1999	76%	10.55%
5	Atria Redding	07/01	1997	95%	12.50%
6	Aegis of Napa	06/01	1999	N/A	10.76%
Low			1986	60%	10.55%
High			1999	100%	12.63%
Median			1999	95%	11.16%
Average			1996	86%	11.46%

The overall capitalization rates of the comparable sales range from 10.55 to 12.63 percent, with an average indicated of 11.46 percent. These rates are reported to be after management fee and reserves. The capitalization rates reflect actual buyer expectations of existing facilities and are directly applicable to the subject and the spread in the capitalization rates is 208 basis points. As such, the sales are felt to provide a good comparison of estimating a market capitalization rate.

VALUATION SERVICES	97	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Industry Findings

To further test the capitalization rates, data on assisted living acquisition trends in The Senior Care Acquisition Report, Eighth Edition, 2003, was consulted. The report indicated that after two years of declining capitalization rates for assisted living properties, 2002 saw an increase in rates to a reported average of 12.20 percent. This information is summarized in the graph below.

In addition, Cushman & Wakefield, Inc. has surveyed senior care participants regarding their investment parameters for senior housing properties. This recent information has been summarized in the following table.

2003 Participants Survey

			Change From 2002		Change From 2001
		Survey
Property Type	Survey Range	Average	Basis Point	%	Basis Point	%

Capitalization Rates
55+ Senior Apartments	7.00% - 10.25%	8.15%	-7	0.9%	-68	-7.6%
Independent Living	9.00% - 10.50%	9.55%	-5	0.5%	-30	-3.0%
Assisted Living	10.00% - 12.25%	10.85%	-17	1.6%	-8	-7.2%
Skilled Nursing	11.50% - 18.00%	14.15%	16	-1.1%	-61	-4.2%
Continuing Care Retirement Community	9.00% - 11.50%	10.40%	-35	3.4%	-15	-1.4%
Internal Rates of Return
55+ Senior Apartments	9.50% - 15.00%	10.60%	-15	1.4%	-20	-1.8%
Independent Living	10.00% - 15.00%	11.90%	-25	2.1%	-65	-5.7%
Assisted Living	12.00% - 17.00%	15.30%	42	-2.7%	-22	-1.5%
Skilled Nursing	13.00% - 20.00%	16.30%	-25	1.5%	-165	-9.1%
Continuing Care Retirement Community	9.00% - 17.00%	13.00%	-25	1.9%	-135	-9.2%

VALUATION SERVICES	98	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

In reviewing the 2003 survey, capitalization rates for assisted living facilities ranged from 10.00 to 12.25 percent with an average indication of 10.85 percent. This data is seen as being nearly 135 basis points below that reported previously in The Senior Care Acquisition Report, Eighth Edition, 2003. The 2003 C&W survey also shows that capitalization rates have declined slightly over those reported in 2002 and 2001.

In choosing the appropriate capitalization rate for the subject, we have considered its location, occupancy, as well as the overall condition and utility of the property. The subject is a mid-sized assisted living facility located in a favorable demographic area in California. The market area is considered to be at an equilibrium basis at this time. Based on the data and characteristics of the subject and marketplace, we believe a capitalization rate of between 11.0 to 12.0 percent to be appropriate for the property.

Band of Investment

The Band of Investment technique accounts for the combination of equity and prevailing financing which are banded together to finance this type of real estate. The rate developed is a weighted average, the weights being percentages of the total value, which are occupied by the mortgage and equity positions.

After surveying several commercial mortgage lenders and consulting the most recent Senior Care Participants Survey, published by Cushman & Wakefield, Inc. and the Senior Care Acquisition Report, published by Irving Levin Associates, it is our opinion that a typical creditworthy owner could obtain financing from a lending source in an amount equal to 75 percent of value at an annual interest rate of 8.50 percent. A typical loan period for this type of real estate ranges from 20 to 30 years. Utilizing a 25-year amortization period at an 8.50 percent interest rate (payable monthly) yields a mortgage constant of 0.0966273.

For a review of investor rates of return, reference is made to the previous table, which showed investment parameters for assisted living properties.

As shown in the table, internal rates of return or equity dividend rates for senior housing properties ranged from 9.50 to 20.00 percent. Independent living facilities fall within the lower to middle portion of the range from 10.00 to 15.0 percent with an average indicated rate of 11.90 percent. Assisted living facilities fall within the middle portion at 12.00 to 17.0 percent with an average indicated rate of 15.30 percent.

Based on the data, we believe a prudent investor in a senior housing property like the subject would accept an initial annual return of between 10 percent and 15 percent of an equity investment in anticipation of a stable income flow and property appreciation over time. From this, and based on the subject’s physical, locational and competitive structure, a rate from within the middle portion of the latter range, or 14.0 percent would be reasonable.

VALUATION SERVICES	99	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

It should be emphasized that the equity dividend rate is not necessarily the same as an equity yield rate or true rate of return on equity capital. The equity dividend rate is an equity capitalization that reflects all benefits that can be recognized by the equity investor as of the date of purchase. The overall capitalization rate is developed as follows:

Band of Investment Technique

75.0%	MORTGAGE	X	0.0966273 Mortgage Constant	=	0.0724
25.0%	Equity	X	0.1400 Equity Dividend	=	0.0350

100.0%	Total				0.1074
			OAR = 10.74%

Direct Capitalization Method Conclusion

We estimated a capitalization rate of 10.55 to 12.63 percent through our direct comparison analysis, while the band-of-investment technique correlated to 10.74 percent. Utilizing both methods to develop a capitalization rate, tempered with investor criteria and the specific attributes of the subject, we feel a rate of 11.50 percent is warranted for the property based on the subject age and condition. We note that this rate is applied after reserves. Our conclusion via the Direct Capitalization Method is as follows:

DIRECT CAPITALIZATION METHOD

Net Operating Income	$248,224

Sensitivity Analysis (0.25% OAR Spread)	Value	$/Unit
Based on Low-Range of 11.25%	$2,206,432	$32,448
Based on Most Probable Range of 11.50%	$2,158,466	$31,742
Based on High-Range of 11.75%	$2,112,541	$31,067

Reconciled Value	$2,158,466	$31,742
Rounded to nearest $100,000	$2,200,000	$32,353

VALUATION SERVICES	100	ADVISORY GROUP

RECONCILIATION AND FINAL VALUE OPINION

Valuation Methodology Review and Reconciliation

This appraisal employs all three typical approaches to value: the Cost Approach, the Sales Comparison Approach and the Income Capitalization Approach. Based on our analysis and knowledge of the subject property type and relevant investor profiles, it is our opinion that all approaches would be considered meaningful and applicable in developing a credible value conclusion.

The approaches indicated the following values:

Cost Approach:	$2,600,000
Sales Comparison Approach:	$2,200,000
Income Capitalization Approach:	$2,200,000

Due to the fact that the subject is an income producing property, investors are primarily concerned with their return on equity. Therefore, the Income Capitalization Approach was given most weight in our final value conclusion. The Sales Comparison and Cost Approaches provide a reasonable check on the value derived via the Income Capitalization Approach.

The Cost Approach provides a reliable estimate of value for proposed or newly constructed improvements. However, as the property ages and obsolescence occurs, it is increasingly difficult to quantify the resultant depreciation. As the subject represents older construction, the degree of depreciation was moderately high, yet considered reasonable based on the market data. This approach, however, falls above the indications provided by the Sales Comparison and Income Capitalization Approaches, which indicates that the subject is not currently an economically feasible operation. As such, this approach has been given only limited support for our findings via the other two approaches to value.

The Sales Comparison Approach reflects an estimate of value as indicated by the actual sales of assisted living facilities. In this approach, we searched the state for transactions of similar property types. Given that these types of properties are typically purchased based on their income producing capabilities, this approach was useful in providing support for our findings in the Income Capitalization Approach.

The Income Capitalization Approach is typically considered the most appropriate approach to utilize when valuing going concerns such as nursing homes and assisted living facilities. This approach considers the income potential of the property. In our Income Capitalization Approach to value, the anticipated monetary benefits of ownership were converted into a value estimate. Within the Income Capitalization Approach, direct capitalization was used as it is the most common method used by investors and purchasers in acquiring existing and stabilized properties of this nature.

Based on our Complete Appraisal as defined by the Uniform Standards of Professional Appraisal Practice, we have developed an opinion that the “as-is” going concern market value of the fee simple estate of the referenced property, subject to the assumptions, limiting conditions, certifications, and definitions, on October 18, 2003 was:

TWO MILLION TWO HUNDRED THOUSAND DOLLARS

$2,200,000

VALUATION SERVICES	101	ADVISORY GROUP

RECONCILIATION AND FINAL VALUE OPINION

Personal Property Allocation

Included in the above estimate of market value is the contributing value of the personal property at the subject property, or the furnishings, fixtures and equipment (FF&E). FF&E is generally considered to be part of the assisted living facility and is typically sold with the building. It is therefore considered to be a part of the property’s total value. FF&E includes the unit and public area furnishings, kitchen equipment, service/maintenance equipment and other machinery. Based on previous analysis of the subject, we estimated the value of the FF&E as new to be $273,700, including a 15 percent factor for entrepreneurial profit.

Physical deterioration (depreciation) must be deducted for the FF&E. The subject opened in 1974. Based on our physical inspection of the property, we are of the opinion that the property is currently in fair average good physical condition. We have estimated that the subject’s FF&E has a useful life of 10 years and we have estimated the current effective age at 8 years. This equates to a 80 percent depreciation factor, as summarized in the following table.

Furniture, Fixtures and Equipment

Total Value of FF&E As New	$273,700
Physical Life (Yrs)	10
Effective Age (Yrs)	8
Percent Depreciated (%)	80
Percent Value Remaining (%)	20
Depreciated Value	$54,740
Rounded	$50,000

The contributing value of the FF&E is believed to be the cost of the FF&E less its accrued depreciation. This equates to $50,000 rounded.

Business Value (Going Concern)

Assisted living facilities are undisputedly a combination of business and real estate; the day-to-date operation of an assisted living facility represents a business over and above the real estate value. Numerous theories have been developed over time in an attempt to isolate the business component of a senior housing facility.

In our analysis, we have determined the value of the real estate in the Cost Approach to be $2,600,000. As the value of the going concern (Income Capitalization and Sales Comparison Approaches) was determined to be $2,200,000 (which includes the $50,000 in FF&E), this indicates that there is $0 in business value.

VALUATION SERVICES	102	ADVISORY GROUP

ASSUMPTIONS AND LIMITING CONDITIONS

“Report” means the appraisal or consulting report and conclusions stated therein, or a letter opinion, to which these Assumptions and Limiting Conditions are annexed.

“Property” means the subject of the Report

“C&W” means Cushman & Wakefield, Inc. or its subsidiary that issued the Report.

“Appraiser(s)” means the employee(s) of C&W who prepared and signed the Report.

The Report has been made subject to the following assumptions and limiting conditions:

1.	No opinion is intended to be expressed and no responsibility is assumed for the legal description or for any matters that are legal in nature or require legal expertise or specialized knowledge beyond that of a real estate appraiser. Title to the Property is assumed to be good and marketable and the Property is assumed to be free and clear of all liens unless otherwise stated. No survey of the Property was undertaken.

2.	The information contained in the Report or upon which the Report is based has been gathered from sources the Appraiser assumes to be reliable and accurate. The owner of the Property may have provided some of such information. Neither the Appraiser nor C&W shall be responsible for the accuracy or completeness of such information, including the correctness of estimates, opinions, dimensions, sketches, exhibits and factual matters. Any authorized user of the Report is obligated to bring to the attention of C&W any inaccuracies or errors that it believes are contained in the Report.

3.	The opinions are only as of the date stated in the Report. Changes since that date in external and market factors or in the Property itself can significantly affect the conclusions.

4.	The Report is to be used in whole and not in part. No part of the Report shall be used in conjunction with any other analyses. Publication of the Report or any portion thereof without the prior written consent of C&W is prohibited. Reference to the Appraisal Institute or to the MAI designation is prohibited. Except as may be otherwise stated in the letter of engagement, the Report may not be used by any person other than the party to whom it is addressed or for purposes other than that for which it was prepared. No part of the Report shall be conveyed to the public through advertising, or used in any sales or promotional or offering or SEC material without C&W’s prior written consent.

Any authorized user of this Report who provides a copy to, or permits reliance thereon by, any person or entity not authorized by C&W in writing to use or rely thereon, hereby agrees to indemnify and hold C&W, its affiliates and their respective shareholders, directors, officers and employees, harmless from and against all damages, expenses, claims and costs, including attorneys’ fees, incurred in investigating and defending any claim arising from or in any way connected to the use of, or reliance upon, the Report by any such unauthorized person or entity.

5.	Except as may be otherwise stated in the letter of engagement, the Appraiser shall not be required to give testimony in any court or administrative proceeding relating to the Property or the Appraisal.

6.	The Report assumes (a) responsible ownership and competent management of the Property; (b) there are no hidden or unapparent conditions of the Property, subsoil or structures that render the Property more or less valuable (no responsibility is assumed for such conditions or for arranging for engineering studies that may be required to

VALUATION SERVICES	103	ADVISORY GROUP

ASSUMPTIONS AND LIMITING CONDITIONS

discover them); (c) full compliance with all applicable federal, state and local zoning and environmental regulations and laws, unless noncompliance is stated, defined and considered in the Report; and (d) all required licenses, certificates of occupancy and other governmental consents have been or can be obtained and renewed for any use on which the value estimate contained in the Report is based.

7.	The physical condition of the improvements considered by the Report is based on visual inspection by the Appraiser or other person identified in the Report. C&W assumes no responsibility for the soundness of structural members nor for the condition of mechanical equipment, plumbing or electrical components.

8.	The forecasted potential gross income referred to in the Report may be based on lease summaries provided by the owner or third parties. The Report assumes no responsibility for the authenticity or completeness of lease information provided by others. C&W recommends that legal advice be obtained regarding the interpretation of lease provisions and the contractual rights of parties.

9.	The forecasts of income and expenses are not predictions of the future. Rather, they are the Appraiser’s best estimates of current market thinking on future income and expenses. The Appraiser and C&W make no warranty or representation that these forecasts will materialize. The real estate market is constantly fluctuating and changing. It is not the Appraiser’s task to predict or in any way warrant the conditions of a future real estate market; the Appraiser can only reflect what the investment community, as of the date of the Report, envisages for the future in terms of rental rates, expenses, and supply and demand.

10.	Unless otherwise stated in the Report, the existence of potentially hazardous or toxic materials that may have been used in the construction or maintenance of the improvements or may be located at or about the Property was not considered in arriving at the opinion of value. These materials (such as formaldehyde foam insulation, asbestos insulation and other potentially hazardous materials) may adversely affect the value of the Property. The Appraisers are not qualified to detect such substances. C&W recommends that an environmental expert be employed to determine the impact of these matters on the opinion of value.

11.	Unless otherwise stated in the Report, compliance with the requirements of the Americans with Disabilities Act of 1990 (ADA) has not been considered in arriving at the opinion of value. Failure to comply with the requirements of the ADA may adversely affect the value of the Property. C&W recommends that an expert in this field be employed.

12.	If the Report is submitted to a lender or investor with the prior approval of C&W, such party should consider this Report as only one factor together with its independent investment considerations and underwriting criteria, in its overall investment decision. Such lender or investor is specifically cautioned to understand all Extraordinary Assumptions and Hypothetical Conditions and the Assumptions and Limiting Conditions incorporated in this Report.

13.	In the event of a claim against C&W or its affiliates or their respective officers or employees or the Appraisers in connection with or in any way relating to this Report or this engagement, the maximum damages recoverable shall be the amount of the monies

VALUATION SERVICES	104	ADVISORY GROUP

ASSUMPTIONS AND LIMITING CONDITIONS

actually collected by C&W or its affiliates for this Report and under no circumstances shall any claim for consequential damages be made.

14.	If the Report is referred to or included in any offering material or prospectus, the Report shall be deemed referred to or included for informational purposes only and C&W, its employees and the Appraiser have no liability to such recipients. C&W disclaims any and all liability to any party other than the party which retained C&W to prepare the Report.

15.	By use of this Report each party that uses this Report agrees to be bound by all of the Assumptions and Limiting Conditions stated herein.

Extraordinary Assumptions

An extraordinary assumption is defined as “an assumption, directly related to a specific assignment, which, if found to be false, could alter the appraiser’s opinions or conclusions. Extraordinary assumptions presume as fact otherwise uncertain information about physical, legal or economic characteristics of the subject property or about conditions external to the property, such as market conditions or trends, or the integrity of data used in an analysis.” (USPAP 2001 Edition, ASB of The Appraisal Foundation, 1/1/2001, page 2).

This appraisal assumes that the property meets the licensing requirements of the State of California as a residential care facility for the elderly and continues to remain in compliance with applicable life safety codes.

This Appraisal employs no other Extraordinary Assumptions.

Hypothetical Conditions

A hypothetical condition is defined as “that which is contrary to what exists, but is supposed for the purpose of analysis. Hypothetical conditions assume conditions contrary to known facts about physical, legal, or economic characteristics of the subject property or about conditions external to the property, such as market conditions or trends, or the integrity of data used in an analysis.” (USPAP 2001 Edition, ASB of The Appraisal Foundation, 1/1/2001, page 3).

This Appraisal employs no Hypothetical Conditions.

VALUATION SERVICES	105	ADVISORY GROUP

CERTIFICATION OF APPRAISAL

We certify that, to the best of our knowledge and belief:

1.	The statements of fact contained in this report are true and correct.

2.	The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and is our personal, impartial, and unbiased professional analyses, opinions, and conclusions.

3.	We have no present or prospective interest in the property that is the subject of this report, and no personal interest with respect to the parties involved.

4.	We have no bias with respect to the property that is the subject of this report or to the parties involved with this assignment.

5.	Our engagement in this assignment was not contingent upon developing or reporting predetermined results.

6.	Our compensation for completing this assignment is not contingent upon the development or reporting of a predetermined value or direction in value that favors the Cause of the client, the amount of the value opinion, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of this appraisal.

7.	Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal institute.

8.	Sally U. Haft, MAI made a personal inspection of the property that is the subject of this report.

9.	No one provided significant real property appraisal assistance to the persons signing this report.

10.	The use of this report is subject to the requirements of the Appraisal institute relating to review by its duly authorized representatives,

11.	As of the date of this report, Appraisal Institute continuing education for Sally U. Haft, MAI is current.

Sally U. Haft, MAI
Managing Director
Senior Housing/Healthcare Industry Group
California Certified General Appraiser
License No. AG003905

VALUATION SERVICES	106	ADVISORY GROUP

ADDENDA

Addenda Contents

ADDENDUM A:	Letter of Engagement/Legal Description
ADDENDUM B:	Demographics
ADDENDUM C:	Property Exhibits
ADDENDUM D:	Financial Data
ADDENDUM E:	Comparable Land Sale Data Sheets
ADDENDUM F:	Comparable Improved Sale Data Sheets
ADDENDUM G:	Qualifications of the Appraiser

VALUATION SERVICES	107	ADVISORY GROUP

ADDENDUM A: Letter of Engagement/Legal Description

Cushman & Wakefield of Georgia, Inc.
3300 One Atlantic Center
1201 West Peachtree Street
Atlanta, GA 30309
404-853-5361 Tel
404-874-8046 Fax
Norman_LeZotte@Cushwake.com

September 30, 2003

Mr. Douglas Armstrong
General Counsel
ARV Assisted Living, Inc.
245 Fischer Avenue, D-1
Costa Mesa, CA 92626

Re:	12 Assisted Living Facilities
In California and Arizona

Dear Mr. Armstrong:

Thank you for requesting our proposal for appraisal services. This proposal letter, with its attachments, will become, upon your acceptance, our tetter of engagement to provide the services outlined herein.

THE PARTIES TO THIS AGREEMENT: Cushman & Wakefleld of Georgia, Inc, Cushman & Wakefield of California, Inc, and Cushman & Wakefield of Arizona, Inc. will prepare the appraisals. We understand that ARV Assisted Living, Inc, (“ARV”) and its affiliates are the clients In this assignment and will be referred to herein, collectively, at times as the “Client” and the report will be addressed to ARV and/or one or more of Its affiliates as requested by ARV.

The appraisal will be prepared and submitted to the Client for use only in connection with the proxy solicitation/tender offers filed with the SEC and distributed to the holders of limited partnership interests in American Retirement Villas Properties II and American Retirement Villas Properties III, L.P. (the “Partnerships”). Unless we otherwise consent in writing, the appraisal cannot be used (other than in the material related to the proxy solicitation/lender offer referred to above) for any purpose. If the Appraisal is submitted to a lender or investor with the prior approval of C&W, such party should consider this Appraisal as only one factor together with its independent investment considerations and underwriting criteria, in its overall investment decision. Such lender or investor is specifically cautioned to understand all Extraordinary Assumptions and Hypothetical Conditions and the Assumptions and Limiting Conditions incorporated in the Appraisal.

REPORTING REQUIREMENTS: We have agreed to prepare a Complete Appraisal in a Self-Contained format. The market value of the Fee Simple or Leasehold Interest will be presented As Is. You have also requested that we Include the Going Concern Value as of the specified date of value. The valuation methods utilized in these reports will include the Income Approach, Sale Comparison Approach, and Cost Approach if all deemed applicable in producing a credible value estimate. The appraisal reports will be signed by an Appraisal Institute member holding the title of MAI (Member Appraisal Institute). Any appraisal report will

VALUATION SERVICES	ADVISORY GROUP

Mr. Douglas Armstrong
ARV Assisted Living. Inc.
September 30, 2003

contain reliance language to the effect that the report is for the use and benefit of ARV, any of its affiliates, agents, and advisors and that the report and references to the report may be included and quoted in any tender offer or solicitation document (whether electronic or hard copy format) in connection with the transactions involving the Partnership referred to above.

PROPERTY INFORMATION: The twelve subject properties are:

ARV PORTFOLIO

Property	Units	City	State	YR Built	Appraisal fee

Covina Villa	63	Covina	CA	1977	$5,500
Montego Heights lodge	163	Walnut Creek	CA	1978	$4,500
R.I. Of Burlingame	67	Burlingame	CA	1977	$4,500
R.I. Of Campbell	71	Campbell	CA	1977	$4,500
R.I. Of Daly City	95	Daly City	CA	1975	$4,500
R.I. Of Fremont	68	Fremont	CA	1977	$4,500
R.I. Of Fullerton	68	Fullerton	CA	1974	$4,500
R.I. Of Sunnyvale	120	Sunnyvale	CA	1977	$4,500
Valley View Lodge	125	Walnut Creek	CA	1986	$4,500
Inn @ Willow Glen	83	San Jose	CA	1977	$5,000
Chandler Villas	164	Chandler	AZ	1988	$5,500
Villa Las Posas	123	Camarillo	CA	1997	$5,500

	1,210				$57,500

The entire fee is inclusive of Any travel expenses and is a net fee to ARV or its Designated Affiliates

REGULATIONS OF FEDERAL AGENCIES: Federal banking regulations require banks and savings and loan associations to employ appraisers where a FIRREA compliant appraisal must be used in connection with mortgage loans or other transactions Involving federally regulated lending institutions, including mortgage bankers/brokers. The appraisal being prepared would comply with the requirements of FIRREA if it were being delivered for use by a federally regulated institution. This appraisal will be prepared in accordance with the Uniform Standards of Professional Appraisal Practice of The Appraisal Foundation, the Standards of professional Practice and the Code of Ethics of the Appraisal institute.

STANDARD ASSUMPTIONS AND LIGHTING CONDITIONS: Our report will be subject to our standard Assumptions and Limiting Conditions, which will be incorporated into the appraisal. The appraisal report may also be subject to any Extraordinary Assumptions and Hypothetical Conditions.

CONSENT: We understand that you intend to Include, in the tender offer/proxy solicitation materials referred to above, a copy of our appraisal report, a description of the report and a summary of the procedures we followed in preparing our report, and our basis for, and the

VALUATION SERVICES	ADVISORY GROUP

Mr. Douglas Armstrong
ARV Assisted Living, Inc.
September 30, 2003

methods we used in arriving at, the conclusions reflected in our report. We agree to assist in the preparation of such description and summary and consent to your inclusion in the tender officer/proxy solicitation material of a copy of the appraisal report and a description and summary reasonably acceptable to us. Furthermore, you agree to pay the reasonable fees of our legal counsel for the review of any such description and summary to be included in such material which is the subject of the requested consent.

In the event the Client provides a copy of this appraisal to, or permits reliance thereon by, any person or entity not authorized by C&W in writing to use or rely thereon, ARV hereby agrees to indemnify and hold C&W, its affiliates and their respective shareholders, directors, officers and employees, harmless from and against all damages, expenses, claims and costs, including reasonable attorneys’ fees, incurred in investigating and defending any claim arising from the use of, or reliance upon, the appraisal by any such unauthorized person or entity. ARV also hereby agrees to indemnify and hold C&W, its affiliates and their respective shareholders, directors, officers, and employees harmless from and against all damages, expenses, claims, costs, including reasonable attorneys’ fees, incurred in investigating and defending any claim arising from the reliance upon the appraisal by any limited partner of the Partnerships or in connection with the tender offer/proxy solicitation material described herein. Notwithstanding the foregoing, neither ARV nor any of its affiliates shall be required to indemnify or hold harmless C&W, its affiliates or any of their respective shareholders, directors, officers or employees for or against any losses, damages, expenses, claims or costs resulting from the gross negligence, willful misconduct or bad faith of C&W, its affiliates or any of their respective shareholders, directors, officers, or employees. This indemnification shall be binding on ARV, its successors and assigns.

If the Appraisal is referred to or included in any offering material or prospectus, (other than the proxy solicitation/tender offer material referred to above), the Appraisal shall be deemed referred to or included for informational purposes only and C&W, its employees and the Appraiser have no liability to such recipients. C&W disclaims any and all liability to any party other than the party which retained C&W to prepare the Appraisal.

INFORMATION NEEDED TO COMPLETE THE ASSIGNMENT: We understand that you will provide the following information for our review, if available.

•	Plot Plan/Survey and Legal Description

•	Building plans

•	Original construction and site acquisition costs

•	Cost of any major expansions, modifications or repairs incurred over the past three years/Capital Expense Budget

•	Operating Statements for three previous years plus year-to-date

•	Most recent real estate tax bill or statement

•	Operating Budgets

VALUATION SERVICES	ADVISORY GROUP

Mr. Douglas Armstrong
ARV Assisted Living, Inc.
September 30, 2003

•	Sales history of the subject property over the past three years at a minimum

•	Rent roll

•	On Site Contact – Name and Phone #

When appropriate, we will include graphics such as maps, photographs and charts to assist in visualizing our findings. The final reports will be delivered electronically. We will provide hard copies upon request.

Fee and Schedule of Payment: The fee for this assignment shall be $57,500 in total (please see previous chart for individual fees), payable at the time of transmission of the report electronically or in three (3) bound copies. A retainer equal to fifty percent ($28,750) of the fee shall be paid when you return this engagement letter signed by you below authorizing the assignment to us. The balance of the fee will be due upon delivery of the report. Payment of the fee is not contingent on the appraised value, outcome of the consultation report, a loan closing, or any other prearranged condition.

Additional fees will be charged on an hourly basis for any work which exceeds the scope of this proposal, including performing additional valuation scenarios, additional research and conference calls or meetings with any party which exceed the time allotted for an assignment of this nature. If we are requested to slop working on this assignment, for any reason, prior to our completion of the appraisal, we will be entitled to bill you for the time put in to date at our hourly rates.

Response to Review: We agree to respond to your review of our report within five (5) business days of your communication to us. Correspondingly, you will have twenty-one (21) days from receipt of our report to communicate your review. We reserve the right to bill you for responding to your review beyond this time period.

Authorizing the Assignment and Report Delivery: We agree to complete the assignment within (21) days of receipt of your written authorization to proceed. You may authorize the assignment by signing this letter and returning it to us with the requested retainer.

Responding to Subpoena or Other Judicial Command to Produce Documents: If we receive a subpoena or other judicial command to produce documents or to provide testimony Involving this assignment in connection with a lawsuit or proceeding, we will use reasonable efforts to notify you of our receipt of same. However, if we are not a party to these proceedings, you agree to reimburse us for the reasonable out-of-pocket expenses that we incur in responding to any subpoena or judicial command, including reasonable attorneys’ fees, if any, as they are incurred. We will be compensated at the then prevailing hourly rates of the personnel responding to the subpoena or command for testimony.

Limitation on Liability: By signing this agreement, except as may be prohibited by applicable law, Client expressly agrees that its sole and exclusive remedy for any and all losses or damages relating to this agreement shall be limited to the amount of the appraisal fee paid by the Client. In the event that the Client, or any other party entitled to do so, makes a claim against C&W or any of its affiliates or any of their respective officers or employees in connection with or in any way relating to this engagement or the appraisal, the maximum damages recoverable from C&W or any of its affiliates or their respective officers or employees shall be

VALUATION SERVICES	ADVISORY GROUP

Mr. Douglas Armstrong
ARV Assisted Living, Inc.
September 30, 2003

the amount of the monies actually collected by us for this assignment and under no circumstances shall any claim for consequential damages be made.

You acknowledge that any opinions and conclusions expressed by the Cushman & Wakefield professionals during this assignment are representations made as employees and not as individuals. C&W’s responsibility is limited to the client.

Thank you for calling on us to render these services and we look forward to working with you.

Sincerely.

VALUATION SERVICES	ADVISORY GROUP

ASSUMPTIONS AND LIMITING CONDITIONS

“Appraisal” means the appraisal report and opinion of value stated therein, to which these Assumptions and Limiting Conditions are annexed.

“Property” means the subject of the Appraisal.

“C&W” means Cushman & Wakefield, Inc. or its subsidiary which Issued the Appraisal.

“Appraiser or “Appraisers” means the employee(s) of C&W who prepared and signed the Appraisal.

General Assumptions

This appraisal is made subject to the following assumptions and limiting conditions:

1.	No opinion is Intended to be expressed and no responsibility is assumed for the legal description or for any matters which are legal in nature or require legal expertise or specialized knowledge beyond that of a real estate appraiser. Title to the Property is assumed to be good and marketable and the Property is assumed to be free and clear of all liens unless otherwise stated. No survey of the Property was undertaken.

2.	The information contained in the Appraisal or upon which the Appraisal is based has been gathered from sources the Appraiser assumes to be reliable and accurate. Some of such information may have been provided by the owner of the Property. Neither the Appraiser nor C&W shall be responsible for the accuracy or completeness of such information, including the correctness of opinions, dimensions, sketches, exhibits and factual matters.

3.	The opinion of value is only as of the date stated in the Appraisal, Changes since that date in external and market factors or in the Property itself can significantly affect property value.

4.	The Appraisal is to be used in whole and not in part. No part of the Appraisal shall be used in conjunction with any other appraisal. Publication of the Appraisal or any portion thereof without the prior written consent of C&W is prohibited, Except as may be otherwise stated in the letter of engagement, the Appraisal may not be used by any person other than the party to whom it is addressed or for purposes other than that for which it was prepared. No part of the Appraisal shall be conveyed to the public through advertising, or used in any sales or promotional material without C&W’s prior written consent. Reference to the Appraisal Institute or to the MAI designation is prohibited, except as it relates to the collaboration between C&W and the Appraisal Institute relative to the Real Estate Outlook publication.

5.	Except as may be otherwise stated in the letter of engagement, the Appraiser shall not be required to give testimony in any court or administrative proceeding relating to the Property or the Appraisal.

6.	The Appraisal assumes (a) responsible ownership and competent management of -the Property; (b) there are no hidden or unapparent conditions of the Property, subsoil or structures that render the Property more or less valuable (no responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them); (c) full compliance with all applicable federal, state and local zoning and environmental regulations and laws, unless noncompliance is stated, defined and analyzed in the Appraisal: and (d) all required licenses, certificates of occupancy and other governmental consents have been or can be obtained and renewed for any use on which the value opinion contained in the Appraisal is based.

7.	The physical condition of the improvements analyzed within the Appraisal is based on visual inspection by the Appraiser or other person identified in the Appraisal, C&W assumes no

VALUATION ADVISORY SERVICES

ASSUMPTIONS AND LIMITING CONDITIONS

responsibility for the soundness of structural members nor for the condition of mechanical equipment, plumbing or electrical components.

8.	The projected potential gross income referred to in the Appraisal may be based on lease summaries provided by the owner or third parties. The Appraiser has not reviewed lease documents and assumes no responsibility for the authenticity or completeness of lease information provided by others. C&W recommends that legal advice be obtained regarding the interpretation of lease provisions and the contractual rights of parties.

9.	The projections of income and expenses are not predictions of the future. Rather, they are the Appraiser’s opinion of current market thinking on future Income and expenses. The Appraiser and C&W make no warranty or representation that these projections will materialize, the real estate market is constantly fluctuating and changing. It is not the Appraiser’s task to predict or in any way warrant the conditions of a future real estate market; the Appraiser can only reflect what the investment community, as of the dale of the Appraisal, envisages for the future In terms of rental rates, expenses, supply and demand.

10.	Unless otherwise stated in the Appraisal, the existence of potontially hazardous or toxic materials which may have been used in the construction or maintenance of the improvements or may be located at or about the Property was not analyzed in arriving at the opinion of value. These materials (such as formaldehyde foam insulation, asbestos insulation and other potentially hazardous materials) may adversely affect the value of the Property. The Appraisers are not qualified to detect such substances. C&W recommends that an environmental expert be employed to determine the impact of these matters on the opinion of value.

11.	Unless otherwise stated in the Appraisal, compliance with the requirements of the Americans With Disabilities Act of 1990 (ADA) has not been analyzed in arriving at the opinion of value. Failure to comply with the requirements of the ADA may adversely affect the value of the property, C&W recommends that an expert in this field be employed.

12.	Additional work requested by the client beyond the scope of this assignment will be billed at our prevailing hourly rate. Preparation for court testimony, update valuations, additional research, depositions, travel or other proceedings will be billed at Our prevailing hourly rate, plus reimbursement of expenses.

13.	The reader acknowledges that Cushman & Wakefield of California, Inc. has been retained hereunder as an independent contractor to perform the services described herein and nothing in this agreement shall be deemed to create any other relationship between us. This assignment shall be deemed concluded and the services hereunder completed upon delivery to you of the appraisal report discussed herein.

14.	This study has not been prepared for use in connection with litigation and this document is not suitable for use in a litigation action. Accordingly, no rights to expert testimony, pretrial or other conferences, deposition, or related services are Included with this appraisal. If, as a result of this undertaking, C&W or any of its principals, its appraisers or consultants are requested or required to provide any litigation services, such shall be subject to the provisions of the C&W engagement letter or, if not specified therein, subject to the reasonable availability of C&W and/or said principals or appraisers at the time and shall further be subject to the party or parties requesting or requiring such services paying the then-applicable professional fees and expenses cf C&W either in accordance with the provisions of the engagement letter or arrangements at the time, as the case may be.

VALUATION ADVISORY SERVICES

EXHIBIT A

PARCEL 1 IN THE CITY OF FULLERTON, COUNTY OF ORANGE, STATE OF CALIFORNIA AS SHOWN ON MAP FILED IN BOOK 49, PAGE 35 OF PARCEL MAPS IN THE OFFICE OF SAID COUNTY RECORDER. MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE CENTERLINE INTERSECTION OF NORTH ACACIA AVENUE AND EAST COMMONWEALTH AVENUE AS SHOWN ON SAID MAP;

THENCE N. 0E 19’ 20” W. COINCIDENT WITH SAID CENTERLINE OF NORTH ACACIA AVENUE A DISTANCE OF 189.00 FEET TO THE EASTERLY PROLONGATION OF THE SOUTHERLY LINE OF CITY OF FULLERTON ALLEY EASEMENT PER O.R. 7128/529;

THENCE S. 89E 56’ 00” W. COINCIDENT WITH SAID LINE A DISTANCE OF 40.00 FEET TO A LINE PARALLEL WITH AND 40.00 FEET WESTERLY OF SAID CENTERLINE BEING THE WESTERLY RIGHT-OF-WAY LINE OF SAID AVENUE, ALSO BEING THE TRUE POINT OF BEGINNING;

THENCE CONTINUING S. 89E 56’ 00” W. A DISTANCE OF 215.96 FEET TO THE EASTERLY LINE OF THE WESTERLY 74.00 FEET OF THE EAST HALF OF THE SOUTHEAST QUARTER OF THE NORTHEAST QUARTER OF THE NORTHWEST QUARTER OF SECTION 35, RANGE 35. TOWNSHIP 3 SOUTH, RANGE 10 WEST, SAN BERNARDINO MERIDIAN;

THENCE N. 0E 19’ 47” W. COINCIDENT WITH SAID LINE A DISTANCE OF 4 00 FEET TO THE SOUTHERLY LINE OF 20.00 FOOT WIDE ALLEY TO THE CITY OF FULLERTON PER O.R. 7001/704;

THENCE S. 89E 56’ 00” W. COINCIDENT WITH SAID LINE A DISTANCE OF 48.76 FEET TO THE BEGINNING OF CURVE CONCAVE TO THE SOUTHEAST AND HAVING A RADIUS OF 15.00 FEET;

THENCE SOUTHWESTERLY ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 45E 07’ 53” AND ARC DISTANCE OF 11.82 FEET;

THENCE S. 44E 48’ 07” W. 20.58 FEET SOUTH LINE OF SAID SOUTHEAST QUARTER;

THENCE S. 0E 19’ 47” E. COINCIDENT WITH SAID SOUTH LINE A DISTANCE OF 134.00 FEET TO A LINE PARALLEL WITH AND 40.00 FOOT NORTHERLY OF THE CENTERLINE OF SAID EAST COMMONWEALTH AVENUE ALSO BEING THE NORTHERLY RIGHT-OF-WAY LINE OF SAID AVENUE;

THENCE N. 89E 56’ 0” E. COINCIDENT WITH SAID LINE A DISTANCE OF 262.81 FEET TO THE BEGINNING OF A CURVE CONCAVE TO THE NORTHWEST AND HAVING A RADIUS OF 27.00 FEET;

THENCE NORTHEASTERLY THROUGH A CENTRAL ANGLE OF 90E 15’ 20” AN ARC DISTANCE OF 42.53 FEET TO SAID WESTERLY RIGHT-OF-WAY LINE OF NORTH ACACIA AVENUE;

THEN N. 0E 19’ 20” WEST COINCIDENT WITH SAID LINE A DISTANCE OF 121.88 FEET TO THE POINT OF BEGINNING.

Assessor’s Parcel No: 269-103-16

ADDENDUM B: Demographics

Senior Life Report
Area(s): Radius 5.0

1621 E COMMONWEALTH AVE	Latitude:	33.870666
FULLERTON, CA 92831-4027	Longitude:	-117.899018

	2000		2002		2007
Population by Age	Census	Pct.	Estimate	Pct.	Projection	Pct.

Total Population	473,180		485,649		517,064
Age 45 - 54	54,393	11.50%	58,087	11.96%	65,410	12.65%
Age 55 - 59	19,360	4.09%	21,658	4.46%	26,512	5.13%
Age 60 - 64	15,161	3.20%	16,255	3.35%	20,793	4.02%
Age 65 - 69	12,629	2.67%	12,750	2.63%	14,695	2.84%
Age 70 - 74	11,649	2.46%	11,485	2.36%	11,456	2.22%
Age 75 - 79	9,525	2.01%	9,466	1.95%	9,607	1.86%
Age 80 - 84	5,925	1.25%	6,397	1.32%	6,874	1.33%
Age 85 and over	4,951	1.05%	5,531	l.l4%	6,381	1.23%
Age 55 and over	79,200	16.74%	83,542	17.20%	96,318	18.63%
Age 65 and over	44,679	9.44%	45,628	9.40%	49,013	9.48%
Total Population, Male	235,917		241,860		257,192
Age 45 - 54	26,631	11.29%	28,391	11.74%	31,064	12.43%
Age 55 - 59	9,354	3.96%	10,458	4.32%	12,810	4.98%
Age 60 - 64	7,178	3.04%	7,675	3.17%	9,843	3.83%
Age 65 - 69	5,763	2.44%	5,804	2.40%	6,664	2.59%
Age 70 - 74	5,027	2.13%	4,979	2.06%	4,958	1.93%
Age 75 - 79	3,906	1.66%	3,883	1.61%	3,916	1.52%
Age 80 - 84	2,209	0.94%	2,348	0.97%	2,533	0.98%
Age 85 and over	1,392	0.59%	1,495	0.62%	1,733	0.67%
Age 55 and over	34,829	14.76%	36,642	15.15%	42,457	16.51%
Age 65 and over	18,296	7.76%	18,508	7.65%	19,804	7.70%
Total Population, Female	237,262		243,789		259,873
Age 45 - 54	27,763	11.70%	29,697	12.18%	33,445	12.87%
Age 55 - 59	10,006	4.22%	11,200	4.59%	13,702	5.27%
Age 60 - 64	7,983	3.36%	8,580	3.52%	10,950	4.21%
Age 65 - 69	6,866	2.89%	6,946	2.85%	8,031	3.09%
Age 70 - 74	6,622	2.79%	6,505	2.67%	6,498	2.50%
Age 75 - 79	5,620	2.37%	5,884	2.29%	5,691	2.19%
Age 80 - 84	3,716	1.57%	4,049	1.66%	4,341	1.67%
Age 85 and over	3,559	1.50%	4,036	1.66%	4,648	1.79%

Prepared on: October 15, 2003 01:11 PM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 1 of 36

Senior Life Report Area(s): Radius 5.0

1621 E COMMONWEALTH AVE	Latitude:	33.870666
FULLERTON, CA 92831-4027	Longitude:	-117.899018

	2000		2002		2007
Population by Age	Census	Pct.	Estimate	Pct.	Projection	Pct.

Age 55 and over	44,371	18.70%	46,900	19.24%	53,862	20.73%
Age 65 and over	26,383	11.12%	27,120	11.12%	11,12	11.24%

Prepared on: October 15, 2003 01:11 PM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 2 of 36

Senior Life Report
Area(s): Radius 5.0

1621 E COMMONWEALTH AVE	Latitude:	33.870666
FULLERTON, CA 92831-4027	Longitude:	-117.899018

	2000		2002		2007
Population by Single Race Classification	Census	Pct.	Estimate	Pct.	Projection	Pct.

White Alone	283,051		282,170		282,632
Age 65 and over	37,342	13.19%	37,878	13.42%	39,433	13.95%
Black or African American Alone	10,168		10,664		11,790
Age 65 and over	328	3.22%	356	3.34%	423	3.59%
American Indian and Alaska Native Alone	4,226		4,669		5,681
Age 65 and over	175	4.14%	182	3.89%	234	4.11%
Asian Alone	54,005		55,002		66,356
Age 65 and over	3,992	7.39%	4,224	7.28%	5,099	7.68%
Native Hawaiian and Other Pacific Islander Alone	1,260		1,318		1,491
Age 65 and over	41	3.29%	48	3.29%	48	3.22%
Some Other Race Alone	99,448		106,707		123,347
Age 65 and over	2,036	2.05%	2,139	2.00%	2,785	2.26%
Two or More Races	21,021		21,119		25,767
Age 55 and over	765	3.64%	807	3.65%	991	3.85%

Population by Hispanic or Latino	2000 Census	Pct.	2002 Estimate	Pct.	2007 Projection	Pct.

Hispanic or Latino	197,077		210,901		243,369
Age 65 and over	6,237	3.16%	6,511	3.09%	8,684	3.57%
Not Hispanic or Latino	276,103		274,748		273,695
Age 65 and over	38,442	13.92%	39,117	14.24%	40,329	14.74%

Household Income by Age of Householder	1990* Census	Pct.	2002 Estimate	Pct.	2007 Projection	Pct.

Householder Age 55 - 64	19,512		20,407		24,679
Income less than $15,000	1,949	9.99%	986	4.83%	887	3.59%
Income $l5,000 - $24,999	2,143	10.98%	1,256	6.15%	1,390	5.63%
Income $25,000 - $34,999	2,553	13.08%	1,510	7.40%	1,584	6.42%
Income $35,000 - $49,999	3,459	17.73%	2,852	13.97%	3,104	12.58%
Income $50,000 - $74,999	4,820	24.70%	4,407	21.60%	4,890	19.81%
Income $75,000 - $99,999	2,572	13.18%	3,354	16.44%	4,134	16.75%
Income $100,000 - $149,999	1,815	9.30%	3,454	16.92%	4,504	18.25%
Income $150,000 - $249,999	529	2.71%	1,944	9.52%	2,779	11.26%
Income $250,000 - $499,999	192	0.98%	460	2.25%	1,069	4.33%
Income $500,000 and more	59	0.30%	185	0.91%	338	1.37%
Median Household Income	49,744		70,415		77,924

Prepared on: October 15, 2003 01:11 PM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 3 of 36

Senior Life Report
Area(s): Radius 5.0

1621 E COMMONWEALTH AVE	Latitude:	33.870666
FULLERTON, CA 92831-4027	Longitude:	-117.899018

Prepared on: October 15, 2003 01:11 PM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 4 of 36

Senior Life Report
Area(s): Radius 5.0

1621 E COMMONWEALTH AVE	Latitude:	33.870666
FULLERTON, CA 92831-4027	Longitude:	-117.899018

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Householder Age 65 - 69	8,404		7,199		8,033
Income less than $15,000	1,823	21.69%	735	10.21%	621	7.72%
Income $15,000 - $24,999	1,537	18.28%	952	13.23%	929	11.57%
Income $25,000 - $34,999	1,428	16.99%	951	13.22%	966	12.02%
Income $35,000 - $49,999	1,329	15.82%	1,431	19.88%	1,504	18.72%
Income $50,000 - $74,999	1,108	13.19%	1,435	19.93%	1,643	20.46%
Income $75,000 - $99,999	426	5.06%	739	10.27%	994	12.37%
Income $100,000 - $149,999	244	2.90%	595	8.26%	801	9.98%
Income $150,000 - $249,999	85	1.01%	243	3.38%	370	4.61%
Income $250,000 - $499,999	33	0.39%	75	1.04%	140	1.75%
Income $500,000 and more	9	0.11%	42	0.59%	65	0.80%
Median Household Income	29,559		45,063		49,965
Householder Age 70 - 74	5,756		6,495		6,294
Income less than $15,000	1,582	27.49%	710	10.94%	541	8.60%
Income $15,000 - $24,999	1,185	20.59%	867	13.35%	743	11.80%
Income $25,000 - $34,999	1,057	18.36%	846	13.02%	759	12.06%
Income $35,000 - $49,999	968	16.82%	1,290	19.86%	1,163	18.48%
Income $50,000 - $74,999	809	14.05%	1,318	20.29%	1,288	20.46%
Income $75,000 - $99,999	293	5.08%	645	9.93%	773	12.28%
Income $100,000 - $149,999	160	2.78%	503	7.74%	598	9.50%
Income $150,000 - $249,999	75	1.30%	212	3.27%	272	4.31%
Income $250,000 - $499,999	13	0.23%	82	1.26%	121	1.92%
Income $500,000 and more	6	0.11%	22	0.34%	36	0.58%
Median Household Income	27,890		44,581		49,220
Householder Age 75 - 79	3,757		5,668		5,576
Income less than $15,000	1,731	46.07%	1,155	20.38%	861	15.44%
Income $15,000 - $24,999	780	20.77%	1,190	21.00%	1,069	19.17%
Income $25,000 - $34,999	389	10.35%	812	14.32%	802	14.38%
Income $35,000 - $49,999	372	9.90%	898	15.85%	957	17.16%
Income $50,000 - $74,999	280	7.44%	750	13.22%	809	14.51%
Income $75,000 - $99,999	83	2.22%	369	6.52%	456	8.18%
Income $100,000 - $149,999	75	2.01%	298	5.26%	348	6.23%
Income $150,000 - $249,999	21	0.56%	125	2.20%	170	3.04%
Income $250,000 - $499,999	14	0.37%	46	0.81%	67	1.21%

Prepared on: October 15, 2003 01:11 PM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 5 of 36

Senior Life Report
Area(s): Radius 5.0

1621 E COMMONWEALTH AVE	Latitude:	33.870666
FULLERTON, CA 92831-4027	Longitude:	-117.899018

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Income $500,000 and more	5	0.13%	25	0.44%	38	0.68%
Median Household Income	16,844		30,998		35,886

Prepared on: October 15, 2003 01:11 PM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 6 of 36

Senior Life Report
Area(s): Radius 5.0

1621 E COMMONWEALTH AVE	Latitude:	33.870666
FULLERTON, CA 92831-4027	Longitude:	-117.899018

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Householder Age 80 - 84	2,294		3,799		3,958
Income less than $15,000	1,123	48.94%	824	21.70%	669	16.89%
Income $15,000 - $24,999	506	22.05%	834	21.96%	802	20.26%
Income $25,000 - $34,999	247	10.76%	517	13.62%	578	14.60%
Income $35,000 - $49,999	235	10.24%	590	15.53%	646	16.32%
Income $50,000 - $74,999	l62	7.05%	511	13.46%	566	14.29%
Income $75,000 - $99,999	50	2.20%	225	5.93%	312	7.89%
Income $100,000 - $149,999	51	2.20%	166	4.38%	210	5.30%
Income $50,000 - $249,999	13	0.59%	90	2.36%	116	2.94%
Income $250,000 - $499,999	7	0.30%	20	0.54%	39	0.97%
Income $500,000 and more	6	0.26%	20	0.52%	21	0.54%
Median Household Income	16,482		29,633		33,780
Householder Age 85 and over	1,725		2,530		2,855
Income less than $15,000	782	45.34%	610	24.11%	538	18.86%
Income $15,000 - $24,999	336	19.47%	580	22.93%	581	20.34%
Income $25,000 - $34,999	151	8.74%	388	15.35%	468	16.40%
Income $35,000 - $49,999	145	8.42%	334	13.21%	454	15.89%
Income $50,000 - $74,999	118	6.84%	278	10.98%	348	12.20%
Income $75,000 - $99,999	29	1.67%	138	5.47%	190	6.65%
Income $100,000 - $149,999	30	1.73%	95	3.76%	140	4.90%
Income $150,000 - $249,999	9	0.52%	74	2.92%	81	2.85%
Income $250,000 - $499,999	5	0.29%	21	0.82%	39	1.37%
Income $500,000 and more	2	0.11%	11	0.43%	16	0.56%
Median Household Income	15,580		26,889		31,567

Prepared on: October 15, 2003 01:11 PM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 7 of 36

Senior Life Report
Area(s): Radius 5.0

1621 E COMMONWEALTH AVE	Latitude:	33.870666
FULLERTON, CA 92831-4027	Longitude:	-117.899018

	1990*		2002		2007
Households by Household Income	Census	Pct.	Estimate	Pct.	Projection	Pct.

Total Households	139,752		150,502		156,902
Income less than $15,000	18,002	12.88%	9,820	6.52%	7,930	5.05%
Income $15,000 - $24,999	18,143	12.98%	12,841	8.53%	11,822	7.53%
Income $25,000 - $34,999	20,473	14.65%	14,196	9.43%	13,003	6.29%
Income $35,000 - $49,999	27,635	19.77%	23,655	15.72%	22,739	14.49%
Income $50,000 - $74,999	31,155	22.29%	34,077	22.64%	32,782	20.89%
Income $75,000 - $99,999	13,804	9.88%	23,593	15.68%	25,424	16.20%
Income $100,000 - $140,999	7,795	5.58%	20,764	13.80%	23,013	15.94%
Income $150,000 - $249,999	2,075	1.48%	8,979	5.97%	12,746	8.12%
Income $250,000 - $499,999	666	0.48%	1,889	1.26%	4,260	2.72%
Income $500,000 and more	237	0.17%	688	0.46%	1,184	0.75%
Average Household Income	$50,259		$75,129		$85,962
Median Household Income	$42,259		$60,813		$67,507
Per Capita Income	$17,011		$22,968		$25,529

	1990*		2002		2007
Specified Owner-Occupied Housing Unit Values	Census	Pct.	Estimate	Pct.	Projection	Pct.

Total Specified Owner-Occupied Housing Unit Value*	65,033		70,192		73,096
Value less than $25,000	207	0.32%	155	0.22%	128	0.18%
Value $25,000 - $49,999	327	0.50%	360	0.51%	342	0.47%
Value $50,000 - $74,999	264	0.41%	195	0.28%	208	0.28%
Value $75,000 - $99,999	871	1.34%	359	0.51%	297	0.41%
Value $100,000 - $149,999	5,655	8.70%	2,615	3.73%	1,889	2.58%
Value $150,000 - $199,999	16,538	25.43%	6,871	9.79%	5,089	6.96%
Value $200. 000 - $299,999	27,123	41.71%	29,435	41.94%	25,847	35.36%
Value $300,000 - $399,999	9,230	14.19%	17,425	24.82%	19,234	26.31%
Value $400,000 - $499,999	2,883	4.43%	7,579	10.80%	10,766	14.73%
Value $500,000 Or More	1,935	2.98%	5,199	7.41%	9,297	12.72%
Median Specified Owner-Occupied Housing Unit Value	231,912		283,376		314,305

Prepared on: October 15, 2003 01:11 PM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 8 of 36

Senior Life Report
Area(s): Radius 5.0

1621 E COMMONWEALTH AVE	Latitude:	33.870666
FULLERTON, CA 92831-4027	Longitude:	-117.899018

	2000		2002		2007
Group Quarters by Population Type	Census	Pct.	Estimate	Pct.	Projection	Pct.

Institutionalized:	1,535		1,763		2,248
Correctional Institutions	0	0.00%	75	4.23%	232	10.33%
Nursing Homes	1,390	90.55%	1,469	83.32%	1,639	72.91%
Other Institutions	145	9.45%	220	12.46%	377	16.76%
Noninstitutionalized	3,701		4,017		4,741

	2000	2002	2007
Tenure of Occupied Housing Units	Census	Estimate	Projection

Owner Occupied	81,152	82,535	86,007
Renter Occupied	66,926	67,967	70,895

	Pop 65
1990* Census Household Type and Relationship	and Over	Pct.

Total	36,545
In Family Households	24,578	67.25%
Householder	12,567	34.39%
Spouse	8,181	22.38%
Other relative	3,617	9.90%
Non-Relative	213	0.58%
In Group Quarters	2,225	6.09%
Institutionalized	2,055	5.62%
Other	169	0.46%
In Non-Family Households	9,743	26.66%
Male Householder	1,865	5.10%
Living Alone	1,734	4.74%
Not Living Alone	131	0.36%
Female Householder	7,494	20.51%
Living Alone	7,117	19.47%
Not Living Alone	377	1.03%
Non-Relative	384	1.05%

Prepared on: October 15, 2003 01:11 PM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 9 of 36

Senior Life Report
Area(s): Radius 5.0

1621 E COMMONWEALTH AVE	Latitude:	33.870666
FULLERTON, CA 92831-4027	Longitude:	-117.899018

1990* Census Household Income - Monthly Owner			65 Yrs
Costs as a Percent of 1989 Household Income	Total Units	Pct.	and Over	Pct.

Total Specified Owner-Occupied Housing Units	66,140		12,502
Less than 20%	32,074	48.49%	8,915	71.31%
20 to 24%	8,347	12.62%	784	6.27%
25 to 29%	7,179	10.85%	606	4.85%
30 to 34%	5,532	8.36%	413	3.31%
35% or more	12,693	19.19%	1,672	13.37%
Net Computed	315	0.48%	112	0.90%

1990* Census Household Income			65 Yrs
Gross Rent as a Percent or 1989 Household Income	Total Units	Pct.	and Over	Pct.

Total Specified Owner-Occupied Housing Units	62,838		5,587
Less than 20%	13,756	21.89%	601	10.77%
20 to 24%	10,650	16.95%	397	7.11%
25 to 29%	8,163	12.99%	464	8.30%
30 to34%	6,452	10.27%	466	8.34%
35% or more	22,356	35.58%	3,406	60.96%
Not Computed	1,460	2.32%	253	4.53%

			65 Yrs
1990* Census Occupied Housing Units	Total Units	Pct.	and Over	Pct.

Owner Occupied Units	76,797	54.96%	16,788	75.04%
Renter Occupied Units	62,948	45.04%	5,585	24.96%
Complete Plumbing Facilities	139,236	99.64%	22,337	99.84%
Lacking Plumbing Facilities	509	0.36%	29	0.13%
With Telephone	136,666	97.80%	22,253	99.46%
No Telephone	3,084	2.21%	121	0.54%
One or more Vehicles	132,800	95.03%	19,527	87.28%
No Vehicles Available	6,945	4.97%	2,840	12.69%

Prepared on: October 15, 2003 01:11 PM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 10 of 36

Senior Life Report
Area(s): Radius 5.0

1621 E COMMONWEALTH AVE	Latitude:	33.870666
FULLERTON, CA 92831-4027	Longitude:	-117.899018

1990* Census Poverty Status					75 Yrs
By Household Type By Age of Householder	Total	Pct.	Age 65 - 74	Pct.	and Over	Pct.

Total Households	139,986		14,188		7,757
Married Couple Family	80,498	57.50%	7,532	53.09%	2,748	35.42%
Other Family	21,251	15.18%	1,635	11.52%	660	8.51%
Male Householder	6,992	4.99%	392	2.76%	178	2.30%
Female Householder	14,260	10.19%	1,243	8.76%	482	6.22%
Non-Family	38,237	27.31%	5,021	35.39%	4,349	56.07%
Householder Living Alone	27,718	19.80%	4,680	32.99%	4,184	53.93%
Householder not Living Alone	10,520	7.51%	341	2.40%	166	2.13%
Above Poverty	130,231	93.03%	13,427	94.64%	6,930	89.34%
Married Couple Family	77,362	55.26%	7,319	51.59%	2,587	33.35%
Other Family	18,304	13.08%	1,503	10.59%	622	8.02%
Male Householder	6,277	4.48%	353	2.49%	164	2.12%
Female Householder	12,027	8.59%	1,150	8.10%	458	5.91%
Non-Family	34,565	24.69%	4,605	32.46%	3,721	47.97%
Householder Living Alone	25,323	18.09%	4,287	30.21%	3,561	45.90%
Householder not Living Alone	9,242	6.60%	319	2.25%	161	2.07%
Below Poverty	9,755	6.97%	760	5.36%	827	10.66%
Married Couple Family	3,136	2.24%	213	1.50%	161	2.07%
Other Family	2,917	2.11%	132	0.93%	38	0.49%
Male Householder	714	0.51%	39	0.27%	14	0.18%
Female Householder	2,233	1.60%	93	0.66%	24	3.82%
Non-Family	3,672	2.62%	415	2.93%	628	8.09%
Householder Living Alone	2,395	1.71%	393	2.77%	623	8.03%
Householder not Living Alone	1,277	0.91%	22	0.15%	5	0.06%

Prepared on: October 15, 2003 01:11 PM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 11 of 36

Senior Life Report
Area(s): Radius 5.0

1621 E COMMONWEALTH AVE	Latitude:	33.870666
FULLERTON, CA 92831-4027	Longitude:	-117.899018

1990* Census Mobility and Disability			65 Yrs		75 Yrs
Civilian Noninstitutionalized Persons Age 16 and Over	Total	Pct.	and Over	Pct.	and Over	Pct.

Persons	320,287		34,503		11,809
With Mblty or Care Lmts	18,294	5.71%	6,044	17.52%	3,396	28.76%
Mobility Limits Only	5,135	1.60%	2,496	7.23%	1,512	12.81%
Self Care Limits Only	8,529	2.66%	1,323	3.83%	558	4.73%
Both Limits	4,630	1.45%	2,225	6.45%	1,325	11.22%
No Mblty or Care Limits	301,993	94.29%	28,458	82.48%	8,413	71.24%
With a Work Disability	27,092	8.46%	9,996	28.97%
In Labor Force	9,179	2.87%	737	2.13%
Employed	8,284	2.59%	681	1.97%
Unemployed	895	0.28%	56	0.16%
Not in Labor Force	17,913	5.59%	9,259	26.84%
Prevented from Working	14,934	4.66%	7,964	23.08%
Not Prevented from Wrk	2,979	0.93%	1,295	3.75%
No Work Disability	293,194	91.54%	24,514	71.05%
In Labor Force	227,481	71.02%	5,473	15.86%
Employed	216,274	67.53%	5,259	15.24%
Unemployed	11,207	3.50%	214	0.62%
Not in Labor Force	65,713	20.52%	19,041	55.19%

*     Census 2000 SF3 (long form) data is not yet available. Data Items resented 1990 Census figures converted to Census 2000 geographies.

Prepared on: October 15, 2003 01:11 PM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 12 of 36

Senior Life Report
Area(s): Radius 7.0

1621 E COMMONWEALTH AVE	Latitude:	33.870666
FULLERTON, CA 92831-4027	Longitude:	-117.899018

	2000		2002		2007
Population by Age	Census	Pct.	Estimate	Pct.	Projection	Pct.

Total Population	895,672		920,845		983,598
Age 45 - 54	104,579	11.68%	111,685	12.13%	126,123	12.82%
Age 55 - 59	37,469	4.18%	41,963	4.56%	51,600	5.25%
Age 60 - 64	29,438	3.29%	31,634	3.44%	40,668	4.13%
Age 65 - 69	25,049	2.80%	25,366	2.75%	29,292	2.98%
Age 70 - 74	22,838	2.55%	22,598	2.45%	22,676	2.31%
Age 75 - 79	18,930	2.11%	18,936	2.06%	19,314	1.96%
Age 80 - 84	11,607	1.30%	12,609	1.37%	13,518	1.37%
Age 85 and over	9,765	1.09%	11,021	1.20%	12,788	1.30%
Age 55 and over	155,095	17.32%	164,127	17.82%	189,858	19.30%
Age 65 and over	88,188	9.85%	90,529	9.83%	97,589	9.92%
Total Population, Male	445,852		457,641		488,025
Age 45 - 54	50,942	11.43%	54,254	11.86%	61,349	12.57%
Age 55 - 59	18,053	4.05%	20,211	4.42%	24,838	5.09%
Age 60 - 64	14,020	3.14%	15,025	3.28%	19,389	3.97%
Age 65 - 69	11,274	2.53%	11,376	2.49%	13,120	2.69%
Age 70 - 74	9,856	2.21%	9,772	2.14%	9,766	2.00%
Age 75 - 79	7,706	1.73%	7,684	1.68%	7,762	1.59%
Age 80 - 84	4,268	0.96%	4,558	1.00%	4,888	1.00%
Age 85 and over	2,700	0.61%	2,953	0.65%	3,416	0.70%
Age 55 and over	67,877	15.22%	71,580	15.64%	83,179	17.04%
Age 65 and over	35,804	8.03%	36,343	7.94%	38,952	7.98%
Total Population, Female	449,821		463,205		495,573
Age 45 - 54	53,637	11.92%	57,431	12.40%	64,774	13.07%
Age 55 - 59	19,417	4.32%	21,752	4.70%	26,762	5.40%
Age 60 - 64	15,418	3.43%	16,609	3.59%	21,279	4.29%
Age 65 - 69	13,775	3.06%	13,990	3.02%	16,172	3.26%
Age 70 - 74	12,982	2.89%	12,826	2.77%	12,910	2.61%
Age 75 - 79	11,223	2.50%	11,251	2.43%	11,552	2.33%
Age 80 - 84	7,338	1.63%	8,051	1.74%	8,630	1.74%
Age 85 and over	7,065	1.57%	8,067	1.74%	9,372	1.89%

Prepared on: October 15, 2003 01:11 PM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 13 of 36

Senior Life Report
Area(s): Radius 7.0

1621 E COMMONWEALTH AVE	Latitude:	33.870666
FULLERTON, CA 92831-4027	Longitude:	-117.899018

	2000		2002		2007
Population by Age	Census	Pct.	Estimate	Pct.	Projection	Pct.

Age 55 and over	87,218	19.39%	92,547	19.98%	106,678	21.53%
Age 65 and over	62,384	11.65%	54,186	11.70%	11.70	11.83%

Prepared on: October 15, 2003 01:11 PM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 14 of 36

Senior Life Report
Area(s): Radius 7.0

1621 E COMMONWEALTH AVE	Latitude:	33.870666
FULLERTON, CA 92831-4027	Longitude:	-117.899018

	2000		2002		2007
Population by Single Race Classification	Census	Pct.	Estimate	Pct.	Projection	Pct.

White Alone	535,342		532,865		531,576
Age 65 and over	72,443	13.53%	73,738	13.84%	76,672	14.42%
Black or African American Alone	19,615		20,669		23,079
Age 65 and over	623	3.18%	687	3.32%	832	3.60%
American Indian and Alaska Native Alone	7,858		8,647		10,497
Age 65 and over	345	4.39%	358	4.15%	468	4.46%
Asian Alone	118,499		127,773		147,136
Age 65 and over	9,483	8.00%	10,121	7.92%	12,348	8.39%
Native Hawailan and Other Pacific Is lander Alone	3,205		3,366		3,793
Age 65 and over	117	3.65%	122	3.61%	140	3.70%
Some Other Race Alone	171,016		185,265		218,159
Age 65 and over	3,595	2.10%	3,827	2.07%	5,046	2.31%
Two or More Races	40,138		42,259		49,358
Age 65 and over	1,582	3.94%	1,676	3.97%	2,082	4.22%

	2000		2002		2007
Population by Hispanic or Latino	Census	Pct.	Estimate	Pct.	Projection	Pct-

Hispanic or Latino	351,416		377,397		438,913
Age 65 and over	11,814	3.36%	12,464	3.30%	16,601	3.78%
Not Hispanic or Latino	544,256		543,448		544,686
Age 65 and over	76,374	14,03%	78,066	14.36%	80,988	14.87%

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Householder Age 55 - 64	37,333		39,291		47,689
Income less than $15,000	3,880	10.39%	1,981	5.04%	1,796	3.77%
Income $15,000 - $24,999	3,728	9.98%	2,333	5.94%	2,599	5.45%
Income $25,000 - $34,999	4,866	13.03%	2,790	7.10%	3,028	6.35%
Income $35,000 - $49,999	6,778	18.16%	5,219	13.28%	5,678	11.91%
Income $50,000 - $74,999	9,118	24.42%	8,391	21.36%	9,369	19.65%
Income $75,000 - $99,999	4,825	12.92%	6,583	16.76%	7,959	16.69%
Income $100,000 - $149,999	3,237	8.67%	6,845	17.42%	8,900	18.66%
Income $150,000 - $249,999	946	2.54%	3,788	9.64%	5,450	11.43%
Income $250,000 - $499,999	373	1.00%	944	2.40%	2,161	4.53%
Income $500,000 and more	137	0.37%	419	1.07%	752	1.58%
Median Household Income	49,318		71,818		79,325

Prepared on: October 15, 2003 01:11 PM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 15 of 36

Senior Life Report
Area(s): Radius 7.0

1621 E COMMONWEALTH AVE	Latitude:	33.870666
FULLERTON, CA 92831-4027	Longitude:	-117.899018

Prepared on: October 15, 2003 01:11 PM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 16 of 36

Senior Life Report
Area(s): Radius 7.0

1621 E COMMONWEALTH AVE	Latitude:	33.870666
FULLERTON, CA 92831-4027	Longitude:	-117.899018

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Householder Age 65 - 69	16,429		14,037		15,671
Income less than $15,000	3,594	21.88%	1,390	9.90%	1,152	7.35%
Income $15,000 - $24,999	3,014	18.35%	1,968	14.02%	1,938	12.37%
Income $25,000 - $34,999	2,750	16.74%	1,919	13.67%	1,963	12.52%
Income $35,000 - $49,999	2,617	15.93%	2,667	19.00%	2,867	18.30%
Income $50,000 - $74,999	2,156	13.12%	2,672	19.04%	3,091	19.73%
Income $75,000 - $99,999	829	5.04%	1,496	10.66%	1,915	12.22%
Income $100,000 - $149,999	501	3.05%	1,196	8.52%	1,586	10.12%
Income $150,000 - $249,999	148	0.90%	518	3.69%	772	4.93%
Income $250,000 - $499,999	54	0.33%	139	0.99%	277	1.77%
Income $500,000 and more	12	0.07%	72	0.51%	110	0.70%
Median Household Income	29,466		44,789		49,553
Householder Age 70 - 74	11,108		12,526		12,182
Income less than $15,000	2,966	26.70%	1,322	10.56%	978	8.03%
Income $15,000 - $24,999	2,254	20.29%	1,772	14.15%	1,535	12.60%
Income $25,000 - $34,999	2,034	18.32%	1,687	13.47%	1,542	12.66%
Income $35,000 - $49,999	1,897	17.07%	2,384	19.04%	2,209	18.13%
Income $50,000 - $74,999	1,553	13.98%	2,444	19.52%	2,429	19.94%
Income $75,000 - $99,999	559	5.03%	1,289	10.29%	1,481	12.16%
Income $100,000 - $149,999	328	2.96%	1,007	8.04%	1,171	9.61%
Income $150,000 - $249,999	117	1.06%	437	3.49%	549	4.51%
Income $250,000 - $499,999	32	0.29%	135	1.07%	219	1.80%
Income $500,000 and more	9	0.08%	47	0.38%	69	0.56%
Median Household Income	28,216		44,314		48,818
Householder Age 75 - 79	7,346		11,153		10,983
Income less than $15,000	3,508	47.76%	2,349	21.06%	1,733	15.78%
Income $15,000 - $24,999	1,499	20.41%	2,357	21.13%	2,154	19.62%
Income $25,000 - $34,999	796	10.84%	1,580	14.17%	1,620	14.75%
Income $35,000 - $49,999	728	9.92%	1,766	15.83%	1,835	16.71%
Income $50,000 - $74,999	461	6.28%	1,470	13.18%	1,604	14.60%
Income $75,000 - $99,999	153	2.09%	720	6.46%	884	8.05%
Income $100,000 - $149,999	130	1.76%	555	4.97%	662	6.03%
Income $150,000 - $249,999	29	0.39%	251	2.25%	319	2.91%
Income $250,000 - $499,999	20	0.27%	64	0.57%	113	1.03%

Prepared on: October 15, 2003 01:11 PM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 17 of 36

Senior Life Report
Area(s): Radius 7.0

1621 E COMMONWEALTH AVE	Latitude:	33.870666
FULLERTON, CA 92831-4027	Longitude:	-117.899018

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Householder Age 80 - 84	4,531		7,263		7,568
Income less than $15,000	2,300	50.76%	1,649	22.70%	1,318	17.42%
Income $15,000 - $24,999	959	21.17%	1,565	21.54%	1,534	20.27%
Income $25,000 - $34,999	473	10.44%	1,005	13.84%	1,118	14.77%
Income $35,000 - $49,999	428	9.45%	1,130	15.56%	1,220	16.12%
Income $50,000 - $74,999	262	5.78%	946	13.02%	1,085	14.33%
Income $75,000 - $99,999	83	1.84%	437	6.02%	576	7.61%
Income $100,000 - $149,999	73	1.60%	317	4.37%	409	5.40%
Income $150,000 - $249,999	23	0.51%	142	1.96%	203	2.68%
Income $250,000 - $499,999	8	0.18%	41	0.57%	70	0.92%
Income $500,000 and more	7	0.16%	30	0.41%	36	0.47%
Median Household Income	15,078		29,150		33,323
Householder Age 85 and over	3,485		4,807		5,466
Income less than $15,000	1,627	46.70%	1,181	24.57%	1,045	19.11%
Income $15,000 - $24,999	691	19.82%	1,094	22.75%	1,139	20.83%
Income $25,000 - $34,999	311	8.91%	698	14.53%	861	15.76%
Income $35,000 - $49,999	274	7.87%	680	14.14%	858	15.69%
Income $50,000 - $74,999	186	5.33%	551	11.46%	703	12.86%
Income $75,000 - $99,999	60	1.73%	261	5.43%	369	6.75%
Income $100,000 - $149,999	42	1.20%	182	3.79%	265	4.84%
Income $150,000 - $249,999	11	0.32%	102	2.12%	131	2.40%
Income $250,000 - $499,999	8	0.24%	36	0.75%	61	1.12%
Income $500,000 and more	4	0.12%	22	0.46%	34	0.63%
Median Household Income	14,793		26,824		31,369

Prepared on: October 15, 2003 01:11 PM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 19 of 36

Senior Life Report
Area(s): Radius 7.0

1621 E COMMONWEALTH AVE	Latitude:	33.870666
FULLERTON, CA 92831-4027	Longitude:	-117.899018

	1990*		2002		2007
Households by Household Income	Census	Pct.	Estimate	Pct.	Projection	Pct.

Total Households	261,541		282,149		294,931
Income less than $15, 000	34,377	13.14%	18,545	6.57%	14,909	5,05%
Income $15,000 - $24,999	33,142	12.67%	23,827	8.44%	22,163	7.51%
Income $25,000 - $34,999	37,567	14.36%	25,687	9.10%	24,147	8.19%
Income $35,000 - $49,999	51,698	19.77%	42,029	14.90%	40,508	13.73%
Income $50,000 - $74,999	59,201	22.64%	63,261	22.42%	60,954	20.67%
Income $75,000 - $99,999	25,218	9.64%	45,741	16.21%	48,167	16.33%
Income $100,000 - $149,999	14,378	5.50%	39,750	14.09%	48,245	16.36%
Income $150,000 - $249,999	4,045	1.55%	17,792	6.31%	24,629	8.35%
Income $250,000 - $499,999	1,455	0.56%	3,942	1.40%	8,578	2.91%
Income $500,000 and more	516	0.20%	1,576	0.56%	2,631	0.89%
Average Household Income	$50,455		$76,693		$87,873
Median Household Income	$42,460		$62,245		$68,759
Per Capita Income	$17,058		$23,010		$25,556

	1990*		2002		2007
Specified Owner-Occupied Housing Unit Values	Census	Pct.	Estimate	Pct.	Projection	Pct.

Total Specified Owner-Occupied Housing Unit Values	126,676		137,680		143,803
Value less than $25,000	464	0.37%	313	0.23%	258	0.18%
Value $25,000 - $49,999	552	0.44%	638	0.46%	632	0.44%
Value $50,000 - $74,999	483	0.38%	371	0.27%	386	0.27%
Value $75,000 - $99,999	1,627	1.28%	690	0.50%	578	0.40%
Value $100,000 - $149,999	11,084	8.75%	4,993	3.63%	3,672	2.55%
Value $150,000 - $199,999	32,730	25.84%	14,131	10.26%	10,572	7.35%
Value $200,000 - $299,999	53,668	42.37%	61,219	44.46%	54,162	37.66%
Value $300,000 - $399,999	15,143	11.95%	30,450	22.12%	36,059	25.08%
Value $400,000 - $499,999	5,882	4.64%	12,648	9.19%	18,366	12.77%
Value $500,000 Or More	5,042	3.98%	12,227	8.88%	19,117	13.29%
Median Specified Owner-Occupied Housing Unit Value	230,553		277,924		304,554

Prepared on: October 15, 2003 01:11 PM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 20 of 36

Senior Life Report
Area(s): Radius 7.0

1621 E COMMONWEALTH AVE	Latitude:	33.870666
FULLERTON, CA 92831-4027	Longitude:	-117.899018

	2000		2002		2007
Group Quarters by Population Type	Census	Pct.	Estimate	Pct.	Projection	Pct.

Institutionalized:	6,439		6,799		7,493
Correctional Institutions	2,446	37.99%	2,566	37.75%	2,797	37.33%
Nursing Homes	3,078	47.80%	3,198	47.05%	3,438	45.88%
Other Institutions	915	14.21%	1,034	15.21%	1,258	16.79%
Noninstitutionalized	8,538		9,032		10,114

	2000	2002	2007
Tenure of Occupied Housing Units	Census	Estimate	Projection

Owner Occupied	158,105	160,984	168,299
Renter Occupied	119,299	121,166	126,632

	Pop 65
1990* Census Household Type and Relationship	and Over	Pct.

Total	71,350
In Family Households	48,325	67.73%
Householder	24,436	34.25%
Spouse	16,070	22.52%
Other relative	7,322	10.26%
Non-Relative	496	0.70%
In Group Quarters	4,079	5.72%
Institutionalized	3,645	5.11%
Other	434	0.61%
In Non-Family Households	18,946	26.55%
Male Householder	3,491	4.89%
Living Alone	3,202	4.49%
Not Living Alone	289	0.41%
Female Householder	14,661	20.55%
Living Alone	13,971	19.58%
Not Living Alone	690	0.97%
Non-Relative	795	1.11%

Prepared on: October 15, 2003 01:11 PM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 21 of 36

Senior Life Report
Area(s): Radius 7.0

1621 E COMMONWEALTH AVE	Latitude:	33.870666
FULLERTON, CA 92831-4027	Longitude:	-117.899018

1990* Census Household Income - Monthly Owner			65 Yrs
Costs as a Percent of 1989 Household Income	Total Units	Pct.	and Over	Pct.

Total Specified Owner-Occupied Housing Units	129,319		25,656
Less than 20%	62,065	47.99%	18,383	71.65%
20 to 24%	16,299	12.60%	1,748	6.81%
25 to 29%	14,041	10.86%	1,208	4.71%
30 to 34%	10,605	8.20%	836	3.26%
35% or more	25,698	19.87%	3,269	12.74%
Not Computed	612	0.47%	212	0.83%

1990* Census Household Income			65 Yrs
Gross Rent as a Percent of 1989 Household Income	Total Units	Pct.	and Over	Pct.

Total Specified Owner-Occupied Housing Units	112,637		10,900
Less than 20%	24,395	21.66%	1,026	9.41%
20 to 24%	18,130	16.10%	688	6.31%
25 to 29%	15,320	13.60%	1,118	10.25%
30 to 34%	11,442	10.16%	1,003	9.21%
35% or more	40,755	36.18%	6,635	60.87%
Not Computed	2,595	2.30%	430	3.95%

			65 Yrs
1990* Census Occupied Housing Units	Total Units	Pct.	and Over	Pct.

Owner Occupied Units	148,459	56.80%	32,728	74.98%
Renter Occupied Units	112,906	43.20%	10,923	25.02%
Complete Plumbing Facilities	260,469	99.66%	43,604	99.89%
Lacking Plumbing Facilities	896	0.34%	46	0.11%
With Telephone	255,768	97.86%	43,413	99.45%
No Telephone	5,609	2.15%	248	0.57%
One or more Vehicles	247,397	94.66%	37,362	85.59%
No Vehicles Available	13,968	5.34%	6,296	14.42%

Prepared on: October 15, 2003 01:11 PM Page 22 of 36 © 2002 Claritas. All rights reserved. (800) 866-6511

Senior Life Report
Area(s): Radius 7.0

1621 E COMMONWEALTH AVE	Latitude:	33.870666
FULLERTON, CA 92831-4027	Longitude:	-117.899018

1990* Census Poverty Status					75 Yrs
By Household Type By Age of Householder	Total	Pct.	Age 65 - 74	Pct.	and Over	Pct.

Total Households	261,596		27,456		15,151
Married Couple Family	152,575	58.32%	14,926	54.36%	5,113	33.74%
Other Family	40,101	15.33%	3,065	11.16%	1,338	8.83%
Male Householder	12,686	4.85%	739	2.69%	301	1.98%
Female Householder	27,415	10.48%	2,326	8.47%	1,037	6.85%
Non-Family	68,920	26.35%	9,465	34.47%	8,701	57.43%
Householder Living Alone	50,776	19.41%	8,779	31.98%	8,406	55.48%
Householder not Living Alone	18,144	6.94%	685	2.50%	295	1.94%
Above Poverty	243,899	93.23%	26,073	94.96%	13,556	89.47%
Married Couple Family	146,774	56.11%	14,566	53.05%	4,868	32.13%
Other Family	34,648	13.24%	2,875	10.47%	1,289	8.51%
Male Householder	11,487	4.39%	679	2.47%	276	1.82%
Female Householder	23,161	8.85%	2,196	8.00%	1,013	6.69%
Non-Family	62,477	23.88%	8,632	31.44%	7,399	48.83%
Householder Living Alone	46,313	17.70%	7,997	29.13%	7,125	47.02%
Householder not Living Alone	16,163	6.18%	635	2.31%	275	1.81%
Below Poverty	17,698	6.77%	1,383	5.04%	1,596	10.53%
Married Couple Family	5,802	2.22%	361	1.31%	245	1.62%
Other Family	5,452	2.08%	190	0.69%	49	0.32%
Male Householder	1,199	0.46%	61	0.22%	25	0.17%
Female Householder	4,253	1.63%	130	0.47%	24	1.84%
Non-Family	6,444	2.46%	832	3.03%	1,302	8.59%
Householder Living Alone	4,463	1.71%	782	2.85%	1,282	8.46%
Householder not Living Alone	1,981	0.76%	50	0.18%	20	0.13%

Prepared on: October 15, 2003 01:11 PM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 23 of 36

Senior Life Report
Area(s): Radius 7.0

1621 E COMMONWEALTH AVE	Latitude:	33.870666
FULLERTON, CA 92831-4027	Longitude:	-117.899018

1990* Census Mobility and Disability			65 Yrs		75 Yrs
Civilian Noninstitutionalized Persons Age 16 and Over	Total	Pct.	and Over	Pct.	and Over	Pct.

Persons	598,388		67,723		23,185
With Mblty or Care Lmts	34,620	5.79%	11,732	17.32%	6,816	29.40%
Mobility Limits Only	9,764	1.63%	4,797	7.08%	2,990	12.90%
Self Care Limits Only	16,155	2.70%	2,535	3.74%	1,041	4.49%
Both Limits	8,701	1.45%	4,400	6.50%	2,785	12.01%
No Mblty or Care Limits	563,768	94.21%	55,991	82.68%	16,369	70.60%
With a Work Disability	52,285	8.74%	19,611	28.96%
In Labor Force	16,822	2.81%	1,283	1.89%
Employed	15,171	2.54%	1,205	1.78%
Unemployed	1,651	0.28%	78	0.12%
Not in Labor Force	35,463	5.93%	18,328	27.06%
Prevented from Working	30,052	5.02%	15,869	23.43%
Not Prevented from Wrk	5,412	0.90%	2,459	3.63%
No Work Disability	546,103	91.26%	48,124	71.06%
In Labor Force	420,509	70.27%	10,514	15.53%
Employed	400,036	66.85%	10,098	14.91%
Unemployed	20,473	3.42%	417	0.62%
Not in Labor Force	125,594	20.99%	37,610	55.53%

*	Census 2000 SF3 (long form) data is not yet available. Data Items resented 1990 Census figures converted to Census 2000 geographies.

Prepared on: October 15, 2003 01:11 PM Page 24 of 36 © 2002 Claritas. All rights reserved. (800) 866-6511

DEMOGRAPHIC PROFILE
1621 E. COMMONWEALTH AVE
FULLERTON, CALIFORNIA

	1.0 MILE	3.0 MILES	5.0 MILES	FULLERTON	ORANGE COUNTY, CA	CALIFORNIA

Population
2000 Population	16117	206129	473177	126003	2846289	33871648
2002 Population	16551	211498	485646	129116	2933481	34876614
2007 Population	17640	225031	517061	136992	3150897	37286835
% Change 2000 to 2002	0.0134	0.0129	0.0131	0.0123	0.0152	0.0147
% Change 2002 to 2007	0.0128	0.0125	0.0126	0.0119	0.0144	0.0135
Per Capita Personal Income
1990 Per Capita Personal Income	17097	16291	17011	19113	19839	16357
2002 Per Capita Personal Income	22779	21723	22968	26766	29355	25649
2007 Per Capita Personal Income	25204	24124	25529	29918	33458	30026
% Change 1990 to 2002	0.0242	0.0243	0.0253	0.0285	0.0332	0.0382
% Change 2002 to 2007	0.0204	0.0212	0.0214	0.0225	0.0265	0.032
Households
2000 No. Households	5679	64260	148077	43609	935287	11502870
2002 No. Households	5785	65309	150501	44404	958216	11803522
2007 No. Households	6038	68152	156901	46335	1014650	12511538
% Change 2000 to 2002	0.0093	0.0081	0.0082	0.0091	0.0122	0.013
% Change 2002 to 2007	0.0086	0.0086	0.0084	0.0085	0.0115	0.0117
Persons Per Household
2000 Persons Per Household	2.71	3.16	3.16	2.83	3	2.87
2002 Persons Per Household	2.74	3.18	3.19	2.84	3.01	2.88
2007 Persons Per Household	2.8	3.24	3.25	2.89	3.06	2.91
% Change 2000 to 2002	0.0046	0.0043	0.0045	0.0029	0.0028	0.0019
% Change 2002 to 2007	0.0048	0.0035	0.0039	0.0032	0.0027	0.0019
Average Household Income
1990 Avg Household Income	45671	47883	50259	53050	57434	46330
2002 Avg Household Income	64660	71248	75129	76788	90490	75364
2007 Avg Household Income	74371	81245	85962	87613	105050	89264
% Change 1990 to 2002	0.0294	0.0337	0.0341	0.0313	0.0386	0.0414
% Change 2002 to 2007	0.0284	0.0266	0.0273	0.0267	0.0303	0.0344
Income Ranges
Median Income	49016	56297	60813	58493	68871	55014
$150,000 or more	0.0479	0.0673	0.0768	0.0813	0.1235	0.0907
$100,000 to $149,000	0.0829	0.1226	0.138	0.1192	0.166	0.1199
$75,000 to $99,999	0.1366	0.1435	0.1568	0.1492	0.1597	0.1298
$50,000 to $74,999	0.2199	0.2227	0.2264	0.2276	0.2072	0.1996
$35,000 to $49,999	0.1949	0.1727	0.1572	0.158	0.1346	0.1453
$25,000 to $34,999	0.1318	0.1034	0.0943	0.1011	0.0826	0.1056
$15,000 to $24,999	0.1054	0.092	0.0853	0.0892	0.0691	0.1064
Under $15,000	0.0805	0.0759	0.0652	0.0744	0.0574	0.1028
1990 Median Income	36677	39185	42260	42481	46259	35984
2007 Median Income	55633	62790	67507	65366	78005	62618
Occupancy
2000 Occupied Housing Units	5799	66096	151739	44771	969484	12214549
Owner Occupied	0.4937	0.4847	0.5348	0.5249	0.5925	0.5359
Renter Occupied	0.4856	0.4875	0.4411	0.4491	0.3722	0.4058
2000 Population 25+ by Education Level	9458	107716	255878	72333	1520889	18597039
Bachelors Degree Only	0.1868	0.1636	0.1607	0.1944	0.1882	0.1537
Graduate Degree	0.1121	0.0774	0.0755	0.1053	0.0913	0.0811
Retail Trade Potential 2002
Total Retail Sales	211908601	2424833542	5614500400	1650796416	36130807808	3.79151E+11
Apparel Accessory	11505777	133970661	312563787	91422520	2044120960	18580928512
Automotive Dealers	49652786	569187249	1319645804	387720352	8510415360	79652814848
Automotive & Home Supply Stores	3207303	36162040	82703072	24427002	521474688	5980832256
Drug & Proprietary Stores	9273276	104929575	243108951	71809240	1561184256	19018477568
Eating & Drinking Places	25132601	289410872	671512627	196893872	4336065536	42541719552
Food Stores	30470607	344850549	795829547	235001440	5084348928	60387766272
Furniture Home Furnishing Stores	5878720	67679410	157577213	46255064	1023487488	9850973184
Home Appliance, Radio, & T.V. Stores	8304621	96724255	224706065	65659300	1462345344	13048965120
Gasoline Service Stations	12735169	143778062	330492372	97633056	2097686656	24035018752
General Merchandise	28489546	325576575	752258414	221393744	4833509888	48299347968
Department Store	20276197	231160707	533938709	157190256	3423051520	34945974272
Hardware, Lumber & Garden Stores	10719366	120975748	278354732	82279488	1771713536	20193169408

Source Claritas Inc

ADDENDUM C: Property Exhibits

DEC. 5. 2003 1:46PM CM VAF NO. 7621 P. 18/28

Second Fl

235
234
232
230
228
226
224
222
220
219
218
217
216
215
214
236
237
238
239
Storage
233
231
229
227
225
223
221
Courtyard
YOU ARE HERE
Lounge
Elevator
206
208
210
212
201
203
205
207
209
211
213

FIRE EXTINGUISHE
FIRE ALARM
EXIT ROUTE

Retirement Inn of Fullerton

DEC. 5. 2005 1:46PM NO. 7621 P. 19/28

State of California

Department of Social Services

Facility Number: 306000995
Effective Date: 06/25/99 Total Capacity: 99

In accordance with applicable provisions of the Health and Safety Code of California, and its rules and regulations; the Department of Social Services, hereby issues
CAPACITY CHANGE EFFECTIVE DATE: 03/27/01

this License to

RETIREMENT INNS II, LLC & ARV ASSISTED LIVING INC.

to operate and maintain a RESIDENTIAL-ELDERLY

Name of Facility

This License is not transferable and is granted solely upon the following:
99 NON-AMBULATORY RESIDENTS, AGES 60 YEARS AND ABOVE.
*HOSPICE WAIVER EFFECTIVE 6-28-99

Client Groups Served: RCFE/HOSPICE
Complaints regarding services provided in this facility should be directed to:

ORANGE COUNTY RES. DISTRICT OFFICE (714) 703-2840

MARTHA LOPEZ	Kathrina Chin
Deputy Director, Community Care Licensing Division	Authorized Representative of Licensing Agency

[redacted] DEC. 5. 2003 [redacted] 1:46PM [redacted] CW VAF Bankone [redacted] NO. 7621 [redacted] P. 21/28

[redacted]

COUNTY OF ORANGE

SECURED PROPERTY TAX BILL

2002-2003 Fiscal Year July 1, 2002 - June 30, 2003

Owner of record as of 12:01 A.M. on January 1, 2002
ARV FLRTN L P

CALL FOR INFORMATION	TAX COLLECTOR	ASSESSOR	AUDITOR-CONTROLLER
	CURRENT YEAR PAYMENTS OR PRIOR YEAR DELINQUENCIES (714) 834-3411	FOR INFORMATION ON ASSESSED VALUES (714) 834-2641 HOMEOWNER EXEMPTIONS (714) 834-3821	COMPUTATION OF PROPERTY TAX (714) 834-2450

WEBSITE: WWW.OC.CA.GOV/TREAS TO PAY YOUR BILL

LEGAL DESCRIPTION	VESTING CODE
SEC 38 T 3 R 10 POR NW1/4	PT

**********AUTO** 5-DIGIT 92626
269-103-16
ARV FLRTN L P
C/O LEGAL DEPT
345 FISCHER AVE #D-1
COSTA MESA CA 92626-4859

581

ASSESSED VALUES

DESCRIPTION	FULL VALUE	COMPUTED TAX
LAND IMPROVEMENTS - BUILDING	771,743 1,571,047	
TOTAL VALUES	2,342,790	28,518.42
LESS		
TOTAL NET TAXABLE VALUE	2,342,790	28,519.42

ATTENTION

Option to pay online using credit card or checking account now available. See paragraph 1(B) and 1(C) on reverse side.
Payment by mail : See paragraph 1(A) on reverse side.

Please note: You will not receive a separate bill or reminder notice for the 2nd installment.

Refinance/Loan payoffs : If you have refinanced your loan, please make sure your Property Taxes will be paid. If you have paid off your loan, you are now responsible for paying your Property Taxes

...e on time, try paying online at www.oc.ca.gov/treas

*** Write parcel number on check ***

IMPORTANT INFORMATION ON REVERSE SIDE

TAX TYPE	SERVICE AGENCY	RATE %	VALUE BASE	AMOUNT = RATE x VALUE
A1	BASIC LEVY RATE	1.00000	2,342,790	23,427.90
A1	FULLERTON EL-SCHOOL/S	.02728	2,342,790	639.04
A1	FULLERTON H/S SCHOOL	.02088	2,342,790	[illegible]
A1	NOCCD 2002 BOND A	.01573	2,342,790	[illegible]
A1	MWD - FULLERTON CITY	.00670	2,342,790	156.97
	SPL ASMNT USER FEES****		FOR INFO CALL:	
[illegible]	VECTOR CONTROL CHG		(714)971-2421	4.80
[illegible]	MWD WATER STDBY CHG		(800)755-5584	10.75
[illegible]	OCSD SEWER USER FEE		(714)593-7281	3,422.72
	TOTAL	1.07057		28,518.42

RECEIVED SEP 25 2002 By [signature]

FIRST INSTALLMENT DUE 11/1/2002	$14,259.71	SECOND INSTALLMENT DUE 2/1/2003	$14,259.71	TOTAL DUE AND PAYABLE	$28,519.42

THERE WILL BE A $30.00 FEE FOR EACH CHECK RETURNED BY THE BANK FOR ANY REASON

FOLD AND DETACH HERE

PARCEL NUMBER	INSTALLMENT DATE	TAX RATE AREA
269-103-16	09/20/02	03-000

ORANGE COUNTY SECURED PROPERTY TAX BILL 2002-2003
Owner of record as of 12:01 A.M. on January 1, 2002
ARV FLRTN L P

ORANGE COUNTY TAX COLLECTOR
P.O. BOX 1980
SANTA ANA CA 92702-1980

2

SECOND INSTALLMENT PAYMENT

PAY

MAKE CHECKS PAYABLE TO: ORANGE COUNTY TAX COLLECTOR	ONLY U.S. POST OFFICE POSTMARKS ACCEPTED
DUE FEBRUARY 1, 2003 TO APRIL 10, 2003	$14,259.71
****After April 10, 2003**** Add 10% Penalty + $10.00 Cost	$1,435.97
TOTAL INSTALLMENT DUE AFTER APRIL 10, 2003	$15,695.68

Additional penalties are charged if taxes are not paid by June 30, 2003

Please notify the Assessor of new address. You can pay at www.oc.ca.gov/treas

581

0126103160000200202010030001425971063003000156956800000000000000007

PARCEL NUMBER	INSTALLMENT DATE	TAX RATE AREA
269-103-16	09/20/02	03-000

ORANGE COUNTY SECURED PROPERTY TAX BILL 2002-2003
Owner of record as of 12:01 A.M. on January 1, 2002
ARV FLRTN L P

ORANGE COUNTY TAX COLLECTOR
P.O. BOX 1980
SANTA ANA CA 92702-1980

1

FIRST INSTALLMENT PAYMENT

PAY

MAKE CHECKS PAYABLE TO: ORANGE COUNTY TAX COLLECTOR	ONLY U.S. POST OFFICE POSTMARKS ACCEPTED
DUE NOVEMBER 1, 2002 TO DECEMBER 10, 2002	$14,259.71
****After December 10, 2002**** Add 10% penalty	$1,425.97
TOTAL INSTALLMENT DUE AFTER DECEMBER 10, 2002	$15,685.68
TO PAY TOTAL DUE RETURN BOTH STUBS BY DEC. 10, 2002 WITH PAYMENT OF:	$28,519.42

Please notify the Assessor of new address. You can pay at www.oc.ca.gov/treas

Flood Insights test results for:

1621E E COMMONWEALTH AVE, FULLERTON, CA 92831
Geocoding Accuracy: S5 - Exact Point Match

Flood Zone Determinations	What’s This?

SFHA (Flood Zone) Within 250 feet of multiple flood zones ?

Out	No

Community	Community Name	Zone	Panel	Panel Date
060219	FULLERTON, CITY OF	X	0007E	September I5, 1989

FIPS Code	Census Tract
06059	0114.03

Copyright 2000, Transamerica Flood Hazard Certification, Inc. All rights reserved.

ADDENDUM D: Financial Data

PII — ITEM A-6

Database:	POLAPSVR

Cube:	Financial Data

Page:	Year	2003
	Version	AA
	Community	Total Department
	Department	R.I of Fullerton
	Month	Along Columns
	GLAccount	Along Rows
OLAPTable

	JAN	FEB	MAR	APR	MAY	JUN	JUL	AUG	AUG YTD

40005 Revenue — Rental	90,694	88,700	82,596	65,952	100,230	81,230	83,276	87,443	680,120
40010 Revenue — Rent Refunds/Proration	—	—	(578)	(1,949)	(3,124)	—	—	—	(5,651)

Total Rental Revenue	90,694	88,700	82,017	64,003	97,106	81,230	83,276	87,443	674,469

40110 Revenue — AL Level 1	5,575	5,975	4,375	4,094	5,186	4,000	4,575	6,148	39,928
40115 Revenue — AL Level 2	2,972	3,175	2,350	1,610	2,340	1,225	1,850	(916)	14,606
40120 Revenue — AL Level 3	1,575	1,625	1,600	1,666	3,324	2,030	1,600	825	14,245
40125 Revenue — AL Level 4	3,225	4,331	2,800	1,965	3,623	3,075	3,075	3,025	25,119
40130 Revenue — AL Level 5	2,400	2,400	2,482	3,757	3,715	5,717	6,100	6,125	32,695
40135 Revenue — AL Level 6	2,850	2,655	2,075	2,683	5,809	2,075	—	4,067	22,214
40140 Revenue — AL Level 7	2,170	1,395	1,395	—	120	1,625	1,625	1,625	9,955
40170 Revenue — Alzh Lev 1	400	400	400	—	—	—	—	—	1,200

Total AL Services Revenue	21,167	21,956	17,477	15,774	24,117	19,747	18,825	20,899	159,962

40515 Revenue — Other	75	25	25	21	199	319	370	550	1,583
40525 Revenue — Processing/App Fees	1,000	—	7,800	1,800	9,000	5,400	2,400	6,300	33,700

Total Other Revenue	1,075	25	7,825	1,821	9,199	5,719	2,770	6,850	35,283

40575 Rev — Process Fee Concessions	—	—	(3,000)	(900)	(7,200)	(2,600)	—	(2,700)	(16,400)
40015 Rev — Rent Concessions	(4,247)	(4,069)	(4,684)	(3,615)	(5,810)	(4,093)	(4,029)	(4,529)	(35,076)
40215 Rev — A/L Concessions	(2,862)	(3,225)	(2,800)	(1,993)	(3,207)	(2,200)	(2,200)	(2,225)	(20,712)

Total Concessions	(7,109)	(7,294)	(10,484)	(6,508)	(16,217)	(8,893)	(6,229)	(9,454)	(72,188)

Total Revenue	105,827	103,387	96,835	75,090	114,205	97,802	98,643	105,737	797,526

50005 Payroll Expense — Regular	35,398	30,724	35,058	31,395	53,648	36,630	37,756	38,272	298,879
50405 Payroll Expense — Overtime	1,992	2,315	1,065	2,219	908	1,056	1,150	747	11,452
50705 Payroll Expense — Doubletime	404	384	123	462	—	—	—	4	1,376
51005 Bonuses	2,285	1,835	2,685	1,902	2,818	368	(1,003)	(312)	10,578
51505 Vacation, Sick, Holiday	2,168	3,123	(266)	3,417	4,663	3,368	1,358	3,285	21,115
51805 Employee Recognition	—	—	—	—	—	—	—	—	—
52005 Payroll Taxes	4,592	4,302	3,426	3,692	5,183	3,771	3,440	3,346	31,751
52505 401K/401A	248	261	182	297	275	216	110	170	1,759
52805 Group Insurance	2,967	2,672	3,243	3,488	2,798	3,045	4,050	5,030	27,292
53005 Worker’s Comp Insurance	2,469	2,469	2,504	9,632	2,499	3,008	4,109	3,627	30,225

Total Payroll Expenses	52,522	48,084	48,018	56,502	72,792	51,461	50,880	54,170	434,428

53305 Outside Service — Medical	—	—	—	—	—	—	—	—	—
53505 Temporary Services	—	—	—	—	—	—	—	—	—
53510 Temporary Services — AL	—	—	—	—	—	—	—	—	—
54005 Payroll Service	261	641	262	(37)	375	344	219	288	2,353
55005 Outside Service Other	—	—	—	—	—	—	301	—	301

Total Purchase Services	261	641	262	(37)	375	344	520	288	2,654

Total Payroll Related	52,783	48,724	48,280	56,465	73,167	51,805	51,400	54,458	437,082

Total Payroll Related % Total Revenue	50%	47%	50%	75%	64%	53%	52%	52%	55%
56505 Food	6,356	7,400	4,951	5,200	6,780	6,968	6,180	7,702	51,268
57005 Housekeeping	330	869	916	160	426	702	547	447	4,396
57505 Kitchen Supplies	1,130	707	1,241	378	946	746	458	1,207	6,814
58005 Assisted Living Supplies	67	83	97	29	(13)	179	94	198	733
58505 Alzheimer Supplies	—	—	—	—	—	—	—	—	—
59005 Laundry & Linen/Uniforms	—	—	—	—	141	794	—	(238)	697
59010 Laun/Lin/Unif Kitchen	146	172	191	40	120	471	372	303	1,815
59015 Laund/Lin/Unif Housekeeping	185	361	163	42	193	1,072	141	315	2,473
59505 Activities — Asst Lving	416	549	445	334	472	320	374	350	3,260
59510 Banquet Expense	300	300	300	230	370	300	300	300	2,400
59555 NMS — Foodservices	—	—	—	—	—	—	—	—	—
59560 NMS — Housekeeping	—	—	—	—	—	—	—	—	—

Total Variable Expense	8,930	10,440	8,305	6,413	9,435	11,282	8,467	10,585	73,856

60005 Office Supplies	137	698	726	679	1,163	545	555	545	5,047

61005 Repairs and Maint — Building	—	—	—	—	—	—	—	—	—
61010 Repairs — Phone System	—	—	—	—	—	—	—	—	—
61015 Repairs — Electrical	—	—	—	—	—	—	—	—	—
61020 Repairs — Plumbing	165	150	470	—	399	487	75	320	2,066
61025 Repairs — Fire Systems	—	—	—	—	154	—	—	—	154
61030 Repairs — HVAC	(146)	265	—	459	285	225	302	69	1,459
61035 Repairs — Gen. Supplies	505	243	261	361	23	619	189	222	2,422
61040 Repairs — Equipment	—	105	398	572	459	260	1,144	—	2,938
61045 Repairs — Other Interior	207	668	199	161	168	444	296	364	2,507
61055 Repairs — Other Exterior	—	—	—	—	—	—	21	—	21
61100 Loss on Early Retirement Asset	—	—	1,303	823	—	—	—	—	2,126

Total Repair & Maintenance	731	1,431	2,631	2,375	1,488	2,035	2,026	975	13,693

61505 Contracts — Elevator	155	142	247	251	(109)	142	142	142	1,112
61510 Contracts — Floor Maint	180	198	112	152	244	198	140	128	1,352
61515 Contracts — Alarm/Fire	174	400	269	44	130	183	58	189	1,447
61520 Contracts — HVAC	135	—	—	—	—	—	—	—	135
61525 Contracts — Pest Control	230	227	234	172	295	234	243	234	1,868
61535 Contracts — Other	44	44	44	55	180	46	46	46	505

Total Service Contracts	918	1,011	906	675	740	803	629	739	6,419

62005 Land Maintenance	480	480	470	368	592	610	630	480	4,110

Total Land Maintenance	480	480	470	368	592	610	630	480	4,110

62505 Rental/Lease — Cable	1,267	1,267	1,267	972	1,563	1,267	1,267	1,267	10,138
62510 Rental/Lease — Security	—	—	—	—	—	—	—	—	—
62525 Rental/Lease — Furniture	—	—	—	—	—	—	—	—	—
62535 Rental/Lease — Equipment	759	1,020	1,108	1,056	2,521	(2,128)	754	256	5,347
62540 Rental/Lease — Auto	602	528	1,028	1,172	1,385	1,028	1,028	528	7,299
62555 Rental/Lease — Other	—	33	—	—	33	—	24	33	123

Total Rental and Leases	2,628	2,849	3,403	3,199	5,501	168	3,073	2,084	22,907

63010 Utilities — Electricity	5,557	3,695	4,349	3,027	5,055	4,036	5,336	6,677	37,732

PII — ITEM A-6

Database:	POLAPSVR

Cube:	Financial Data

Page:	Year	2003
	Version	AA
	Community	Total Department
	Department	R.I. of Fullerton
	Month	Along Columns
	GLAccount	Along Rows
OLAPTable

	JAN	FEB	MAR	APR	MAY	JUN	JUL	AUG	AUG YTD

63015 Utilities — Water	637	494	301	326	447	381	403	401	3,391
63020 Utilities — Gas	541	406	596	289	515	429	439	460	3,677
63025 Utilities — Telephone	565	554	494	465	782	807	1,000	601	5,269
63030 Utilities — Trash	452	452	369	429	475	535	423	228	3,362

Total Utilities	7,752	5,601	6,110	4,536	7,274	6,188	7,601	8,368	53,430

63505 Marketing and Advertising	291	215	797	317	484	487	396	816	3,803
63510 Printed Materials	204	280	29	87	1,468	86	107	28	2,288
63515 Special Events	190	172	428	602	671	76	92	223	2,454
63520 Yellow Pages	495	495	495	379	611	495	495	314	3,778
63525 Newspaper and Magazine	193	742	81	463	—	159	—	—	1,638
63530 Advertising	54	27	(81)	—	—	—	—	—	0
64005 Referral Fees — Residents	—	775	—	—	1,500	650	650	—	3,575

Total Marketing and Advertising	1,427	2,706	1,750	1,847	4,733	1,954	1,740	1,380	17,537

60510 Delivery	—	—	—	—	—	—	—	—	—
64505 Computers/Peripherals/Software	—	415	—	65	20	—	—	—	500
65005 Gas	106	137	184	143	232	71	35	87	996
65010 Auto Service And Repair	—	—	—	—	—	—	—	45	45
65015 Other Automobile	4	—	—	680	—	76	—	—	760
65505 Travel & Lodging	—	—	—	79	—	405	—	—	484
68005 Mileage	—	—	84	42	51	—	—	—	177
66505 Meals & Entertainment	—	267	—	—	—	—	—	—	267
67005 License and Fingerprints	123	245	745	—	859	376	227	238	2,811
68005 Dues and Subscriptions	82	128	79	—	79	189	407	83	1,046
68505 Seminars and Training	—	—	—	278	290	—	—	—	568
69005 Employee Recruiting	—	—	—	838	—	—	132	—	970
69505 Other	25	21	208	43	69	—	—	—	366
69605 Discounts Lost	—	—	—	—	—	—	—	1	1
69610 Discounts Taken	(48)	(27)	(65)	(57)	(61)	(25)	(68)	(58)	(411)
69525 Sales & Use Tax Due	—	—	—	—	—	—	—	—	—

Total Misc. Expenses	292	1,184	1,236	2,110	1,539	1,091	733	396	8,580

Total Operating Expense	76,076	75,123	73,816	78,668	105,631	76,481	76,854	80,010	642,660

Gross Margin	29,750	28,264	23,019	(3,578)	8,574	21,321	21,789	25,727	154,866

Gross Margin Percent	28%	27%	24%	–5%	8%	22%	22%	24%	19%
69705 Casualty Loss	—	—	—	—	—	—	—	—	—
69805 Bad Debt Expense	(66)	—	1,950	(850)	—	—	562	(382)	1,213
70005 Corporate Allocation	—	—	—	—	—	—	—	—	—
72305 Property Taxes	2,892	2,892	2,892	2,338	(8,291)	2,892	5,317	2,472	13,405
72405 Insurance — Liability & Hazard	3,764	3,027	6,956	3,133	16,041	3,718	3,602	3,462	43,703

Total Other Fees	6,590	5,919	11,799	4,621	7,750	6,610	9,481	5,551	58,321

72505 Accounting	796	796	793	1,378	432	1,843	1,008	1,075	8,123
73005 Legal	511	443	523	343	433	507	664	490	3,914
73510 Donations & Contributions	—	—	—	—	89	—	—	—	89
74005 Consulting Fees	—	—	—	—	251	130	83	55	519
74015 Professional Fees — Other	—	—	—	—	500	—	128	295	922
75005 Property Management Fees	5,291	5,169	4,842	3,754	5,716	4,885	4,932	5,287	39,876
75105 Partnership Admin Fees	—	—	—	—	—	—	—	—	—
75510 Other Penalties/Fin. Fee	32	—	—	—	—	—	—	—	32
75515 Licenses & Fees Legal	—	143	—	—	—	—	—	—	143
75505 Bank Charges	—	—	—	—	—	—	—	—	—
75520 Franchise Tax Filing Fee	—	—	—	800	—	—	—	—	800
75525 Collection Fees	—	—	—	—	—	—	—	—	—

Total Professional Fees	6,631	6,551	6,161	6,275	7,420	7,364	6,815	7,202	54,418

EBITDAR	16,530	15,794	5,060	(14,474)	(6,597)	7,346	5,492	12,975	42,126

EBITDAR Percent	16%	15%	5%	–19%	–6%	8%	6%	12%	5%
77005 Operating Lease	—	—	—	—	—	—	—	—	—
77010 Add’l Lease	—	—	—	—	—	—	—	—	—

Total Leases	—	—	—	—	—	—	—	—	—

80005 Interest Income	(167)	(110)	(97)	(107)	(148)	(148)	(135)	(138)	(1,051)
80505 Other Non-Operating Income	—	—	—	—	—	—	—	—	—
87010 Extraordinary Items — Net Tax	—	—	—	—	—	—	—	—	—

Total Non-Operating Income/Expense	(167)	(110)	(97)	(107)	(148)	(148)	(135)	(138)	(1,051)

83005 Interest Expense	13,272	13,257	13,272	10,086	16,324	15,692	13,264	13,136	108,304
83025 Int Exp MIP	2,058	2,058	910	698	1,123	910	910	910	9,578

Total Interest Expense	15,330	15,315	14,182	10,784	17,447	16,602	14,175	14,047	117,882

EBTDA	1,367	588	(9,025)	(25,151)	(23,896)	(9,108)	(8,547)	(934)	(74,705)

EBTDA Percent	1%	1%	–9%	–33%	–21%	–9%	–9%	–1%	–9%
77505 Depreciation	6,666	6,686	6,750	5,283	8,457	6,849	13,872	111	54,675
78005 Amortization	206	206	206	158	254	206	412	206	1,856
78015 Amortization — Start Up	—	—	—	—	—	—	—	—	—

Total Depreciation & Amortization	6,872	6,892	6,957	5,441	8,711	7,055	14,284	318	56,530

Net Income (Loss)	(5,505)	(6,304)	(15,982)	(30,592)	(32,607)	(16,163)	(22,831)	(1,252)	(131,235)

Database:	POLAPSVR

Cube:	Financial Data

Page:	Year	2002
	Version	AA
	Community	R.I. of Fullerton
	Department	Total Department
	Month	Along Columns
	GLAccount	Along Rows

OLAPTable	JAN	FEB	MAR	APR	MAY	JUN	JUL

40005 Revenue—Rental	83,587	86,045	88,174	86,159	87,933	85,013	87,357
40010 Revenue—Rent Refunds/Proration	—	—	—	—	—	—	(1,713)

Total Rental Revenue	83,587	86,045	88,174	86,159	87,933	85,013	85,644

40110 Revenue—AL Level 1	2,725	2,725	3,330	2,761	4,325	4,725	4,325
40115 Revenue—AL Level 2	4,922	4,102	4,488	3,117	3,500	3,525	2,925
40120 Revenue—AL Level 3	1,000	119	225	(400)	1,636	2,375	2,428
40125 Revenue—AL Level 4	5,900	6,989	7,083	7,150	7,150	4,175	3,625
40130 Revenue—AL Level 5	3,895	3,525	5,973	3,808	2,350	1,955	2,250
40135 Revenue—AL Level 6	—	(1,175)	—	(352)	—	—	1,425
40140 Revenue—AL Level 7	2,695	2,695	2,695	2,695	2,695	2,695	2,695
40180 Revenue—Extended Cong Care	—	—	—	—	—	—	—

Total AL Services Revenue	21,137	18,980	23,794	18,777	21,656	19,450	19,673

40515 Revenue—Other	343	195	180	50	54	30	(349)
40525 Revenue—Processing/App Fees	1,100	1,750	3,833	—	1,334	1,300	1,700

Total Other Revenue	1,443	1,945	4,013	50	1,388	1,330	1,351

40575 Rev—Process Fee Concessions	—	—	—	—	—	—	—
40015 Rev—Rent Concessions	(300)	—	—	—	(2,568)	(4,640)	(5,403)
40215 Rev—A/L Concessions	—	—	—	—	—	—	—

Total Concessions	(300)	—	—	—	(2,568)	(4,640)	(5,403)

Total Revenue	105,867	106,970	115,982	104,987	108,409	101,153	101,265

50005 Payroll Expense—Regular	34,320	31,457	35,576	33,543	32,898	34,240	36,083
50405 Payroll Expense—Overtime	3,221	628	2,356	2,993	3,988	2,384	1,868
50705 Payroll Expense—Doubletime	751	290	483	851	652	437	56
51005 Bonuses	2,365	1,865	6,716	1,565	1,865	(2,436)	1,865
51505 Vacation, Sick, Holiday	2,571	2,945	3,226	2,922	2,951	3,640	3,362
51805 Employee Recognition	—	—	—	—	—	—	—
52005 Payroll Taxes	4,738	3,852	3,413	3,889	3,817	3,896	3,239
52505 401K/401A	196	406	189	202	449	230	203
52805 Group Insurance	2,169	1,649	2,629	2,456	2,140	2,456	2,288
53005 Worker’s Comp Insurance	4,170	4,937	4,877	4,697	5,075	5,721	4,757

Total Payroll Expenses	54,502	48,030	59,464	53,119	53,835	50,568	53,722

53305 Outside Service — Medical	—	—	—	—	—	250	—
53505 Temporary Services	—	—	—	—	—	—	—
53510 Temporary Services — AL	—	—	—	—	—	—	—
54005 Payroll Service	267	226	462	298	241	147	315
55005 Outside Service Other	—	36	—	—	—	—	65

Total Purchase Services	267	262	462	298	241	397	380

Total Payroll Related	54,770	48,292	59,926	53,417	54,077	50,965	54,102

Total Payroll Related % Total Revenue	52%	45%	52%	51%	50%	50%	53%
56505 Food	5,478	5,833	8,081	7,507	6,886	6,395	5,983
57005 Housekeeping	382	508	350	338	996	192	799
57505 Kitchen Supplies	1,181	965	517	1,694	1,678	838	1,587
58005 Assisted Living Supplies	299	439	141	282	199	186	303
58505 Alzheimer Supplies	—	—	—	—	—	—	—
59005 Laundry & Linen/Uniforms	173	466	147	28	—	53	10
59010 Laun/Lin/Unif Kitchen	154	66	132	249	191	151	292
59015 Laun/Lin/Unif Housekeeping	701	287	687	932	705	556	486
59505 Activities—Asst Lving	361	243	400	545	452	129	659
59510 Banquet Expense	300	300	353	300	300	300	300
59555 NMS—Foodservices	—	—	—	—	—	—	—
59560 NMS—Housekeeping	—	—	—	—	—	—	—

Total Variable Expense	9,030	9,107	10,809	11,873	11,406	8,799	10,419

60005 Office Supplies	771	833	59	547	187	458	688

61005 Repairs and Maint — Building	—	—	—	—	—	—	—
61010 Repairs — Phone System	—	—	—	—	—	—	—
61015 Repairs — Electrical	—	—	122	—	—	—	—
61020 Repairs — Plumbing	195	381	66	449	65	131	294
61025 Repairs — Fire Systems	—	362	—	—	157	174	—
61030 Repairs — HVAC	—	550	265	—	335	—	540
61035 Repairs — Gen. Supplies	240	423	98	663	583	330	522
61040 Repairs — Equipment	99	149	230	104	312	66	152
61045 Repairs — Other Interior	—	99	1,527	64	(6)	307	350
61055 Repairs — Other Exterior	210	36	56	275	—	—	—
61100 Loss on Early Retirement Asset	—	—	—	—	—	—	—

Total Repair & Maintenance	744	2,000	2,364	1,555	1,446	1,008	1,858

61505 Contracts — Elevator	135	135	135	135	135	135	135
61510 Contracts — Floor Maint	180	180	180	221	180	180	180
61515 Contracts — Alarm/Fire	400	95	341	—	343	—	—

[Additional columns below]

[Continued from above table, first column(s) repeated]

OLAPTable	AUG	SEP	OCT	NOV	DEC	DEC YTD

40005 Revenue—Rental	83,175	75,127	73,401	79,925	82,212	998,108
40010 Revenue—Rent Refunds/Proration	(94)	—	—	—	(1,800)	(3,607)

Total Rental Revenue	83,081	75,127	73,401	79,925	80,412	994,501

40110 Revenue—AL Level 1	4,725	3,925	8,550	1,425	6,000	49,541
40115 Revenue—AL Level 2	1,725	2,325	1,150	2,350	1,150	35,279
40120 Revenue—AL Level 3	2,375	1,025	2,400	1,600	1,575	16,357
40125 Revenue—AL Level 4	2,175	1,975	1,975	2,539	1,975	52,712
40130 Revenue—AL Level 5	4,500	2,736	2,400	2,400	2,400	38,192
40135 Revenue—AL Level 6	2,850	2,850	4,150	2,850	2,850	15,448
40140 Revenue—AL Level 7	2,695	1,395	1,395	1,395	1,395	27,140
40180 Revenue—Extended Cong Care	—	—	—	—	—	—

Total AL Services Revenue	21,045	16,231	22,020	14,559	17,345	234,668

40515 Revenue—Other	25	56	(25)	205	74	838
40525 Revenue—Processing/App Fees	3,000	1,000	500	2,500	2,700	20,717

Total Other Revenue	3,025	1,056	475	2,705	2,774	21,555

40575 Rev—Process Fee Concessions	—	—	—	—	(550)	(550)
40015 Rev—Rent Concessions	(3,272)	(3,272)	(1,872)	(2,606)	(5,732)	(29,667)
40215 Rev—A/L Concessions	—	—	(1,400)	(2,800)	(2,850)	(7,050)

Total Concessions	(3,272)	(3,272)	(3,272)	(5,408)	(9,132)	(37,267)

Total Revenue	103,879	89,142	92,624	91,781	91,399	1,213,456

50005 Payroll Expense—Regular	32,475	33,600	36,207	36,703	34,249	411,351
50405 Payroll Expense—Overtime	3,176	2,662	2,629	2,513	1,879	30,298
50705 Payroll Expense—Doubletime	112	419	548	194	593	5,386
51005 Bonuses	(1,712)	(1,562)	338	(1,862)	(2,161)	6,850
51505 Vacation, Sick, Holiday	1,497	2,936	3,352	3,533	3,952	36,887
51805 Employee Recognition	—	—	—	—	55	55
52005 Payroll Taxes	3,123	3,310	3,359	3,142	3,100	42,878
52505 401K/401A	207	227	183	201	221	2,915
52805 Group Insurance	2,935	3,692	1,882	3,224	3,037	30,557
53005 Worker’s Comp Insurance	4,702	1,106	4,008	4,108	3,761	51,918

Total Payroll Expenses	46,515	46,389	52,506	51,757	48,686	619,096

53305 Outside Service — Medical	—	—	—	—	—	250
53505 Temporary Services	—	—	—	—	—	—
53510 Temporary Services — AL	—	—	—	—	—	—
54005 Payroll Service	270	162	307	301	15	3,012
55005 Outside Service Other	32	—	21	—	—	154

Total Purchase Services	302	162	328	301	15	3,415

Total Payroll Related	46,817	46,551	52,834	52,058	48,702	622,511

Total Payroll Related % Total Revenue	45%	52%	57%	57%	53%	51%
56505 Food	6,304	5,562	5,952	7,859	2,088	73,929
57005 Housekeeping	235	847	589	499	812	6,547
57505 Kitchen Supplies	557	1,200	746	1,088	707	12,759
58005 Assisted Living Supplies	63	191	396	369	230	3,096
58505 Alzheimer Supplies	55	—	—	—	—	55
59005 Laundry & Linen/Uniforms	—	—	—	142	—	1,020
59010 Laun/Lin/Unif Kitchen	150	171	197	81	174	2,010
59015 Laun/Lin/Unif Housekeeping	285	277	258	225	238	5,636
59505 Activities—Asst Lving	151	506	581	792	(75)	4,742
59510 Banquet Expense	300	300	300	300	(1,639)	1,714
59555 NMS—Foodservices	—	—	—	—	—	—
59560 NMS—Housekeeping	—	—	—	—	—	—

Total Variable Expense	8,101	9,054	9,020	11,354	2,535	111,507

60005 Office Supplies	61	275	538	329	426	5,171

61005 Repairs and Maint — Building	—	—	—	—	—	—
61010 Repairs — Phone System	—	—	—	—	—	—
61015 Repairs — Electrical	6	—	—	—	142	270
61020 Repairs — Plumbing	640	88	65	395	163	2,931
61025 Repairs — Fire Systems	—	90	—	170	—	953
61030 Repairs — HVAC	—	135	610	—	265	2,700
61035 Repairs — Gen. Supplies	1,226	400	1,065	839	568	6,958
61040 Repairs — Equipment	2,161	1,997	83	332	—	5,685
61045 Repairs — Other Interior	480	673	623	657	327	5,099
61055 Repairs — Other Exterior	—	—	385	—	—	962
61100 Loss on Early Retirement Asset	—	—	—	—	—	—

Total Repair & Maintenance	4,513	3,382	2,831	2,392	1,464	25,557

61505 Contracts — Elevator	135	135	135	142	135	1,629
61510 Contracts — Floor Maint	337	180	180	180	180	2,358
61515 Contracts — Alarm/Fire	95	79	(56)	—	—	1,297

OLAPTable	JAN	FEB	MAR	APR	MAY	JUN	JUL

61520 Contracts — HVAC	173	—	—	528	—	—	—
61525 Contracts — Pest Control	347	349	349	349	356	356	356
61535 Contracts — Other	—	—	20	55	252	44	44

Total Service Contracts	1,234	759	1,025	1,287	1,266	715	715

62005 Land Maintenance	1,200	300	—	300	300	300	615

Total Land Maintenance	1,200	300	—	300	300	300	615

62505 Rental/Lease — Cable	1,267	1,267	1,267	1,267	1,267	1,267	1,267
62510 Rental/Lease — Security	—	—	—	—	—	—	—
62525 Rental/Lease — Furniture	—	—	—	—	—	—	—
62535 Rental/Lease — Equipment	769	(1,174)	79	(462)	59	56	672
62540 Rental/Lease — Auto	528	528	528	528	528	528	528
62555 Rental/Lease — Other	9	—	33	6	6	—	66

Total Rental and Leases	2,574	621	1,908	1,340	1,860	1,852	2,533

63010 Utilities — Electricity	6,504	5,032	3,862	4,287	3,584	4,101	5,876
63015 Utilities — Water	133	149	270	604	389	475	535
63020 Utilities — Gas	413	425	274	320	384	288	291
63025 Utilities — Telephone	1,037	48	528	828	705	832	520
63030 Utilities — Trash	359	429	429	359	429	429	439

Total Utilities	8,446	6,083	5,363	6,398	5,492	6,126	7,661

63505 Marketing and Advertising	845	1,457	749	1,394	424	773	653
63510 Printed Materials	97	2,869	778	280	198	150	151
63515 Special Events	1,502	627	802	1,390	(80)	1,248	264
63520 Yellow Pages	221	323	799	528	616	391	622
63525 Newspaper and Magazine	—	399	651	85	140	118	153
63530 Advertising	—	(54)	—	—	54	—	—
64005 Referral Fees — Residents	—	873	—	—	—	—	—

Total Marketing and Advertising	2,664	6,493	3,779	3,677	1,352	2,678	1,841

60510 Delivery	—	—	—	—	—	—	—
64505 Computers/Peripherals/Software	—	—	—	—	—	—	—
65005 Gas	53	51	115	170	117	41	131
65010 Auto Service And Repair	—	158	165	4	—	—	551
65015 Other Automobile	—	—	—	—	—	—	—
65505 Travel & Lodging	—	—	—	25	—	—	—
66005 Mileage	40	—	102	—	—	119	132
66505 Meals & Entertainment	—	35	—	—	—	—	—
67005 License and Fingerprints	138	163	584	221	189	155	1,052

[Additional columns below]

[Continued from above table, first column(s) repeated]

OLAPTable	AUG	SEP	OCT	NOV	DEC	DEC YTD

61520 Contracts — HVAC	—	—	85	—	—	785
61525 Contracts — Pest Control	356	362	359	359	227	4,125
61535 Contracts — Other	44	44	44	263	266	1,073

Total Service Contracts	967	799	747	944	808	11,267

62005 Total Land Maintenance	555	480	385	480	263	5,178

Total Land Maintenance	555	480	385	480	263	5,178

62505 Rental/Lease — Cable	1,267	1,267	1,267	1,267	1,267	15,207
62510 Rental/Lease — Security	—	—	—	—	—	—
62525 Rental/Lease — Furniture	—	—	—	—	—	—
62535 Rental/Lease — Equipment	189	244	227	243	263	1,165
62540 Rental/Lease — Auto	528	528	528	553	(528)	5,307
62555 Rental/Lease — Other	—	51	223	138	—	533

Total Rental and Leases	1,985	2,091	2,245	2,202	1,002	22,212

63010 Utilities — Electricity	6,540	6,025	4,460	3,129	4,050	57,451
63015 Utilities — Water	271	607	730	651	(294)	4,519
63020 Utilities — Gas	305	222	328	370	437	4,058
63025 Utilities — Telephone	532	510	500	527	569	7,135
63030 Utilities — Trash	369	369	439	452	452	4,954

Total Utilities	8,018	7,732	6,457	5,129	5,214	78,117

63505 Marketing and Advertising	75	835	318	407	(388)	7,538
63510 Printed Materials	311	13	397	694	234	6,172
63515 Special Events	253	711	425	526	70	7,734
63520 Yellow Pages	(170)	1,227	580	734	654	6,525
63525 Newspaper and Magazine	195	118	335	81	163	2,436
63530 Advertising	—	—	—	—	—	—
64005 Referral Fees — Residents	—	—	—	—	—	873

Total Marketing and Advertising	664	2,903	2,054	2,441	732	31,279

60510 Delivery	—	—	—	—	—	—
64505 Computers/Peripherals/Softwa	—	—	194	—	—	194
65005 Gas	50	70	139	173	—	1,110
65010 Auto Service And Repair	—	473	3	241	—	1,595
65015 Other Automobile	—	—	—	26	—	26
65505 Travel & Lodging	—	—	—	—	141	166
66005 Mileage	—	124	—	—	86	603
66505 Meals & Entertainment	—	—	—	—	—	35
67005 License and Fingerprints	170	63	231	97	328	3,387

PII - ITEM A-5

Database:	POLAPSVR

Cube:	Financial Data

Page:	Year	2002
	Version	AA
	Community	R.I. of Fullerton
	Department	Total Department
	Month	Along Columns
	GLAccount	Along Rows
OLAPTable

	JAN	FEB	MAR	APR	MAY	JUN	JUL

68005 Dues and Subscriptions	121	81	161	121	475	79	217
68505 Seminars and Training	158	127	521	130	241	107	112
69005 Employee Recruiting	—	—	—	—	197	—	—
69505 Other	—	9	—	44	181	316	240
69605 Discounts Lost	—	—	—	79	37	—	—
69610 Discounts Taken	(77)	(24)	(65)	(89)	(50)	(41)	(83)
69525 Sales & Use Tax Due	—	—	—	—	—	—	—

Total Misc. Expenses	432	600	1,583	705	1,386	775	2,351

Total Operating Expense	81,865	75,089	86,815	81,098	78,772	73,676	82,783

Gross Margin	24,002	31,881	29,167	23,888	29,637	27,477	18,482

Gross Margin Percent	23%	30%	25%	23%	27%	27%	18%
69705 Casualty Loss	—	—	—	—	—	—	—
69805 Bad Debt Expense	25	2,417	569	114	(785)	(764)	176
70005 Corporate Allocation	—	—	—	—	—	—	—
72305 Property Taxes	2,462	2,462	2,462	2,462	1,369	3,555	2,794
72405 Insurance — Liability & Hazard	1,797	1,797	1,797	3,038	3,038	3,038	3,038

Total Other Fees	4,284	6,675	4,828	5,614	3,623	5,829	6,008

72505 Accounting	(167)	633	633	633	953	1,433	682
73005 Legal	854	378	740	880	400	792	426
73510 Donations & Contributions	—	—	—	—	—	—	—
74005 Consulting Fees	—	—	—	—	—	—	—
74015 Professional Fees — Other	—	—	—	37	—	—	—
75005 Property Management Fees	5,293	5,348	5,799	5,248	5,420	5,058	5,080
75105 Partnership Admin Fees	1,183	(1,183)	—	—	—	—	—
75510 Other Penalties/Fin. Fee	—	—	—	—	—	—	—
75515 Licenses & Fees Legal	—	—	—	—	—	—	—
75505 Bank Charges	—	—	—	—	—	—	—
75520 Franchise Tax Filing Fee	—	—	—	800	—	—	—
75525 Collection Fees	—	—	—	—	—	—	—

Total Professional Fees	7,163	5,177	7,173	7,600	6,774	7,283	6,187

EBITDAR	12,555	20,028	17,165	10,674	19,241	14,365	6,287

EBITDAR Percent	12%	19%	15%	10%	18%	14%	8%
77005 Operating Lease	—	—	—	—	—	—	—
77010 Add’l Lease	—	—	—	—	—	—	—

Total Leases	—	—	—	—	—	—	—

80005 Interest Income	(337)	(460)	(432)	(204)	(199)	(224)	(200)
80505 Other Non-Operating Income	—	—	—	(19,000)	—	19,000	—
84105 State Income Tax	—	—	—	—	—	—	—

Total Non-Operating Income/Expense	(337)	(460)	(432)	(19,204)	(199)	18,776	(200)

83005 Interest Expense	—	26,673	13,329	13,329	13,308	13,308	13,301
83025 Int Exp MIP	—	—	3,679	1,840	1,840	1,840	1,840

Total Interest Expense	—	26,673	17,008	15,160	15,148	15,148	15,141

EBTDA	12,892	(6,185)	590	14,710	4,292	(19,558)	(8,654)

EBTDA Percent	12%	–6%	1%	14%	4%	–19%	–9%
77505 Depreciation	6,370	6,368	6,395	6,140	6,283	6,439	6,086
78005 Amortization	368	208	207	208	208	208	208
78015 Amortization — Start Up	—	—	—	—	—	—	—

Total Depreciation & Amortization	6,738	6,573	6,602	6,348	6,469	6,645	6,292

Net Income (loss)	6,154	(12,758)	(6,012)	8,364	(2,177)	(26,204)	(14,946)

[Additional columns below]

[Continued from above table, first column(s) repeated]

	AUG	SEP	OCT	NOV	DEC	DEC YTD

68005 Dues and Subscriptions	372	145	79	318	57	2,225
68505 Seminars and Training	107	107	107	107	107	1,930
69005 Employee Recruiting	—	100	—	(98)	—	198
69505 Other	49	123	44	12	—	1,018
69605 Discounts Lost	—	—	81	12	17	226
69610 Discounts Taken	(50)	(41)	(73)	(56)	(66)	(716)
69525 Sales & Use Tax Due	—	—	—	—	—	—

Total Misc. Expenses	697	1,163	804	832	670	11,998

Total Operating Expense	72,377	74,431	77,915	78,161	61,817	924,798

Gross Margin	31,501	14,711	14,709	13,620	29,583	288,658

Gross Margin Percent	30%	17%	16%	15%	32%	24%
69705 Casualty Loss	—	—	—	—	—	—
69805 Bad Debt Expense	(318)	224	2,552	1,082	(3,792)	1,500
70005 Corporate Allocation	—	—	—	—	—	—
72305 Property Taxes	2,794	2,941	2,941	(1,159)	(1,159)	23,925
72405 Insurance — Liability & Hazard	25,240	12,263	18,877	12,903	13,078	99,904

Total Other Fees	27,716	15,428	24,371	12,826	8,127	125,329

72505 Accounting	633	953	1,693	1,503	(2,393)	7,189
73005 Legal	350	1,350	423	429	392	7,416
73510 Donations & Contributions	—	—	—	—	—	—
74005 Consulting Fees	—	—	250	—	—	250
74015 Professional Fees — Other	—	550	(510)	—	—	77
75005 Property Management Fees	5,177	4,432	4,456	4,789	4,570	60,673
75105 Partnership Admin Fees	—	—	—	—	—	—
75510 Other Penalties/Fin. Fee	—	—	—	—	—	—
75515 Licenses & Fees Legal	—	—	—	—	—	—
75505 Bank Charges	—	—	—	—	—	—
75520 Franchise Tax Filing Fee	—	—	—	—	—	800
75525 Collection Fees	—	—	—	—	—	—

Total Professional Fees	6,161	7,286	6,312	6,721	2,570	76,405

EBITDAR	(2,375)	(8,003)	(15,974)	(5,927)	18,886	86,923

EBITDAR Percent	–2%	–9%	–17%	–6%	21%	7%
77005 Operating Lease	—	—	—	—	—	—
77010 Add’l Lease	—	—	—	—	—	—

Total Leases	—	—	—	—	—	—

80005 Interest Income	(203)	(218)	(187)	(208)	(210)	(3,081)
80505 Other Non-Operating Income	—	—	—	(214)	—	(214)
84105 State Income Tax	—	—	—	44	—	44

Total Non-Operating Income/Expense	(203)	(218)	(187)	(378)	(210)	(3,251)

83005 Interest Expense	13,294	13,287	13,279	13,272	13,265	159,646
83025 Int Exp MIP	2,058	2,058	2,058	2,058	2,058	21,328

Total Interest Expense	15,352	15,345	15,338	15,330	15,323	180,974

EBTDA	(17,525)	(23,130)	(31,125)	(20,879)	3,773	(90,799)

EBTDA Percent	–17%	–26%	–34%	–23%	4%	–7%
77505 Depreciation	6,105	6,108	6,149	5,998	5,944	74,364
78005 Amortization	206	206	206	206	206	2,637
78015 Amortization — Start Up	—	—	—	—	—	—

Total Depreciation & Amortization	6,311	6,314	6,355	6,204	6,151	77,001

Net Income (loss)	(23,836)	(29,444)	(37,480)	(27,083)	(2,377)	(167,800)

PII - ITEM A-5

Database:	POLAPSVR

Cube:	Financial Data

Page:	Year	2001
	Version	AA
	Community	R.I. of Fullerton
	Department	Total Department
	Month	Along Columns
	GLAccount	Along Rows
OLAPTable

	JAN	FEB	MAR	APR	MAY	JUN	JUL

40005 Revenue-Rental	78,413	80,227	82,553	81,129	92,550	96,450	85,487
40010 Revenue-Rent Refunds/Proration	—	—	—	—	—	—	—

Total Rental Revenue	78,413	80,227	82,553	81,129	92,550	96,450	85,487

40110 Revenue-AL Level 1	3,465	2,690	3,940	3,340	5,109	4,217	3,890
40115 Revenue-AL Level 2	6,217	5,788	5,148	4,800	6,235	1,978	3,450
40120 Revenue-AL Level 3	1,550	1,550	1,750	775	775	775	160
40125 Revenue-AL Level 4	2,325	3,025	3,900	4,015	3,900	3,925	2,725
40130 Revenue-AL Level 5	4,700	3,525	2,284	2,945	4,700	3,650	3,950
40135 Revenue-AL Level 6	3,925	2,550	2,726	2,550	2,550	4,043	1,300
40140 Revenue-AL Level 7	1,415	1,375	1,395	1,395	1,395	1,395	2,195
40170 Revenue-Alzh Lev 1	—	—	—	—	—	—	—

Total AL Services Revenue	23,597	20,503	21,143	19,820	24,664	19,983	17,670

40515 Revenue-Other	235	4,388	255	480	(4,283)	706	(268)
40525 Revenue-Processing/App Fees	—	—	—	—	3,877	2,500	500

Total Other Revenue	235	4,388	255	480	(406)	3,206	232

40575 Rev-Process Fee Concessions	—	—	—	—	—	—	—
40015 Rev-Rent Concessions	—	—	—	—	—	—	—
40215 Rev-A/L Concessions	—	—	—	—	—	—	—

Total Concessions	—	—	—	—	—	—	—

Total Revenue	102,245	105,118	103,951	101,429	116,809	119,639	103,389

50005 Payroll Expense-Regular	36,185	32,266	36,282	30,735	36,137	36,248	35,834
50405 Payroll Expense-Overtime	892	1,028	927	3,494	3,187	2,722	2,964
50705 Payroll Expense-Doubletime	162	26	30	1,111	1,376	1,031	904
51005 Bonuses	1,464	920	1,428	2,126	3,226	1,014	9,325
51505 Vacation, Sick, Holiday	5,342	1,869	2,162	3,482	1,895	4,538	3,223
51805 Employee Recognition	—	134	—	—	—	40	—
52005 Payroll Taxes	5,009	4,804	3,866	4,077	4,161	2,800	3,672
52505 401K/401A	207	271	183	201	225	222	238
52805 Group Insurance	2,938	3,341	3,150	2,946	3,133	743	2,546
53005 Worker’s Comp Insurance	2,762	3,186	2,375	2,404	2,520	2,942	2,813

Total Payroll Expenses	54,962	47,844	50,403	50,575	55,862	52,300	61,518

53305 Outside Service-Medical	—	—	—	—	—	—	—
53505 Temporary Services	—	—	—	—	—	—	—
53510 Temporary Services-AL	—	—	—	—	—	—	—
54005 Payroll Service	108	108	110	132	110	112	112
55005 Outside Service Other	85	—	32	—	32	33	64

Total Purchase Services	172	108	142	132	142	145	176

Total Payroll Related	55,134	47,952	50,545	50,707	56,004	52,445	61,693

Total Payroll Related % Total Revenue	54%	46%	49%	50%	48%	44%	60%
56505 Food	6,192	4,287	7,164	7,849	7,528	5,781	7,838
57005 Housekeeping	297	185	368	412	443	525	491
57505 Kitchen Supplies	644	691	748	1,599	1,014	93	984
58005 Assisted Living Supplies	36	21	75	146	28	153	32
59005 Laundry & Linen/Uniforms	827	349	792	785	818	895	529
59010 Laun/Lin/Unif Kitchen	—	—	—	—	—	—	—
59015 Laund/Lin/Unif Housekeeping	—	—	—	—	—	—	—
59505 Activities-Asst Lving	209	486	232	592	268	371	957
59510 Banquet Expense	322	(425)	300	300	300	300	300
59555 NMS-Foodservices	—	—	—	—	—	—	—
59560 NMS-Housekeeping	—	—	—	—	—	—	—

Total Variable Expense	8,525	5,594	9,678	11,682	10,398	8,119	11,130

60005 Office Supplies	484	374	111	491	287	470	303

[Additional columns below]

[Continued from above table, first column(s) repeated]

	AUG	SEP	OCT	NOV	DEC	DEC YTD

40005 Revenue-Rental	90,035	82,880	89,627	83,315	73,131	1,015,797
40010 Revenue-Rent Refunds/Proration	—	(1,375)	—	(1,057)	—	(2,432)

Total Rental Revenue	90,035	81,505	82,627	82,258	73,131	1,013,365

40110 Revenue-AL Level 1	3,940	2,928	3,240	4,090	2,350	43,200
40115 Revenue-AL Level 2	4,625	4,275	4,650	4,050	5,339	56,555
40120 Revenue-AL Level 3	775	1,568	1,800	1,800	800	14,078
40125 Revenue-AL Level 4	4,700	5,600	5,600	5,600	3,500	48,815
40130 Revenue-AL Level 5	3,525	3,525	3,525	3,525	3,525	43,379
40135 Revenue-AL Level 6	1,375	1,375	1,375	1,375	—	25,144
40140 Revenue-AL Level 7	4,095	7,445	4,095	2,695	3,690	32,585
40170 Revenue-Alzh Lev 1	—	—	—	—	—	—

Total AL Services Revenue	23,035	26,716	24,285	23,135	19,204	263,756

40515 Revenue-Other	205	25	837	385	(218)	2,748
40525 Revenue-Processing/App Fees	1,000	—	700	—	—	8,577

Total Other Revenue	1,205	25	1,537	385	(218)	11,325

40575 Rev-Process Fee Concessions	—	—	—	—	—	—
40015 Rev-Rent Concessions	—	(50)	(50)	(380)	(50)	(530)
40215 Rev-A/L Concessions	—	—	—	—	—	—

Total Concessions	—	(50)	(50)	(380)	(50)	(530)

Total Revenue	114,275	108,196	115,399	105,398	92,067	1,287,916

50005 Payroll Expense-Regular	38,115	31,264	39,839	35,944	35,985	424,833
50405 Payroll Expense-Overtime	2,842	3,886	4,043	4,259	4,064	34,307
50705 Payroll Expense-Doubletime	774	1,280	559	371	705	8,330
51005 Bonuses	14,451	2,958	6,349	(6,587)	(10,536)	26,138
51505 Vacation, Sick, Holiday	3,449	3,251	2,905	3,151	1,807	37,076
51805 Employee Recognition	—	—	—	—	—	174
52005 Payroll Taxes	3,251	3,054	4,185	2,968	3,778	45,625
52505 401K/401A	239	201	211	242	162	2,602
52805 Group Insurance	3,371	4,429	2,440	1,635	1,789	32,459
53005 Worker’s Comp Insurance	2,898	3,329	3,334	3,334	3,754	35,650

Total Payroll Expenses	69,390	53,651	63,865	45,318	41,507	647,195

53305 Outside Service-Medical	—	—	—	—	—	—
53505 Temporary Services	—	—	—	—	2	2
53510 Temporary Services-AL	—	—	—	—	—	—
54005 Payroll Service	112	112	235	217	553	2,021
55005 Outside Service Other	(22)	35	27	—	—	264

Total Purchase Services	90	147	262	217	556	2,287

Total Payroll Related	69,473	53,798	64,128	45,535	42,063	649,482

Total Payroll Related % Total Revenue	61%	50%	56%	43%	46%	50%
56505 Food	9,274	6,908	6,469	6,697	7,136	83,122
57005 Housekeeping	111	395	540	703	303	4,772
57505 Kitchen Supplies	1,362	1,157	1,084	646	1,192	11,214
58005 Assisted Living Supplies	4	521	459	448	86	2,008
59005 Laundry & Linen/Uniforms	885	687	607	751	775	8,700
59010 Laun/Lin/Unif Kitchen	—	—	—	—	—	—
59015 Laund/Lin/Unif Housekeeping	—	—	—	—	—	—
59505 Activities-Asst Lving	1,025	309	350	793	381	5,975
59510 Banquet Expense	300	300	300	336	(98)	2,534
59555 NMS-Foodservices	—	—	—	—	—	—
59560 NMS-Housekeeping	—	—	—	—	—	—

Total Variable Expense	12,962	10,278	9,809	10,373	9,776	118,325

60005 Office Supplies	643	37	351	362	502	4,435

	JAN	FEB	MAR	APR	MAY	JUN	JUL

61005 Repairs and Maint — Building	—	—	—	—	—	—	—
61010 Repairs — Phone System	—	—	—	—	—	—	—
61015 Repairs — Electrical	70	55	—	—	—	28	—
61020 Repairs — Plumbing	—	—	476	174	1,796	—	293
61025 Repairs — Fire Systems	—	400	—	—	—	—	—
61030 Repairs — HVAC	805	(265)	360	395	90	45	265
61035 Repairs — Gen. Supplies	1,088	(16)	225	724	6	272	350
61040 Repairs — Equipment	7	350	431	1,609	—	—	350
61045 Repairs — Other Interior	356	94	334	363	1,176	—	302
61055 Repairs — Other Exterior	274	—	—	—	—	—	—
61100 Loss on Early Retirement Asset	—	—	—	—	—	—	—

Total Repair & Maintenance	2,599	618	1,827	3,266	3,068	345	1,560

61505 Contracts — Elevator	135	135	135	135	135	135	135
61510 Contracts — Floor Maint	180	180	180	180	210	200	180
61515 Contracts — Alarm/Fire	—	210	174	85	334	174	174
61520 Contracts — HVAC	225	—	—	320	—	—	215
61525 Contracts — Pest Control	217	217	217	217	217	217	217
61535 Contracts — Other	—	—	158	—	222	33	—

Total Service Contracts	757	742	864	937	1,118	759	921

62005 Land Maintenance	300	300	300	300	353	300	925

Total Land Maintenance	300	300	300	300	353	300	925

62505 Rental/Lease — Cable	1,267	1,267	1,267	1,267	1,267	1,267	1,267
62510 Rental/Lease — Security	—	—	—	—	—	—	—
62525 Rental/Lease — Furniture	—	—	—	—	—	—	—
62535 Rental/Lease — Equipment	485	523	501	896	572	153	153
62540 Rental/Lease — Auto	529	528	1,056	2,641	—	(1,585)	528
62555 Rental/Lease — Other	—	—	—	—	—	—	—

Total Rental and Leases	2,281	2,318	2,825	4,804	1,839	(164)	1,948

63010 Utilities — Electricity	3,343	4,510	3,660	2,425	3,858	2,188	7,690
63015 Utilities — Water	167	64	154	155	128	186	158
63020 Utilities — Gas	747	632	365	811	495	432	306
63025 Utilities — Telephone	531	626	336	392	(22)	700	743
63030 Utilities — Trash	353	353	353	393	400	348	359

Total Utilities	5,140	6,185	4,869	4,176	4,859	3,855	9,256

63505 Marketing and Advertising	1,566	448	211	493	562	425	1,567
63510 Printed Materials	88	6	78	87	137	70	258
63515 Special Events	586	731	—	157	180	286	685
63520 Yellow Pages	293	405	293	413	353	353	428
63525 Newspaper and Magazine	162	67	752	145	1,100	839	122
63538 Advertising	—	—	—	16	—	—	—
64005 Referral Fees — Residents	—	—	1,000	936	936	825	1,409

Total Marketing and Advertising	2,694	1,660	2,334	2,410	3,267	2,798	4,470

60510 Delivery	—	—	—	—	—	—	—
64505 Computers/Peripherals/Software	—	—	—	—	—	—	—
65005 Gas	110	122	141	119	34	246	130
65010 Auto Service And Repair	1,054	—	3	—	—	—	—
65015 Other Automobile	—	—	—	—	—	—	—
65505 Travel & Lodging	—	—	—	—	—	—	—
66005 Mileage	50	—	—	72	268	(20)	213
66505 Meals & Entertainment	—	—	—	—	—	—	—
67005 License and Fingerprints	51	321	554	948	518	63	1,111
68005 Dues and Subscriptions	—	—	—	—	211	291	40

[Additional columns below]

[Continued from above table, first column(s) repeated]

	AUG	SEP	OCT	NOV	DEC	DEC YTD

61005 Repairs and Maint — Building	—	—	—	—	—	—
61010 Repairs — Phone System	—	—	—	—	—	—
61015 Repairs — Electrical	—	—	—	—	—	153
61020 Repairs — Plumbing	1,641	—	65	330	—	4,775
61025 Repairs — Fire Systems	—	—	85	—	—	485
61030 Repairs — HVAC	—	—	622	—	689	3,006
61035 Repairs — Gen. Supplies	34	270	812	182	9	3,956
61040 Repairs — Equipment	88	240	589	147	—	3,812
61045 Repairs — Other Interior	214	739	1,064	98	—	4,742
61055 Repairs — Other Exterior	—	173	—	800	(800)	447
61100 Loss on Early Retirement Asset	—	—	—	—	—	—

Total Repair & Maintenance	1,977	1,422	3,236	1,558	(102)	21,375

61505 Contracts — Elevator	135	245	135	135	135	1,733
61510 Contracts — Floor Maint	141	180	180	180	180	2,171
61515 Contracts — Alarm/Fire	95	—	—	190	174	1,610
61520 Contracts — HVAC	—	225	220	—	—	1,205
61525 Contracts — Pest Control	217	367	217	217	349	2,886
61535 Contracts — Other	11	—	428	174	—	1,026

Total Service Contracts	599	1,017	1,181	897	838	10,630

62005 Land Maintenance	397	697	600	1,125	300	5,896

Total Land Maintenance	397	697	600	1,125	300	5,896

62505 Rental/Lease — Cable	1,267	1,267	1,267	1,267	1,267	15,207
62510 Rental/Lease — Security	—	—	—	—	—	—
62525 Rental/Lease — Furniture	—	—	—	—	—	—
62535 Rental/Lease — Equipment	535	(219)	639	495	667	5,400
62540 Rental/Lease — Auto	528	528	528	528	528	6,338
62555 Rental/Lease — Other	—	23	—	—	40	63

Total Rental and Leases	2,331	1,600	2,434	2,291	2,502	27,008

63010 Utilities — Electricity	6,994	6,543	5,378	3,006	4,746	54,342
63015 Utilities — Water	179	151	162	159	187	1,849
63020 Utilities — Gas	266	277	234	273	424	5,262
63025 Utilities — Telephone	511	843	1,062	1,365	(722)	6,365
63030 Utilities — Trash	570	359	359	429	429	4,705

Total Utilities	8,520	8,173	7,195	5,231	5,065	72,524

63505 Marketing and Advertising	571	172	2,153	1,005	1,370	10,543
63510 Printed Materials	14	181	175	147	533	1,777
63515 Special Events	669	620	247	1,140	518	5,820
63520 Yellow Pages	707	353	926	438	546	5,506
63525 Newspaper and Magazine	531	—	163	77	955	4,913
63538 Advertising	—	—	31	36	27	274
64005 Referral Fees — Residents	1,520	—	1,520	—	—	8,146

Total Marketing and Advertising	4,012	1,325	5,217	2,844	3,949	36,979

60510 Delivery	—	—	—	—	—	—
64505 Computers/Peripherals/Software	—	—	—	—	—	—
65005 Gas	116	40	119	100	65	1,342
65010 Auto Service And Repair	—	—	174	—	—	1,231
65015 Other Automobile	353	—	—	—	—	353
65505 Travel & Lodging	—	—	—	—	—	—
66005 Mileage	254	139	155	271	91	1,492
66505 Meals & Entertainment	—	—	—	—	—	—
67005 License and Fingerprints	245	627	137	874	64	5,509
68005 Dues and Subscriptions	206	211	52	12	250	1,273

PII - ITEM A-5

Database:	POLAPSVR

Cube:	Financial Data

Page:	Year	2001
	Version	AA
	Community	R.I. of Fullerton
	Department	Total Department
	Month	Along Columns
	GLAccount	Along Rows
OLAPTable

	JAN	FEB	MAR	APR	MAY	JUN	JUL

68505 Seminars and Training	116	—	—	—	230	75	157
69005 Employee Recruiting	—	—	—	—	—	—	—
69505 Other	135	—	31	124	43	362	753
69605 Discounts Lost	—	—	—	—	—	51	—
69610 Discounts Taken	(49)	(60)	(46)	(60)	(65)	(47)	(16)
69525 Sales & Use Tax Due	—	—	—	—	—	—	—

Total Misc. Expenses	1,467	384	682	1,202	1,238	1,020	2,388

Total Operating Expense	79,383	66,128	74,035	79,974	82,431	69,947	94,593

Gross Margin	22,882	38,990	29,915	21,455	34,378	49,692	8,796

Gross Margin Percent	22%	37%	29%	21%	29%	42%	9%
69705 Casualty Loss	—	(2,007)	—	—	—	—	—
69805 Bad Debt Expense	(1,861)	2,776	(1,874)	(16)	6	414	10
70005 Corporate Allocation	—	—	—	—	—	—	—
72305 Property Taxes	4,063	5,337	4,700	4,700	3,370	3,370	(5,252)
72405 Insurance- Liability & Hazard	1,098	1,098	651	1,797	1,797	1,797	1,114

Total Other Fees	3,301	7,203	3,477	6,481	5,173	5,581	(4,129)

72505 Accounting	596	320	458	458	318	318	381
73005 Legal	395	472	422	1,774	646	530	451
73510 Donations & Contributions	—	—	—	—	—	—	—
74005 Consulting Fees	—	—	157	—	—	—	2,232
74015 Professional Fees - Other	—	—	—	—	—	—	28
75005 Property Management Fees	5,112	5,256	5,198	5,071	5,840	5,891	5,260
75105 Partnership Admin Fees	(85)	1,148	723	(747)	849	(277)	(1,468)
75510 Other Penalties/Fin. Fee	—	—	—	—	—	—	—
75515 Licenses & Fees Legal	—	—	—	—	—	—	—
75505 Bank Charges	—	—	—	—	—	—	20
75520 Franchise Tax Filing Fee	—	—	—	—	—	—	—
75525 Collection Fees	—	—	—	—	—	—	—

Total Professional Fees	6,019	7,196	6,958	6,557	7,653	6,462	6,904

EBITDAR	13,543	24,590	19,480	8,418	21,552	37,649	6,021

EBITDAR Percent	13%	23%	19%	8%	18%	31%	8%
77005 Operating Lease	—	—	—	—	—	—	—
77010 Add’l Lease	—	—	—	—	—	—	—

Total Leases	—	—	—	—	—	—	—

80005 Interest Income	—	(223)	—	(227)	(115)	(326)	(328)
80505 Other Non-Operating Income	—	—	—	—	—	—	—
87010 Extraordinary Items - Net Tax	—	—	—	—	—	—	—

Total Non-Operating Income/Expense	—	(223)	—	(227)	(115)	(326)	(328)

83005 Interest Expense	14,304	14,290	14,275	14,260	14,246	14,231	14,216
83025 Int Exp MIP	—	—	—	—	—	—	—

Total Interest Expense	14,304	14,290	14,275	14,260	14,246	14,231	14,216

EBTDA	(761)	10,524	5,205	(5,616)	7,421	23,745	(7,867)

EBTDA Percent	-1%	10%	5%	-6%	6%	20%	-8%
77505 Depreciation	6,533	6,529	6,667	6,615	6,670	6,520	6,382
78005 Amortization	4,688	4,688	4,688	4,688	4,688	4,688	—
78015 Amortization - Start Up	—	—	—	—	—	—	—

Total Depreciation & Amortization	11,221	11,217	11,355	11,303	11,357	11,207	6,382

Net Income (Loss)	(11,982)	(693)	(6,150)	(16,919)	(3,937)	12,537	(14,248)

[Additional columns below]

[Continued from above table, first column(s) repeated]

	AUG	SEP	OCT	NOV	DEC	DEC YTD

68505 Seminars and Training	—	417	223	—	100	1,318
69005 Employee Recruiting	—	—	—	63	—	63
69505 Other	100	(100)	—	—	61	1,509
69605 Discounts Lost	—	143	—	—	63	257
69610 Discounts Taken	(97)	(39)	(66)	(72)	(6)	(622)
69525 Sales & Use Tax Due	—	—	—	—	—	—

Total Misc. Expenses	1,176	1,437	794	1,247	687	13,724

Total Operating Expense	102,096	79,784	94,944	71,482	65,580	960,378

Gross Margin	12,179	28,412	20,455	33,916	26,487	327,538

Gross Margin Percent	11%	26%	18%	32%	29%	25%
69705 Casualty Loss	—	—	—	—	—	(2,007)
69805 Bad Debt Expense	1,708	(45)	(112)	(1,548)	1,439	897
70005 Corporate Allocation	—	—	—	—	—	—
72305 Property Taxes	3,829	3,829	3,829	3,829	3,829	39,431
72405 Insurance- Liability & Hazard	1,895	1,797	1,797	1,797	1,797	18,433

Total Other Fees	7,432	5,580	5,513	4,077	7,064	56,754

72505 Accounting	381	381	381	781	2,816	7,587
73005 Legal	1,749	(968)	483	378	373	6,708
73510 Donations & Contributions	—	—	—	—	—	—
74005 Consulting Fees	—	250	—	—	—	2,639
74015 Professional Fees - Other	—	—	—	—	—	28
75005 Property Management Fees	5,626	5,498	5,769	5,270	4,603	64,396
75105 Partnership Admin Fees	(143)	—	—	—	—	0
75510 Other Penalties/Fin. Fee	—	—	—	—	—	—
75515 Licenses & Fees Legal	—	—	—	—	—	—
75505 Bank Charges	—	—	—	—	—	20
75520 Franchise Tax Filing Fee	—	—	—	—	—	—
75525 Collection Fees	—	—	—	—	—

Total Professional Fees	7,613	5,161	6,633	6,429	7,793	81,377

EBITDAR	(2,865)	17,670	8,308	23,409	11,631	189,408

EBITDAR Percent	-3%	16%	7%	22%	13%	15%
77005 Operating Lease	—	—	—	—	—	—
77010 Add’l Lease	—	—	—	—	—	—

Total Leases	—	—	—	—	—	—

80005 Interest Income	(322)	(147)	(120)	(133)	(519)	(2,460)
80505 Other Non-Operating Income	—	—	—	—	—	—
87010 Extraordinary Items - Net Tax	—	—	—	—	—	—

Total Non-Operating Income/Expense	(322)	(147)	(120)	(133)	(519)	(2,460)

83005 Interest Expense	14,201	14,186	14,170	14,155	11,007	167,541
83025 Int Exp MIP	—	—	—	—	—	—

Total Interest Expense	14,201	14,186	14,170	14,155	11,007	167,541

EBTDA	(16,744)	3,632	(5,742)	9,387	1,143	24,326

EBTDA Percent	-15%	3%	-5%	9%	1%	2%
77505 Depreciation	6,348	6,328	6,356	6,312	6,323	77,582
78005 Amortization	—	—	—	—	89	28,216
78015 Amortization - Start Up	—	—	—	—	—	—

Total Depreciation & Amortization	6,348	6,328	6,356	6,312	6,411	105,798

Net Income (Loss)	(23,092)	(2,696)	(12,098)	3,075	(5,268)	(81,471)

PII - ITEM A-5

Database:	POLAPSVR

Cube:	Financial Data
Page	Year:	2000
	Version	AA
	Community	R.I. FULLERTON
	Department	Total Departments
	Month	Along Columns
	GLAccount	Along Rows
OLAPTable

	JAN	FEB	MAR	APR	MAY	JUN	JUL	AUG	SEP

40005 Revenue — Rental	94,812	94,478	94,520	93,720	100,134	90,671	91,720	91,287	84,954
400100 Revenue — Rent Refunds/Proration	—	—	—	—	—	—	—	—	—

Total Rental Revenue	94,812	94,478	94,520	93,720	100,134	90,671	91,720	91,287	84,954

40110 Revenue — AL Level 1	4,365	4,815	5,120	5,115	6,060	6,940	6,190	5,440	5,115
40115 Revenue — AL Level 2	2,760	2,300	1,725	1,725	2,287	2,225	2,343	2,875	4,999
40120 Revenue — AL Level 3	4,500	4,500	4,700	1,975	2,950	3,800	3,025	3,800	1,475
40125 Revenue — AL Level 4	2,254	3,075	3,325	1,635	3,574	1,950	1,950	2,925	2,925
40130 Revenue — AL Level 5	5,629	5,437	4,963	8,753	10,441	4,255	5,875	5,875	3,525
40135 Revenue — AL Level 6	2,425	1,375	2,425	2,750	2,750	4,125	2,750	2,750	2,550
40140 Revenue — AL Level 7	—	—	—	—	—	—	—	—	2,750
40170 Revenue — Alzh Level 1

Total AL Services Revenue	21,933	21,502	22,258	21,953	28,061	23,295	22,133	23,665	23,339

40515 Revenue — Other	480	355	955	(370)	380	683	205	230	47
40525 Revenue — Processing/App Fees	3,500	—	1,050	600	1,400	700	—	700	—

Total Other Revenue	3,980	355	2,005	230	1,780	1,383	205	930	47

40575 Rev — Process Fee Concessions	—	—	—	—	—	—	—	—	—
40015 Rev — Rent Concessions	(100)	(1,655)	(4,880)	—	—	—	—	—	—
40215 Rev — A/L Concessions	—	—	—	—	—	—	—	—	—

Total Concessions	(100)	(1,655)	(4,880)	—	—	—	—	—	—

Total Revenue	120,625	114,680	113,904	115,903	129,975	115,349	114,058	115,882	108,340

50005 Payroll Expense — Regular	33,212	31,001	34,467	31,795	35,642	30,286	33,940	34,156	33,900
50405 Payroll Expense — Overtime	1,970	1,912	2,206	3,201	2,404	2,573	2,488	2,265	1,771
50705 Payroll Expense — Doubletime	404	226	589	920	341	610	129	181	185
51005 Bonuses	1,450	3,616	(2,416)	1,425	1,375	1,400	1,400	1,000	1,950
51505 Vacation, Sick, Holiday	4,884	4,254	2,339	2,122	2,720	3,320	1,489	2,294	2,911
51805 Employee Recognition	—	—	—	—	—	—	—	—	—
52005 Payroll Taxes	5,234	4,093	3,826	3,939	3,880	3,295	3,334	2,154	3,298
52505 401K/401A	304	248	163	162	204	195	195	177	193
52805 Group Insurance	2,204	2,573	3,479	2,193	2,780	3,078	3,137	1,057	4,283
53005 Worker’s Comp Insurance	1,501	1,501	1,854	2,714	2,652	2,667	2,579	2,669	2,751

Total Payroll Expenses	51,163	49,423	46,509	48,470	51,997	47,424	48,690	45,954	51,242

53305 Outside Service — Medical	248	50	—	25	—	—	—	—	50
53505 Temporary Services	—	—	—	—	—	—	—	—	—
53510 Temporary Services — AL	—	—	—	—	—	—	—	—	—
54005 Payroll Service	—	366	187	115	112	120	114	108	117
55005 Outside Service Other	35	14	3	—	—	—	—	—	—

Total Purchase Services	283	430	190	140	112	120	114	108	167

Total Payroll Related	51,446	49,854	46,669	48,610	52,109	47,544	48,804	46,062	51,409

Total Payroll Related % Total Revenue	43%	43%	41%	42%	40%	41%	43%	40%	47%
56505 Food	9,182	7,645	7,552	7,114	7,641	8,713	7,411	7,923	7,740
57005 Housekeeping	812	897	776	295	839	948	829	485	(212)
57505 Kitchen Supplies	769	1,475	693	1,016	790	971	1,187	823	1,047
58005 Assisted Living Supplies	38	82	98	121	18	139	457	276	25
58505 Alzhiemer Supplies	(89)	—	—	—	—	—	—	—	—
59005 Laundry & Linen/Uniforms	1,273	584	1,129	668	732	962	630	516	500
59010 Laun/Lin/Unif Kitchen	—	—	—	—	—	—	—	—	—
59015 Laun/Lin/Unif Housekeeping	—	—	—	—	—	—	—	—	—
59505 Activities — Asst Lving	117	519	476	367	504	961	609	349	514
59510 Banquet Expense	31	300	300	300	300	300	300	300	300
59555 NMS — Foodservices	—	—	—	—	—	—	—	—	—
59560 NMS — Housekeeping	—	—	—	—	—	—	—	—	—

Total Variable Expense	12,134	11,501	11,024	9,881	10,825	12,994	11,423	10,672	9,914

[Additional columns below]

[Continued from above table, first column(s) repeated]

	OCT	NOV	DEC	DEC YTD

40005 Revenue — Rental	84,181	89,518	81,199	1,091,195
400100 Revenue — Rent Refunds/Proration	—	—	—	—

Total Rental Revenue	84,181	89,518	81,199	1,091,195

40110 Revenue — AL Level 1	4,726	3,383	3,838	61,108
40115 Revenue — AL Level 2	4,425	4,555	3,007	35,225
40120 Revenue — AL Level 3	4,000	775	775	36,275
40125 Revenue — AL Level 4	2,925	2,925	2,525	31,988
40130 Revenue — AL Level 5	1,950	4,700	4,700	66,102
40135 Revenue — AL Level 6	2,550	1,255	2,550	30,255
40140 Revenue — AL Level 7	2,750	1,375	1,375	8,250
40170 Revenue — Alzh Level 1

Total AL Services Revenue	23,326	18,968	18,770	269,204

40515 Revenue — Other	375	477	280	4,097
40525 Revenue — Processing/App Fees	—	—	—	7,950

Total Other Revenue	375	477	280	12,047

40575 Rev — Process Fee Concessions	—	—	—	—
40015 Rev — Rent Concessions	—	—	—	(6,635)
40215 Rev — A/L Concessions	—	—	—	—

Total Concessions	—	—	—	(6,635)

Total Revenue	107,882	108,963	100,250	1,365,810

50005 Payroll Expense — Regular	36,374	32,979	34,801	402,553
50405 Payroll Expense — Overtime	1,616	2,191	1,620	26,216
50705 Payroll Expense — Doubletime	512	538	147	4,780
51005 Bonuses	1,000	(1,550)	800	11,450
51505 Vacation, Sick, Holiday	3,475	2,985	1,289	34,082
51805 Employee Recognition	—	—	—	—
52005 Payroll Taxes	3,591	2,937	3,049	42,631
52505 401K/401A	196	215	278	2,531
52805 Group Insurance	3,257	3,745	3,597	35,383
53005 Worker’s Comp Insurance	2,762	2,840	2,751	29,062

Total Payroll Expenses	52,783	46,880	48,151	588,687

53305 Outside Service — Medical	—	—	—	373
53505 Temporary Services	—	—	—	—
53510 Temporary Services — AL	—	—	—	—
54005 Payroll Service	113	109	112	1,752
55005 Outside Service Other	—	—	33	85

Total Purchase Services	113	109	145	2,030

Total Payroll Related	52,896	46,989	48,296	590,717

Total Payroll Related % Total Revenue	49%	43%	48%	43%
56505 Food	7,250	7,477	7,098	92,745
57005 Housekeeping	367	395	572	7,004
57505 Kitchen Supplies	711	864	1,178	11,524
58005 Assisted Living Supplies	80	21	362	1,718
58505 Alzhiemer Supplies	—	—	—	(89)
59005 Laundry & Linen/Uniforms	575	589	645	8,801
59010 Laun/Lin/Unif Kitchen	—	—	—	—
59015 Laun/Lin/Unif Housekeeping	—	—	—	—
59505 Activities — Asst Lving	586	189	535	5,728
59510 Banquet Expense	375	300	(880)	2,246
59555 NMS — Foodservices	—	—	—	—
59560 NMS — Housekeeping	—	—	—	—

Total Variable Expense	9,944	9,835	9,529	129,676

[Table continues on next page]

[Table continues from previous page]

	JAN	FEB	MAR	APR	MAY	JUN	JUL	AUG	SEP

60005 Office Supplies	471	257	484	(615)	428	362	707	228	248

61005 Repairs and Maint — Building	—	29	—	—	—	—	—	—	—
61010 Repairs — Phone System	—	—	—	—	—	—	—	—	—
61015 Repairs — Electrical	—	466	25	113	—	53	—	—	—
61020 Repairs — Plumbing	1,112	191	545	—	—	141	258	387	—
61025 Repairs — Fire Systems	—	380	—	387	308	—	95	—	—
61030 Repairs — HVAC	375	145	275	—	375	—	435	98	125
61035 Repairs — Gen. Supplies	330	267	(63)	303	82	144	439	721	142
61040 Repairs — Equipment	55	348	348	118	653	1,238	1,970	207	147
61045 Repairs — Other Interior	120	658	738	210	400	218	184	751	—
61055 Repairs — Other Exterior	—	—	285	—	—	—	—	—	—
61100 Loss on Early Retirement Asset	—	—	—	—	—	—	—	—	—

Total Repair & Maintenance	1,991	2,485	2,163	1,130	1,818	1,795	3,380	2,163	414

61505 Contracts — Elevator	130	130	130	130	130	130	130	240	130
61510 Contracts — Floor Maint	367	180	180	180	180	180	180	180	180
61515 Contracts — Alarm/Fire	(174)	—	170	174	230	174	—	—	174
61520 Contracts — HVAC	225	168	—	—	200	—	310	170	173
61525 Contracts — Pest Control	217	217	434	217	217	217	217	217	217
61535 Contracts — Other	—	152	554	(242)	473	—	—	—	—

Total Service Contracts	765	846	1,469	459	1,430	701	837	807	874

62005 Land Maintenance	450	450	450	560	450	450	450	788	400

Total Land Maintenance	450	450	450	560	450	450	450	788	400

62505 Rental/Lease — Cable	1,266	1,267	1,268	1,266	1,268	1,268	1,267	1,267	1,267
62510 Rental/Lease — Security	—	—	—	—	—	—	—	—	—
62525 Rental/Lease — Furniture	—	—	—	—	—	—	—	—	—
62535 Rental/Lease — Equipment	346	343	453	502	396	485	485	529	537
62540 Rental/Lease — Auto	528	528	528	528	528	528	528	528	528
62555 Rental/Lease — Other	92	59	59	—	—	—	32	—	—

Total Rental and Leases	2,232	2,197	2,309	2,297	2,193	2,281	2,312	2,324	2,333

63010 Utilities — Electricity	3,830	4,503	3,090	2,753	2,492	3,547	6,035	5,113	4,793
63015 Utilities — Water	106	138	129	101	164	135	159	183	143
63020 Utilities — Gas	75	547	278	366	375	385	416	418	402
63025 Utilities — Telephone	576	599	401	373	434	402	408	566	781
63030 Utilities — Trash	331	331	383	331	331	331	348	348	351

Total Utilities	4,918	6,117	4,281	3,924	3,796	4,801	7,365	6,627	6,470

63505 Marketing and Advertising	3,828	926	(454)	2,891	420	2,998	882	463	402
63510 Printed Materials	—	482	184	140	58	27	36	—	112
63515 Special Events	650	821	401	175	774	414	93	—	233
63520 Yellow Pages	—	—	—	—	—	—	—	—	—
63525 Newspaper and Magazine	—	—	—	—	—	—	—	—	353
63530 Advertising	—	—	—	—	—	—	—	—	—
64005 Referral Fees — Residents	—	584	—	—	770	—	1,515	—	1,083

Total Marketing and Advertising	4,478	2,813	131	3,206	2,022	3,438	2,526	463	2,183

60510 Delivery	—	—	—	—	—	—	—	—	—
64505 Computers/Peripherals/Software	—	—	—	—	—	—	—	—	—
65005 Gas	57	149	103	109	220	196	60	197	136
65010 Auto Service And Repair	393	—	3	—	911	—	3	—	—
65015 Other Automobile	—	—	—	—	—	—	—	—	—
65505 Travel & Lodging	89	—	51	—	—	115	—	—	—
66005 Mileage	190	267	58	79	87	166	134	104	48
66505 Meals & Entertainment	—	41	—	120	66	77	36	—	12
67005 License and Fingerprints	143	448	415	525	405	265	792	452	—

[Additional columns below]

[Continued from above table, first column(s) repeated]

	OCT	NOV	DEC	DEC YTD

60005 Office Supplies	427	311	784	4,092

61005 Repairs and Maint — Building	—	—	—	29
61010 Repairs — Phone System	—	—	—	—
61015 Repairs — Electrical	—	175	177	1,018
61020 Repairs — Plumbing	230	226	(202)	2,888
61025 Repairs — Fire Systems	70	—	174	1,414
61030 Repairs — HVAC	350	375	(375)	2,178
61035 Repairs — Gen. Supplies	286	(80)	751	3,322
61040 Repairs — Equipment	380	320	178	5,962
61045 Repairs — Other Interior	200	753	375	4,606
61055 Repairs — Other Exterior	480	(340)	(140)	285
61100 Loss on Early Retirement Asset	—	—	—	—

Total Repair & Maintenance	1,996	1,429	938	21,702

61505 Contracts — Elevator	755	135	135	2,306
61510 Contracts — Floor Maint	180	180	180	2,347
61515 Contracts — Alarm/Fire	58	112	—	918
61520 Contracts — HVAC	—	—	—	1,246
61525 Contracts — Pest Control	217	—	434	2,821
61535 Contracts — Other	356	59	—	1,352

Total Service Contracts	1,566	486	749	10,989

62005 Land Maintenance	872	(272)	300	5,348

Total Land Maintenance	872	(272)	300	5,348

62505 Rental/Lease — Cable	1,267	1,267	1,267	15,208
62510 Rental/Lease — Security	—	—	—	—
62525 Rental/Lease — Furniture	—	—	—	—
62535 Rental/Lease — Equipment	606	496	548	5,725
62540 Rental/Lease — Auto	528	528	528	6,338
62555 Rental/Lease — Other	—	—	—	242

Total Rental and Leases	2,401	2,291	2,343	27,514

63010 Utilities — Electricity	4,257	1,573	3,394	45,378
63015 Utilities — Water	149	133	211	1,751
63020 Utilities — Gas	530	476	611	4,878
63025 Utilities — Telephone	310	437	850	6,137
63030 Utilities — Trash	348	393	348	4,174

Total Utilities	5,594	3,012	5,415	62,319

63505 Marketing and Advertising	2,340	1,279	447	16,421
63510 Printed Materials	70	71	8	1,188
63515 Special Events	100	45	120	3,826
63520 Yellow Pages	—	—	—	—
63525 Newspaper and Magazine	310	31	108	802
63530 Advertising	—	—	—	—
64005 Referral Fees — Residents	—	—	—	3,952

Total Marketing and Advertising	2,819	1,426	684	26,189

60510 Delivery	—	—	—	—
64505 Computers/Peripherals/Software	—	—	—	—
65005 Gas	152	144	129	1,649
65010 Auto Service And Repair	—	389	—	1,700
65015 Other Automobile	—	—	—	—
65505 Travel & Lodging	—	—	80	335
66005 Mileage	62	121	75	1,391
66505 Meals & Entertainment	—	44	(9)	388
67005 License and Fingerprints	258	40	272	4,014

PII-ITEM A-5

Database:	POLAPSVR

Cube:	Financial Data

Page:	Year	2000
	Version	AA
	Community	R.I. FULLERTON
	Department	Total Departments
	Month	Along Columns
	GLAccount	Along Rows

OLAPTable

	JAN	FEB	MAR	APR	MAY	JUN	JUL	AUG	SEP	OCT

68005 Dues and Subscriptions	175	75	—	—	—	443	292	—	—	421
68505 Seminars and Training	35	91	73	—	228	30	611	596	—	163
69005 Employee Recruiting	—	—	—	177	—	—	—	—	—	—
69505 Other	45	70	374	27	40	257	3,104	9	17	81
69605 Discounts Lost	—	—	—	—	—	—	—	—	—	—
69610 Discounts Taken	(114)	(58)	(79)	(55)	(82)	(49)	(85)	(72)	(35)	(55)
69525 Sales & Use Tax Due	—	—	—	—	—	—	—	—	—	—

Total Misc. Expenses	1,011	1,083	997	983	1,876	1,500	4,948	1,286	178	1,083

Total Operating Expense	79,897	77,603	70,006	70,435	76,946	75,865	82,753	71,419	74,422	79,599

Gross Margin	40,729	37,077	43,898	45,468	53,029	39,484	31,305	44,463	33,918	28,283

Gross Margin Percent	34%	32%	39%	39%	41%	34%	27%	38%	31%	26%
69705 Casualty Loss	—	—	—	—	—	—	—	—	—	—
69805 Bad Debt Expense	(520)	1,099	1,347	583	508	616	(2,082)	(2,406)	5	3,713
70005 Corporate Allocation	—	—	—	—	—	—	—	—	—	—
72305 Property Taxes	4,006	2,664	2,547	2,547	1,760	2,670	2,670	730	2,670	3,813
72405 Insurance-Liability & Hazard	827	827	830	1,091	1,091	1,098	1,098	1,098	1,098	1,098
72410 Mortgage Insurance Premium	—	—	—	—	—	—	—	—	—	—

Total Other Fees	4,312	4,590	4,724	4,220	3,359	4,385	1,687	(578)	3,774	8,624

72505 Accounting	417	417	417	417	417	346	346	346	472	346
73005 Legal	702	1,754	405	1,600	593	784	591	1,051	2,601	1,285
73510 Donations & Contributions	—	—	—	—	—	—	—	—	—	—
74005 Consulting Fees	—	—	—	—	—	—	—	—	—	—
74015 Professional Fees - Other	—	—	—	—	—	—	—	—	—	—
75005 Property Management Fees	6,031	5,734	5,695	5,795	6,499	5,767	5,703	5,794	5,417	5,394
75105 Partnership Admin Fees	1,666	827	1,821	1,910	2,765	1,355	2,090	2,403	697	(139)
75510 Other Penalties/Fin. Fee	—	—	—	—	—	—	—	—	—	—
75515 Licenses & Fees Legal	—	—	—	—	—	—	—	—	—	—
75505 Bank Charges	—	—	—	—	—	250	—	—	—	—
75520 Franchise Tax Filing Fee	—	—	—	—	—	—	—	—	—	—
75525 Collection Fees	—	—	—	—	—	—	—	—	—	—

Total Professional Fees	8,816	8,731	8,339	9,721	10,273	8,502	8,729	9,593	9,187	6,886

EBITDAR	27,601	23,756	30,835	31,526	39,396	26,597	20,889	35,448	20,958	12,772

EBITDAR Percent	23%	21%	27%	27%	30%	23%	18%	31%	19%	12%
77005 Operating Lease	—	—	—	—	—	—	—	—	—	—
77010 Add’l Lease	—	—	—	—	—	—	—	—	—	—

Total Leases	—	—	—	—	—	—	—	—	—	—

80005 Interest Income	—	—	—	—	—	—	(906)	—	(219)	(212)
80505 Other Non-Operating Income	—	—	—	—	—	—	—	—	—	—
87010 Extraordinary Item	—	—	—	—	—	—	—	—	—	—

Total Non-Operating Income/Expense	—	—	—	—	—	—	(906)	—	(219)	(212)

83005 Interest Expense	14,468	14,455	14,442	14,429	14,415	14,402	2,988	14,374	14,360	14,346
83025 Int Exp MIP	—	—	—	—	—	—	—	—	—	—

Total Interest Expense	14,468	14,455	14,442	14,429	14,415	14,402	2,988	14,374	14,360	14,346

EBTDA	13,132	9,300	16,393	17,098	24,981	12,195	18,807	21,074	6,816	(1,362)

EBTDA Percent	11%	8%	14%	15%	19%	11%	16%	18%	6%	-1%
77505 Depreciation	6,948	6,887	6,880	6,707	6,707	6,647	6,750	6,728	6,669	6,595
78005 Amortization	5,058	4,688	4,753	4,623	4,688	4,688	4,688	4,688	4,688	4,688
78015 Amortization - Start Up	—	—	—	—	—	—	—	—	—	—

Total Depreciation & Amortization	12,006	11,575	11,633	11,331	11,395	11,335	11,438	11,416	11,357	11,283

Net Income (Loss)	1,126	(2,275)	4,760	5,767	13,586	860	7,369	9,658	(4,540)	(12,645)

[Additional columns below]

[Continued from above table, first column(s) repeated]

	NOV	DEC	DEC YTD

68005 Dues and Subscriptions	—	—	1,407
68505 Seminars and Training	(181)	261	1,907
69005 Employee Recruiting	—	8	185
69505 Other	20	70	4,115
69605 Discounts Lost	—	—	—
69610 Discounts Taken	(52)	(63)	(798)
69525 Sales & Use Tax Due	—	—	—

Total Misc. Expenses	527	824	16,295

Total Operating Expense	66,034	69,861	894,841

Gross Margin	42,929	30,388	470,969

Gross Margin Percent	39%	30%	34%
69705 Casualty Loss	—	—	—
69805 Bad Debt Expense	(1,855)	1,023	2,031
70005 Corporate Allocation	—	—	—
72305 Property Taxes	3,813	3,813	33,704
72405 Insurance-Liability & Hazard	1,098	1,098	12,352
72410 Mortgage Insurance Premium	—	—	—

Total Other Fees	3,056	5,934	48,087

72505 Accounting	346	1,665	5,949
73005 Legal	348	353	12,066
73510 Donations & Contributions	—	—	—
74005 Consulting Fees	—	116	116
74015 Professional Fees - Other	—	—	—
75005 Property Management Fees	5,448	5,012	68,291
75105 Partnership Admin Fees	1,939	335	17,669
75510 Other Penalties/Fin. Fee	—	—	—
75515 Licenses & Fees Legal	—	—	—
75505 Bank Charges	—	—	250
75520 Franchise Tax Filing Fee	—	—	—
75525 Collection Fees	—	—	—

Total Professional Fees	8,081	7,481	104,340

EBITDAR	31,792	16,973	318,542

EBITDAR Percent	29%	17%	23%
77005 Operating Lease	—	—	—
77010 Add’l Lease	—	—	—

Total Leases	—	—	—

80005 Interest Income	(111)	(334)	(1,782)
80505 Other Non-Operating Income	—	—	—
87010 Extraordinary Item	—	—	—

Total Non-Operating Income/Expense	(111)	(334)	(1,782)

83005 Interest Expense	14,332	14,318	161,331
83025 Int Exp MIP	—	—	—

Total Interest Expense	14,332	14,318	161,331

EBTDA	17,570	2,989	158,994

EBTDA Percent	16%	3%	12%
77505 Depreciation	6,590	6,586	80,695
78005 Amortization	4,688	4,688	56,625
78015 Amortization - Start Up	—	—	—

Total Depreciation & Amortization	11,278	11,274	137,320

Net Income (Loss)	6,292	(8,285)	21,674

ADDENDUM E: Comparable Land Sale Data Sheets

Land Sale 1

Property Identification
Location	13201 Century Boulevard
Address	Garden Grove, CA 92843
Parcel No or Legal Description	099-110-12,13,47
Document Number	62057

Sale Data
Buyer	La Quinta Development
Seller	Century Life Church
Sale Date	1/16/03
Property Rights	Fee Simple
Financing	Cash to Seller
Conditions of Sale	None
Sale Price	$5,000,000
Zoning	R-3

Physical Data
Land Size
Square Feet	239,580
Acre(s)	5.50
Shape	Irregular
Topography	Level

Indicators
Sale Price/SF	$20.87
Sale Price/Acre	$909,091

Intended Use:	To construct a mulit-family complex.

Land Sale 2

Property Identification
Location	4091 Prospect Avenue
Address	Yorba Linda, CA 92886
Parcel No or Legal Description	334-351-03,04
Document Number	9545

Sale Data
Buyer	AHP Parkwood (LP)
Seller	Kay H Kunitake
Sale Date	1/3/03
Property Rights	Fee Simple
Financing	Cash to Seller
Conditions of Sale	None
Sale Price	$3,500,000
Zoning	R

Physical Data
Land Size
Square Feet	191,664
Acre(s)	4.40
Shape	Irregular
Topography	Level

Indicators
Sale Price/SF	$18.26
Sale Price/Acre	$795,455

Intended Use:	To construct a mulit-family complex.

Land Sale 3

Property Identification
Location	12811-12931 Garden Grove Blvd.

Address	Garden Grove, CA 92843
Parcel No or Legal Description	231-574-18
Document Number	736366

Sale Data
Buyer	Garden Grove Affordable Housing
Inv. (LP)
Seller	K And P Partnership (G.P.)
Sale Date	10/18/01
Property Rights	Fee Simple
Financing	Cash to Seller
Conditions of Sale	None
Sale Price	$1,400,000
Zoning	HCSP

Physical Data
Land Size
Square Feet	56,980
Acre(s)	1.31
Shape	Regular
Topography	Level

Indicators
Sale Price/SF	$24.57
Sale Price/Acre	$1,070,270

Intended Use:	To construct a mulit-family complex.

ADDENDUM F: Comparable Improved Sale Data Sheets

Improved Comparable 1

Property Name: Carmel Village Property Type: Senior Housing Property Subtype: Assisted Living	17077 San Mateo Street Fountain Valley, CA 92708 County: Orange

IMPROVEMENTS

Class:	B
Est. Gross Building Area:	117,666
Est. Net Building Area:	117,666

Year Built:	1986
Quality:	Good
Condition:	Average
Buildings:	3
Stories:	3

Fire Sprinklers:	Yes

TRANSACTION INFO

Sale Status:	Recorded Sale
Interest:	Fee Simple

Sale Date:	01/15/2003

Sale Price

Reported Price:	$23,125,000
Cash Equivalent:	$23,125,000

Adj. Sale Price:	$23,125,000
$ Per SqFt:	$196.53
$ Per Unit:	$122,354

Cap Rate:	11.14%
EGIM:	4.24

OCCUPANCY

Occupancy at Sale:	97.00%
Seniors

FINANCIAL ANALYSIS

	Amount	Percent
Potential Gross Income:	$5,450,000

Effective Gross	$5,450,000
Operating Expenses:	$2,875,000	0.53%
Net Operating Income:	$2,575,000

SITE ATTRIBUTES

	Sq Ft	Acres
Total Land Area:	139,828	3.21
Net Usable Area:	139,828	3.21

Percent Usable:	100%
Ground Leased:	No

SENIOR HOUSING INFO

Number of AL Units:	94
Number of IL Units:	95
Number of Cottage Units:	0
Number of ALZ Units:	0
Total Number of Units:	189
Average Unit Size:	623
No. of Licensed Beds:	200

Subsidized:	No

VERIFICATION

Grantor: Carmel Village Retirement Residence, Inc.
Grantee: 625 Management Company LLC
Verification Contact:
   Michelle Butts, 714.962.6667

REMARKS

This facility is licensed for 200 beds, but is operated at 189 units. Approximately one-half of the units are for independent living with the other half for assisted living. Assisted living residents pay from $350 to $1,400 per month in additional care fees. It was reported that over 70 percent of the residents are paying first level charges ($350 per month). It was reported that several of the buyer’s parties were stockholders of the selling entity, however, this was reported to be an arm’s length sale.

Improved Comparable 2

Property Name: Emerald Hills Property Type: Senior Housing Property Subtype: Assisted Living	11550 Education Street Auburn, CA County: Placer

IMPROVEMENTS

Class:	B
Est. Gross Building Area:	61,677
Est. Net Building Area:	61,677
Exterior Walls:	Wood siding
Year Built:	1999
Quality:	Average
Condition:	Average
Buildings:	1
Stories:	3

TRANSACTION INFO

Sale Status:	Recorded Sale
Interest:	Fee Simple
Financing:	Cash To Seller
Sale Date:	09/06/2002

Sale Price

Reported Price:	$8,800,000
Cash Equivalent:	$8,800,000

Adj. Sale Price:	$8,800,000
$ Per SqFt:	$142.68
$ Per Unit:	$98,876
$ Per Eff Bed:	$94,624
Cap Rate:	11.00%
EGIM:	4.00

OCCUPANCY

Occupancy at Sale:	100.00%
Seniors

FINANCIAL ANALYSIS

	Amount	Percent
Potential Gross Income:	$2,475,000

Effective Gross	$2,475,000
Operating Expenses:	$1,490,000	0.60%
Net Operating Income:	$985,000

SITE ATTRIBUTES

	Sq Ft	Acres
Total Land Area:	108,900	2.50
Net Usable Area:	108,900	2.50

Percent Usable:	100%
Ground Leased:	No

SENIOR HOUSING INFO

Number of AL Units:	53
Number of IL Units:	20
Number of Cottage Units:	0
Number of ALZ Units:	16
Total Number of Units:	89
Average Unit Size:	693
No. of Licensed Beds:	97
No. of Effective Beds:	93

Subsidized:	No

Amenities:
Common areas, dining room

VERIFICATION

Grantor: ALCO IV, LLC
Grantee: Healthcare Property Investors, Inc.
Verification Contact:
   Seller

REMARKS

This property is located 60 miles east of Sacramento in Auburn. Facility offers studio alcove units (346 - 568 SF), one-bedroom units (483 SF) and two-bedroom units (728 SF). This was a sale lease-back transaction where the buyer will lease the facility to Emeritus for 15 years with a 10-year option. Emeritus has managed the facility since it was completed. The lease rate is based on 11.50 percent of the purchase price with 3.0 percent annual escalations. Expense amount shown includes a 5.0 percent management fee and reserves allowance.

Improved Comparable 3

Property Name: Woodmark at Summit Property Type: Senior Housing Property Subtype: Assisted Living	5165 Summit Ridge Court Reno, NV 89523 County: Washoe Parcels and/or Legal: 66563

IMPROVEMENTS

Class:	B
Est. Gross Building Area:	77,445
Est. Net Building Area:	77,445
Exterior Walls:	Stucco
Year Built:	1998
Quality:	Good
Condition:	Good
Buildings:	1
Stories:	3

Fire Sprinklers:	Yes

TRANSACTION INFO

Sale Status:	Recorded Sale
Interest:	Fee Simple
Financing:	Cash To Seller
Sale Date:	02/21/2002

Sale Price
Reported Price:	$9,500,000
Cash Equivalent:	$8,500,000
Capital Costs:	$1,000,000
Adj. Sale Price:	$9,500,000
$ Per SqFt:	$122.67
$ Per Unit:	$103,261

Cap Rate:	12.63%
EGIM:	3.00

OCCUPANCY

Occupancy at Sale:	60.00%
Seniors

FINANCIAL ANALYSIS

	Amount	Percent
Potential Gross Income:	$3,300,000

Effective Gross	$3,300,000
Operating Expenses:	$2,100,000	0.64%
Net Operating Income:	$1,200,000

SITE ATTRIBUTES

	Sq Ft	Acres
Total Land Area:	182,299	4.19
Net Usable Area:	182,299	4.19

Percent Usable:	100%
Ground Leased:	No

SENIOR HOUSING INFO

Number of AL Units:	92
Number of IL Units:	0
Number of Cottage Units:	0
Number of ALZ Units:	0
Total Number of Units:	92
Average Unit Size:	842

Subsidized:	No

VERIFICATION

Recording Reference: 11662-0240
Grantor: Woodmark At Summit Ridge LLC
Grantee: Emeritus
Verification Contact:
   Buyer

REMARKS

Sale is an assisted living facility located in the northwest part of Reno, Nevada. The improvements are of good quality construction. Original developer was unable to attain stablized operation. Buyer is an experienced operator.

Improved Comparable 4

Property Name: Mapleridge of Laguna Property Type: Senior Housing Property Subtype: Assisted Living	6727 Laguna Park Drive Elk Grove, CA County: Sacramento

IMPROVEMENTS

Class:	B
Est. Gross Building Area:	50,476
Est. Net Building Area:	50,476
Exterior Walls:	Wood siding
Year Built:	1999
Quality:	Good
Condition:	Good
Buildings:	1
Stories:	2

Fire Sprinklers:	Yes

TRANSACTION INFO

Sale Status:	Recorded Sale
Interest:	Fee Simple
Financing:	Cash To Seller
Sale Date:	01/24/2002

Sale Price

Reported Price:	$8,055,600
Cash Equivalent:	$8,055,600

Adj. Sale Price:	$8,055,600
$ Per SqFt:	$159.59
$ Per Unit:	$95,900

Cap Rate:	10.55%
EGIM:	3.16

OCCUPANCY

Occupancy at Sale:	76.00%
Seniors

FINANCIAL ANALYSIS

	Amount	Percent
Potential Gross Income:	$2,550,000

Effective Gross	$2,550,000
Operating Expenses:	$1,700,000	0.67%
Net Operating Income:	$850,000

SITE ATTRIBUTES

	Sq Ft	Acres
Total Land Area:	186,437	4.28
Net Usable Area:	186,437	4.28

Percent Usable:	100%
Ground Leased:	No

SENIOR HOUSING INFO

Number of AL Units:	84
Number of IL Units:	0
Number of Cottage Units:	0
Number of ALZ Units:	0
Total Number of Units:	84
Average Unit Size:	601

Subsidized:	No

VERIFICATION

Grantor: Marriott Senior Living Services
Grantee: CNL Retirement Properties
Verification Contact:
    Buyer, CNL

REMARKS

This is a newer assisted living facility located in the south part of the Sacramento MSA in Elk Grove. Property was part of a five-facility joint venture transaction between CNL and Marriott. Marriott was to continue operating the property. Facility was in lease-up at time of sale. Income and expense data based on stabilized operating conditions.

Improved Comparable 5

Property Name: Atria Redding Property Type: Senior Housing Property Subtype: Assisted Living	101 Quartz Hill Road Redding, CA 96003 County: Shasta Parcels and/or Legal: 112-090-18-00

IMPROVEMENTS

Est. Gross Building Area:	44,328
Est. Net Building Area:	44,328

Year Built:	1997
Quality:	Poor
Condition:	Good

Stories:	2

TRANSACTION INFO

Sale Status:	Recorded Sale
Interest:	Fee Simple
Financing:	Cash To Seller
Sale Date:	07/01/2001

Sale Price
Reported Price:	$5,000,000
Cash Equivalent:	$5,000,000

Adj. Sale Price:	$5,000,000
$ Per SqFt:	$112.80
$ Per Unit:	$83,333

Cap Rate:	12.50%
EGIM:	3.00

OCCUPANCY

Occupancy at Sale:	95.00%

FINANCIAL ANALYSIS

	Amount	Percent
Potential Gross Income:	$1,950,000

Effective Gross	$1,950,000
Operating Expenses:	$1,325,000	0.68%
Net Operating Income:	$625,000

SITE ATTRIBUTES

	Sq Ft	Acres
Total Land Area:	133,294	3.06
Net Usable Area:	133,294	3.06

Percent Usable:	100%

SENIOR HOUSING INFO

Number of AL Units:	60

Total Number of Units:	60
Average Unit Size:	739

VERIFICATION

Recording Reference: N/A
Grantor: Atria Communities
Grantee: AMI Senior Living

REMARKS

This is the sale of a smaller assisted living facility located in northern California in Redding. The improvements are of above average quality construction. There are a total of 60 living units, consisting of 36 studio units, 20 one-bedroom units and four two-bedroom units. The property was not actively marketed and was purchased by a local senior housing provider. The income and expense data based on actuals at time of sale. The seller was motivated to sell and the price paid is considered below actual market value.

Improved Comparable 6

Property Name: Aegis of Napa Property Type: Senior Housing Property Subtype: Assisted Living	2100 Redwood Road Napa, CA 94558 County: Napa Parcels and/or Legal: 007-321-009

IMPROVEMENTS

Class:	A
Est. Gross Building Area:	34,030
Est. Net Building Area:	34,030
Exterior Walls:	Composite siding
Year Built:	1999
Quality:	Good
Condition:	Good

Parking Spaces:	15
Fire Sprinklers:	Yes

TRANSACTION INFO

Sale Status:	Recorded Sale
Interest:	Fee Simple

Sale Date:	06/01/2001

Sale Price
Reported Price:	$7,200,000
Cash Equivalent:	$7,200,000

Adj. Sale Price:	$7,200,000
$ Per SqFt:	$211.58
$ Per Unit:	$167,442
$ Per Eff Bed:	$150,000
Cap Rate:	10.76%
EGIM:	3.43

OCCUPANCY

Seniors

FINANCIAL ANALYSIS

	Amount	Percent
Potential Gross Income:	$2,100,000

Effective Gross	$2,100,000
Operating Expenses:	$1,325,000	63.10%
Net Operating Income:	$775,000

SITE ATTRIBUTES

	Sq Ft	Acres
Total Land Area:	48,590	1.12
Net Usable Area:	48,590	1.12

Percent Usable:	100%
Ground Leased:	No

SENIOR HOUSING INFO

Number of AL Units:	34
Number of IL Units:	0
Number of Cottage Units:	0
Number of ALZ Units:	9
Total Number of Units:	43
Average Unit Size:	791
No. of Licensed Beds:	48
No. of Effective Beds:	48

Subsidized:	No

VERIFICATION

Grantor: Aegis Assisted Living Properties LLC
Grantee: Francis & Shannon Connelly
Verification Contact:
   Jeff Owen, Aegis Assisted Living

REMARKS

This is a smaller assisted living facility located in Napa. Contains 34 assisted living units and nine dementia units. Unit mix includes 20 studio units with 386 SF, 5 companion suites with 640 SF and 18 One-bedroom units with 640 SF. Facility opened in 9/1999 and acheived stabilized occupancy in 13 months. Aegis will continue to manage the property. Income and expense data based on actuals at time of sale.

ADDENDUM G: Qualifications of the Appraiser

QUALIFICATIONS OF SALLY U. HAFT, MAI

EMPLOYMENT

Cushman & Wakefield – 2002 To Present
Los Angeles, California (Healthcare Valuation Advisory Services – Senior Housing/Healthcare Industry Group)
Director

PricewaterhouseCoopers LLP – 1999 to 2002
Los Angeles, California (Healthcare & Retirement Valuation, Market Studies, and Feasibility Reports)
Senior Valuation Consultant

Valuation Counselors – 1991 To 1999
Century City, California (National multi-disciplined appraisal company specializing in the valuation of health care facilities)
Vice President and Manager of the Real Estate Appraisal Department

First Nationwide Bank – 1987 To 1991
Los Angeles, California (National lending institution)
District Appraisal Manager of the Major Commercial Loan Division

Marshall & Stevens, Inc. – 1981 to 1986
Los Angeles, California (National multi-disciplined appraisal company)
Income Property Staff Appraiser

EDUCATION

McMaster University, Ontario, Canada, Bachelor of Social Work/Sociology Appraisal courses:

Standards of Professional Practice
Ad Valorem Tax Assessment Appeal
Appraising Single Family Residences
Applied Residential Property Valuation
Income Property Appraisals
Appraising Income Property Valuations
Techniques in Capitalization
Market Extractions
Developments in Income Property Valuation
Analyzing Cash Flows
Report Writing

QUALIFICATIONS OF SALLY U. HAFT, MAI

SPECIAL QUALIFICATIONS & AFFILIATIONS
Member Appraisal Institute: MAI Certificate #10267

Certified General Real Estate Appraiser, License 30995 (AZ)
Certified General Real Estate Appraiser, License AG003509 (CA)
Certified General Real Estate Appraiser, License CG01327505 (CO)
Certified General Real Estate Appraiser, License 03532 (NV)
Certified General Real Estate Appraiser, License 523 (WY)

SPECIALIZED EXPERTISE & EXPERIENCE

Ms. Haft is a real estate valuation appraiser with 18 years of experience, specializing in the appraisal of health care facilities for the last ten years. A diversified background has enabled Ms. Haft to serve both public and private sector clients. She has appraised most property interests and property types and has performed appraisal assignments in over 30 states. Ms. Haft’s appraisals have been performed for audit, development, financing, insurance, liquidation, sale/purchase, ad valorem tax, and leasing purposes. Complex property types she has valued include numerous assisted living and congregate care facilities, acute-care and psychiatric hospitals, hotels/motels, medical and commercial office buildings, retail centers, industrial development and unique properties such as the Great Western Forum sports complex and the Santa Anita Race Track.

QUALIFICATIONS OF SALLY U. HAFT, MAI

SENIOR HOUSING/HEALTHCARE VALUATION ASSIGNMENTS

Senior Housing/Assisted Living Facilities/Alzheimer Facilities

The Regency on Morganton, Southern Pines, NC
Port City Plantation, Wilmington, NC
Sunrise of La Jolla, La Jolla, CA
Alterra Wynwood of Pueblo, Pueblo, CO
Clare Bridge of Oro Valley, AZ
Sunrise of Hermosa Beach, Hermosa Beach, CA
Sunrise of Pacific Palisades, Pacific Palisades, CA
Sunrise of La Palma, La Palma, CA
Sunrise of Huntington Beach, Huntington Beach, CA
Sunrise of Seal Beach, Seal Beach, CA
Sunrise of Studio City, Studio City, CA
Sunrise of Newtown Square, Newtown, PA
Sunrise of Wilmington, Wilmington, DE
Sunrise of Dix Hills, Huntington, NY
Sterling House & Clare Bridge Cottage, Bakersfield, CA
Brighton Gardens of Carlsbad, Carlsbad, CA
Brighton Gardens, San Juan Capistrano, CA
Brighton Gardens of San Dimas, San Dimas, CA
Brighton Gardens of Carmel Valley, Carmel Valley, CA
Orchard ParkALF, Clovis, CA
Alterra Wynwood and Clare Bridge Cottage, Fresno, CA
Plaza at Mill Pond, Park Ridge, NJ
Plaza at the Windrows, Princeton, NJ
The Heritage, Las Cruces, NM
Alterra Clare Bridge at Lake Park, Oceanside, CA
11 Alterra facilities in Michigan/1 Alterra facility in Ohio
Silverado Senior Living, Costa Mesa, CA
Alterra Wynwood and Clare Bridge, Greensboro, NC
Alterra Wynwood and Clare Bridge, Charlotte, NC
Clare Bridge, Mt. Pleasant, SC
Golden Creek Inn, Irvine, CA
Hillcrest Inn, Thousand Oaks, CA
Pomona Vista ALZ, Pomona, CA
Redwood Town Court, Escondido, CA
Windsor Assisted Living, Santa Rosa, CA
Sherwood Place, Odessa, TX Alhambra Lodge, El Paso, TX
Sheltering Pines, Millbrae, CA
Rosewood Retirement, Bakersfield, CA
Margaret Rose Residential Care, Las Vegas, NV
La Casa Grande, New Porte Richey, FL
River Oaks, Englewood, FL
Golden Creek Inn, Irvine, CA
West Hills Retirement Center, West Hills, CA
Hoyt House, Sweetwater, TX
Potter House, Amarillo, TX
The Hearthstone, Moses Lake, WA
Mathis Ferry Plantation, Mt. Pleasant, SC
Cypress Pointe, Virginia Beach, VA
Alterra Wynwood of Colorado Springs, CO
Clare Bridge of Tempe, Tempe, AZ
Sunrise of Claremont, Claremont, CA
Sterling House & Clare Bridge Cottage, Bakersfield, CA
Alterra Wynwood and Clare Bridge Cottage, Fresno, CA
Chatfield Place, Denver, CO
Sunrise of Sunnyvale, Sunnyvale, CA
Atria San Marcos, San Marcos, CA
Sunrise of Boulder, Boulder, CO
Grandview Terrace, Sun City West, AZ
Brighton Gardens, Colorado Springs, CO
Sunrise of Bonita, San Diego, CA
Garden Villas of Escondido, Escondido, CA
Sabine House, Orange, TX
Lucas House, Beaumont, TX
Wheeler House, Gainesville, TX
Hickory House, Levelland, TX
Conner House, Canyon, TX
Millican House, Bryan, TX
Austin House, Nacogdoches, TX
Country Villa, Los Angeles, CA
Atria San Marcos, San Marcos, CA
Grandview Terrace, Sun City West, AZ
Aegis of Fremont, Fremont, CA
Aegis of Napa, Napa Valley, CA
Evergreen Valley Retirement Center, Spokane, CA
Seashell Communities, Morro Bay, CA
Huntington Terrace, Huntington Beach, CA
Montego Heights Lodge, Walnut Creek, CA
Retirement Inn of Fullerton, Fullerton, CA
Valley View Lodge, Walnut Creek, Ca
Retirement Inn of Daly City, Daly City, CA
Rosewood Court, Fullerton, CA
North Bay Retirement, Fairfield, CA
Oak Knoll, Paradise, CA
Country Villa, Los Angeles, CA
San Joaquin Gardens, Fresno, CA
Country Villa West, Culver City, CA
Stanford Center, Altamonte Springs, FI
Juniper Meadows, Lewiston, ID
Woodbridge Health Care, Evansville, IN
Mesa Senior Village, Mesa, AZ
Sunrise of Alta Loma, Alta Loma, CA
Brighton Gardens of Lakewood, Lakewood, CO
Polo Ridge, Winston-Salem, NC

QUALIFICATIONS OF SALLY U. HAFT, MAI

Gardens of Kentlands, Kentlands, MD

Skilled Nursing Facilities

Plaza Regency at Mill Pond, Park Ridge, NJ
Plaza Regency at the Windrows, Princeton, NJ
Mercy Retirement & Care Center, Oakland, CA
Our Lady of Fatima Villa, Saratoga, CA
Siena Care Center, Auburn, CA
Westlake Village Healthcare Center, Thousand Oaks, CA
Canoga Care Center, Canoga Park, CA
Harbor Care Center, Torrance, CA
Mountain Shadows, Las Cruces, NM
Rose Convalescent Hospital, Baldwin Park, CA
Glendale Care Center, Glendale, AZ
Grancare, 28 SNF’s, USA
Mission de la Casa, Santa Cruz, CA
Coast Care Convalescent Center, Baldwin Park, CA
7 SNF’s, MA & FL
South Coast Senior Villa, Houston, TX
Port Bay Convalescent. Hospital, Costa Mesa, CA
Country Villa Wilshire, Los Angeles, CA
HCPI - 8 SNF’s, MO
Highland HCC, Highland, IL
Pine Lane HCC, Mountain Home, AK
Huntington Beach Convalescent., Huntington Beach, CA
Paramount Chateau, Paramount, CA
Emmanuel Convalescent Hospital, Bakersfield, CA
Riverside Nursing Home, Oconto, WI
Chilton Health & Rehab, Chilton, WI
Arbor East, Columbus, OH
West Valley Convalescent Hospital, West Hills, CA
Oceanview Convalescent Center, Santa Monica, CA
Lakewood Manor, Hendersonville, NC
Willowbrook Manor, Flint, MI
Frontier Extended Healthcare, Longview, WA
American Health & Rehab. Longview, WA
Silverbrook Manor, Niles, MI
Life Care Center of San Gabriel, San Gabriel, CA
Willow Wood, Salt Lake City, UT
Glenwood Care Center, Oxnard, CA
Citrus Nursing & Rehab. Ctr., Fontana, CA
Nationwide Properties - 23 SNF’s, USA
Franklin Care Center, Detroit, MI
Lincoln Care Center, Detroit, MI
Life Care Center, San Gabriel, CA
Rio Rancho Nursing Ctr., Rio Rancho, NM
Las Palomas Healthcare Center, Albuquerque, NM
Ladera Nursing & Rehab, Albuquerque, NM
Omega HC -32 Nursing Homes, USA
Ogden Care Center, Ogden, UT
Rosewood Terrace, Salt Lake City, UT
Foothill HCC & Rehab., Sylmar, CA
Westlake Convalescent Center., Los Angeles, CA
Glenoaks Convalescent Center., Glendale, CA
San Joaquin CC, Bakersfield, CA
Crestwood Manor, Stockton, CA
Crestwood Manor, Sacramento, CA
Crestwood Rehab Center, Sacramento, CA
West Mesa HCC, Albuquerque, NM
Belen Healthcare Ctr., Belen, NM
Community Care of America, Saratoga, WY
Western Village, Green Bay, WI
Highland Health Care, Green Bay, WI
Glendale Health & Rehab., Sheboygan, WI
Auburn Manor, Washington Ct., OH
Driftwood Healthcare, Hayward, CA
Almaden Health & Rehab, San Jose, CA
Driftwood Healthcare, Santa Cruz, CA
Centralia Convalescent Center, Centralia, WA
Evergreen Manor, Longview, WA
Fay Case, Salt Lake City, UT

Hospitals

Parkview Community Hospital, Riverside, CA
Queen Of Angels Hospital, Los Angeles, CA
Long Beach Doctors Hospital, Long Beach, CA
Malvern Institute, Malvern, PA
NW Institute Psychiatric Hospital, Ft. Washington, PA
Community Psychiatric Hospitals, 24 facilities Washington Medical Center, Culver City, CA
Good Samaritan Medical Center, Phoenix, AZ
Warrack Medical Center, Santa Rosa, CA
Davis Hospital & MC, Layton, UT
Pioneer Valley Hosp., West Valley, UT
Pacifica Hospital, Huntington Beach, CA
Woodland Memorial Hospital, Woodland, CA
Parkview Regional Hospital, Mexia, TX
North Star Hospital, Anchorage, AK
Fountain Valley Hospital, Fountain Valley, CA
Central Calif. Rehab. Hosp., Modesto, Ca
Oak Crest Hospital, Shawnee, OK

QUALIFICATIONS OF SALLY U. HAFT, MAI

General Hospital, Eureka, CA
St. Luke’s Medical Center, Phoenix, AZ
Temple Hospital, Los Angeles, CA
Central Valley Gen. Hospital, Hanford, CA
Tenet Healthcare - 37 Hospitals, USA
Straub Hospital, Honolulu, HI
Sunrise Hospital & Medical Center, Bullhead City, AZ
Covina Valley Hospital, West Covina, CA
Newhall Community Hospital, Newhall, CA
French Hospital, San Luis Obispo, CA
Bay View Medical Center, San Diego, CA
Queen of Angeles, Los Angles, CA
Pacifica Hospital of Valley, Sun Valley, CA
Willow Crest Hospital, Miami, OK
Southwind Hospital, Oklahoma City, OK
Charter Hospital, Mission Viejo, CA
Lakeside Hospital, Ferris, CA
Jo Ellen Smith Medical Center, New Orleans, LA
Hawthorne Hospital, Hawthorne, CA
Halstead Hospital, Halstead, KS
Baldwin Park Hospital, Baldwin Park, CA
Washington Medical Center, Culver City, CA
Pacifica Hospital of Long Beach, Long Beach, CA

Medical Office Buildings

Vista Community Clinic, Vista, CA
Mesquite Medical Office Building, Lake Havasu, AZ
Friendly Hills Medical Building, Los Angeles, CA
Westchester Medical Plaza, Los Angeles, CA
Sharp Mission Park, Vista, CA
St. John’s Medical Plaza, Santa Monica, CA
Wilshire Metro Medical Building, Los Angeles, CA